As filed with the Securities and Exchange Commission on April 5, 2006

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 7

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PRICE FUND I, L.P.

(Exact name of registrant as specified in charter document)

Delaware	6799	36-4400372
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

141 W. JACKSON BLVD., SUITE 1340 A, CHICAGO, ILLINOIS, 60604 (312) 264-4300

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

PRICE ASSET MANAGEMENT, INC.

GENERAL PARTNER

141 W. JACKSON BLVD., SUITE 1340 A, CHICAGO, ILLINOIS, 60604 (312) 264-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffry M. Henderson, Esq.

Douglas E. Arend, Esq.

Henderson & Lyman

175 West Jackson Boulevard Suite 240

Chicago, Illinois 60604

(312) 986-6960

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE PRICE FUND I, L.P.

CROSS REFERENCE SHEET

Item No.	Registration Item	Location In Prospectus
1.	Forepart of the Registration Statement and Outside Cover Page of Prospectus	Facing Page; Front Cover
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front Cover Page; Table of Contents
3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Summary; Risk Factors; Description of Charges; Use of Proceeds; The General Partner; The Commodity Brokers
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Plan of Distribution
6.	Dilution	Not Applicable
7.	Selling Security Holders	Not Applicable
8.	Plan of Distribution	Plan of Distribution
9.	Description of Securities to be Registered	The Limited Partnership Agreement
10.	Interests of Named Experts and Counsel	Not Applicable
11.	Information with Respect to the Registrant	Litigation; The Trading Advisors
	(a) Description of Business	Summary; Risk Factors; Use of Proceeds; The Trading Advisors; The Futures, Options on Futures and Forwards Markets; The Limited Partnership Agreement
	(b) Description of Property	Not applicable
	(c) Legal Proceedings	Litigation
	(d) Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Not applicable
	(e) Financial Statements	Financial Statements
	(f) Selected Financial Data	Not applicable
	(g) Supplementary Financial Information	Not applicable
	(h) Management’s Discussion and Analysis of Financial Condition and Results of Operations	Management’s Discussion and Analysis of Financial Condition and Results of Operations
	(i) Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable
	(j) Quantitative and Qualitative Disclosures About Market Risk	Risk Factors
	(k) Directors and Executive Officers	The General Partner
	(l) Executive Compensation	Summary; Conflicts of Interest; Fiduciary Responsibility, Description of Charges; Risk Factors; The Trading Advisors; The General Partner; The Commodity Brokers
	(m) Security Ownership of Certain Beneficial Owners and Management	The General Partner; Independent Auditor’s Report
	(n) Certain Relationships and Related Transactions	Summary; Risk Factors; Conflicts of Interest; Fiduciary Responsibility; Description of Charges; The Trading Advisors; The Commodity Brokers; The General Partner
12.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Fiduciary Responsibility and Liability

EXPLANATORY STATEMENT

The Prospectus contained in this Registration Statement relates to 100,000 units of Limited Partnership Interest of The Price Fund I, L.P.

Filed Pursuant to Rule 424 b 3

Registration No. 333-74176

Prospectus

THE PRICE FUND I, L.P.

Maximum 100,000 Units of Limited Partnership Interest

Minimum 1,000 Units of Limited Partnership Interest

The Price Fund I, L.P. is a partnership organized to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options on futures contracts and forward contracts. You may purchase units as of the last day of each month, provided that your subscription has been accepted at least seven business days before the end of the month, at a purchase price equal to 100% of the net asset value per unit on the date of purchase. The minimum initial subscription per investor is $5,000 ($2,000 for IRA and qualified retirement accounts). There is no minimum additional subscription, except that subscriptions must be in multiples of $1,000.

Since there will be a delay between when an investor pays for units and when the unit’s net asset value is determined, an investor will not know the actual purchase price of the units at the time of subscription. Uhlmann Price Securities receives commissions of up to 3.5% of the gross offering proceeds (which includes a re-allowance of up to 3% to other broker-dealers). This fee will be advanced by the general partner, and investors will receive the number of units equal to their investment divided by the applicable net asset value per unit without deduction for a subscription fee. During the first year of an investment, this fee will be deducted from each investor’s capital account at a rate of 1/12th monthly (with a corresponding adjustment to the number of units held by the investor) to repay the general partner. Uhlmann Price Securities and their affiliates may purchase units for investment purposes. There is no limit on the number of units that may be purchased by Uhlmann Price Securities or Price Asset Management and its affiliates.

•  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offer and sale of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

•  The Price Fund I, L.P. is not a mutual fund registered under the Investment Company Act of 1940.

•  THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

SUMMARY OF RISK FACTORS

•	These are speculative securities. You could lose all or substantially all of your investment in the partnership. Read this prospectus carefully and consider the “risk factors” section beginning on page 12.

•	The Price Fund I, L.P. has approximately a two year operating history. Price Asset Management has not managed any other commodity pools.

•	The Price Fund I, L.P.’s trading in futures contracts, options on futures contracts and forward contracts is speculative and trading performance is expected to be volatile. Futures contracts are leveraged instruments, which accentuate the trading profit or trading loss on a trade.

•	Past performance of the trading advisors is not necessarily indicative of future results for such advisors or the partnership.

•	There is a redemption fee on units redeemed within the first 9 months after initial purchase.

•	The general partner will select trading advisors which may include advisors not identified in this prospectus. Limited partners may therefore not have the opportunity to evaluate the trading advisors and will not be made aware of changes to the trading programs of such advisors.

Selling Group Manager:

UHLMANN PRICE SECURITIES, LLC

141 West Jackson Boulevard, Suite 1340A

Chicago, Illinois 60604

(312) 264-4400

March 31, 2006

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THE POOL BEGINNING AT PAGE 6 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT ON PAGE 10.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THE COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 12.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

This prospectus does not include all of the information or exhibits in the Partnership’s registration statement. You can read and copy the entire registration statement at the public reference facility maintained by the Securities and Exchange Commission in Washington, D.C.

The Fund files quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facility at 450 Fifth Street, NW, Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.

The Partnership’s filings are posted at the SEC website at http://www.sec.gov.

PRICE ASSET MANAGEMENT, INC.

General Partner

141 West Jackson Boulevard

Suite 1340A

Chicago, Illinois 60604

(312) 264-4300

STATE SUITABILITY REQUIREMENTS

Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, “annual income” means annual gross income; and “taxable income” means annual taxable income for federal income tax purposes.)

State	Net Worth and Income Requirements
All States	minimum net worth of $150,000* or minimum net worth of $45,000* with minimum annual gross income of $45,000.

State
Alaska	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
Arizona	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
California	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
Iowa	minimum $225,000 net worth or $60,000 net worth and $60,000 taxable income
Kansas	minimum $225,000* net worth or $60,000* net worth and $60,000 annual income. It is recommended that Kansas investors not invest in the aggregate more than 10% of their net worth in the partnership and other managed futures programs.
Maine	minimum $200,000 net worth or $50,000 net worth and $50,000 annual income
Massachusetts	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
Michigan	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income during the preceding year and the expectation of $60,000 annual income during the current year
Missouri	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income. Missouri investors may not invest more than 10% of their net worth, exclusive of home, furnishings, and automobiles in the partnership.
Nebraska	minimum $225,000* net worth or $60,000* net worth and $60,000 annual income
New Hampshire	minimum of $250,000 net worth or net worth of $125,000 and annual income of $50,000 exclusive of home, furnishings and automobiles.
New Jersey	minimum $250,000* net worth or $100,000* net worth and $60,000 taxable income
New Mexico	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
North Carolina	minimum $225,000 net worth or $60,000 net worth and $60,000 taxable income
Ohio	minimum $250,000 net worth or $70,000 net worth and $70,000 annual income, and in addition may not invest more than 10% of their net worth, exclusive of home, furnishings, and automobiles in the partnership.
Oklahoma	Oklahoma investors may not invest more than 10% of their net worth, exclusive of home, furnishings, and automobiles in the partnership.
Oregon	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
Pennsylvania	minimum $175,000 net worth or $100,000 net worth and $50,000 annual income (Pennsylvania investors may not invest more than 10% of their net worth, exclusive of home, furnishings, and automobiles in the partnership.)
Tennessee	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
Texas	minimum $225,000* net worth or $60,000* net worth and $60,000 annual income

*	Excluding home, home furnishings and automobiles.

PART ONE

DISCLOSURE DOCUMENT

PART ONE

DISCLOSURE DOCUMENT

SUMMARY

Because this is a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and its exhibits before you decide to invest.

THE PARTNERSHIP

The Price Fund I, L.P., was organized as a limited partnership on October 5, 2000, in the State of Delaware. The offices of the partnership are located c/o Price Asset Management, Inc., 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, and the partnership’s telephone number is (312) 264-4300.

The partnership’s objective is to achieve long-term capital appreciation with an emphasis on absolute returns and low correlation to traditional financial market indices, through speculative trading of futures contracts, options on futures contracts and forward contracts by independent trading advisors. Investment in the partnership may provide investors an opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. Past performance information for the partnership can be found on page 51.

The partnership intends to begin using this disclosure document beginning on the date set forth on the cover page hereof.

THE GENERAL PARTNER

The general partner of the partnership is Price Asset Management, Inc., an Illinois corporation that is wholly owned by Walter Thomas Price III. The general partner administers the business and affairs of the partnership. The general partner is registered with the Commodity Futures Trading Commission (CFTC) as a commodity pool operator and a commodity trading advisor and is a member of the National Futures Association (NFA). The general partner’s main business office is located at 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, and its telephone number is (312) 264-4300.

As described in the partnership’s limited partnership agreement, the general partner is required to maintain in the partnership the greater of (i) $25,000 or (ii) 1% of the total investment in the partnership by all limited partners. While other affiliated persons, including principals of the general partner, brokers, trading advisors and their respective principals are permitted to invest in the partnership, they are not required to do so.

Organizational Chart

This chart depicts the relationship among the various service providers of this offering. Price Asset Management, Inc. serves as the general partner for The Price Fund I, L.P. and allocates the partnership’s assets among the managers selected by it.

THE TRADING ADVISORS

The general partner will choose one or more trading advisors that will be responsible for making trading decisions on behalf of the partnership and will allocate funds to these advisors. Consistent with its fiduciary duties to the limited partners, the general partner may modify its allocation among the trading advisors or select new advisors at any time. The trading advisors to whom the partnership anticipates making allocations over time are Abraham Trading Co., Ascendia Capital Management, LLC, Clarke Capital Management, Inc., Rohrs and Company LLC, Smith Point Investments, Ltd., Brandywine Asset Management, Inc., Marathon Capital Growth Partners, LLC and NuWave Investment Corporation. Although the allocations effective at any particular time are subject to change, the partnership has the following approximate investment composition as of the date of this document: 31% of its assets with Abraham Trading Company, 12% with Ascendia Capital Management LLC, 25% with Clarke Capital Management, Inc., 3% with Rohrs & Company LLC, 16% with Smith Point Investments, Ltd and 13% invested in U.S. Treasury Bills or held in cash. There is no minimum period of time during which these advisors will necessarily trade for the partnership.

The general partner will select commodity programs for the partnership considering both qualitative factors and quantitative measures. These factors and measures are used to evaluate a commodity trading advisor’s ability to generate returns after considering such variables as risk management approach, market diversification and leverage. The amount of money which must be deposited with the clearing broker in order to enter into a futures or forward contract position is called “margin” and is typically between 2% and 10% of the total value of the position. The ratio of this margin to the equity in an account or assets allocated to a trading advisor is a substantial factor in determining the size and type of positions such advisor can enter. To the extent the ratio of the total face value of the positions held by a trading advisor to the assets allocated to such advisor is greater than 100%, it allows traders to leverage their trading level by entering positions whose value may be several times that of the assets allocated to them. Although the amount of this leverage will vary between traders and also over time, the trading advisors for the partnership have historically traded a margin to equity ratio ranging from 1% to 60%, with the average being 10% to 35%. These values are approximate and may be exceeded at times due to factors such as increased market volatility and changes in exchange margin requirements.

The initial trading advisors selected by the general partner, and any trading advisors that the general partner may select in the future, are expected to rely principally on technical analysis. However, the general partner may select advisors in the future that do not use technical analysis or use it only minimally. Technical analysis is not based on the anticipated supply and demand of the “cash” or “physical” (that is, actual) commodity. Technical analysis is based on the theory that a study of the markets themselves (in particular, of trends of prices established by the markets for various instruments during selected historical periods) provides a means of anticipating prices and/or the direction of price movements. Technical analysis of the markets often includes a study of the actual daily, weekly and monthly price fluctuations, as well as volume variations and changes in open interest. Charts and/or computers are used for the analysis of these items and other technical market data.

A.  Abraham Trading Co.

Abraham Trading Co. trades the partnership’s assets allocated to it using its Diversified Program which is guided by trading systems owned and designed by Salem Abraham and are licensed to Abraham Trading. These trading systems are trend following in nature and are based on classical technical analysis. The program trades a selection of 51 diversified commodity interests on major commodity and futures exchanges worldwide.

Abraham’s trading strategy is to identify a trend and initiate a position until a neutral or opposite trend signal is generated. The position is then closed out or reversed. This strategy does not always result in a position being held in every commodity traded since individual commodities may have extended non-trending periods.

B.  Ascendia Capital Management, LLC

Ascendia Capital Management LLC trades the partnership’s assets allocated to it using its Global

Diversified Program. Ascendia’s Global Diversified Program is classified as a systematic, trend-following and diversified trading program. Ascendia utilizes its proprietary trading models to generate trading signals. Rigid risk management principals are an integral part of Ascendia’s trading models, and its trading models are quantitatively analyzed on multiple markets in hypothetical trading before they are adopted and are continuously observed thereafter until deleted from the program. Ascendia’s trading models are designed to follow intermediate and long-term market trends, and to trade multiple markets using similar rules and parameters, rather than individual markets. This technical or quantitative trading model forecasts future market activity based solely on quantitative data that is intrinsic to the market itself, such as price, volume and open interest. Ascendia’s Global Diversified Program may hold positions in 10 to 25 contracts at any one time, and may trade on both U.S. and non-U.S. exchanges. Through its Global Diversified Program, Ascendia currently trades approximately 30 highly liquid domestic and international contracts in seven major market sectors, including currencies, interest rates, equity indexes, energy products, precious and base metals, grains, fibers and other agricultural products.

C.  Clarke Capital Management, Inc.

Clarke Capital Management, Inc. trades the partnership’s assets allocated to it using Clarke’s Global Basic Program. Clarke’s Global Basic Program employs techniques that utilize a number of trading models acting independently. Each model generates its own entry and exit signals and trades both sides of the market (long and short). With minor differences only for long or short positions, a particular model trades all markets with the same rules and parameters, regardless of the program. The Global Basic Program uses 5 intermediate term models and currently trades approximately 30 domestic and international commodity interests, largely long or short interest rate contracts reflecting interest rates in Europe, North America and Australia.

D.  Rohrs & Company LLC

Rohrs & Company LLC trades the partnership’s assets allocated to it using its Seasonal Commodities Program. Rohr’s Seasonal Commodities Program is based on fundamental versus technical analysis, and seeks to take advantage of identifiable seasonal trends in the prices of certain commodities, including agricultural products, energy, metals and interest rates, in order to anticipate price changes. Rohrs currently trades in agricultural products, energy, metals, but may trade additional products in the future. Rohrs may also use the forward markets, the interbank markets or exchange futures for physicals (“EFP’s”) in connection with its Seasonal Commodities Trading Program. Options on futures may also be bought and sold, either in the initiation of a trade, or to augment or balance a position once a futures trade has been initiated.

E.  Smith Point Investments, Ltd.

Smith Point Investments, Ltd. trades the partnership’s assets allocated to it using its Aggressive Program. The trading method developed by Smith Point is designed to identify and capitalize on trends in intermediate maturity US Government interest rates and to minimize risk during trendless periods.

Smith Point’s model is predicated on a study of historic Treasury Note futures contract price behavior. All transactions are based solely on buy and sell signals generated from Smith Point’s objective, proprietary mathematical formulas. Transactions are not based on analysis of fundamental supply and demand factors, economic statistics or world events.

The Aggressive Program, which is leveraged two times as much as Smith Point’s Regular Program, employs leverage of up to 13.5 times the value of the underlying assets.

F.  Brandywine Asset Management, Inc.

Brandywine Asset Management, Inc. will trade the partnership’s assets allocated to it using its Diversified Futures Program. Brandywine’s proprietary portfolio allocation model is designed to dynamically readjust the allocations made to each position based on changes in each market’s volatility and correlation to the other markets in the portfolio. In addition to market diversification across seven market sectors, Brandywine incorporates more than two-dozen independent trading strategies into its trading model. Brandywine has aggregated these trading strategies into six “Strategy Types”: arbitrage and inter-market, fundamental, counter-trend, sentiment, short-term trend and momentum/trend-following. Brandywine’s Diversified Futures program trades in more than 80 individual markets, plus holds dozens of additional positions in multiple contract months as required by many of the strategies. The markets in which Brandywine trades include cash foreign currency (FX), energy, interest rates, metals, grains and oilseeds, stock indices and food and fiber.

G.  Marathon Capital Growth Partners, LLC

Marathon Capital Growth Partners L.L.C. will trade the partnership’s assets allocated to it using its System Diversified Portfolio, a systematic trend following trading approach. The portfolio combines a signal generator and risk filter in seeking to capitalize on but not maximize market trends. The signal generator uses a number of independent trading systems. The primary objective of each system is to profit from major and sustained futures price trends. Each system-generated position maintains a stop-loss point. Portfolio volatility is monitored daily and is normally less than 1% of equity because of diversification. Accounts are frequently rebalanced.

Marathon’s Futures Interests trading approach is not designed to produce short-term gains. Marathon believes that long-term capital growth requires a strategy that is designed to go the distance. Therefore, Marathon prepares with ongoing intensive research, maintains a high degree of discipline, keeps the challenge of managing assets in perspective and focuses on long-term capital growth.

H.  NuWave Investment Corp.

NuWave Investment Corp. will trade the partnership’s assets allocated to it using the NuWave Combined Portfolio 2X. This portfolio combines three programs, Alpha, Pattern Recognition and Beta. The Alpha Program is a technical and systematic trading program designed to provide broadly diversified, low correlation returns from a trading style considerably different than that which is typical of the managed futures industry. The Pattern Recognition Program is a unique, systematic program that trades the world’s 35 most liquid futures markets while generating results that are designed to have little correlation with other investment styles. The Beta Program is a technical and systematic trading program designed to provide broadly diversified, low correlation returns from a short-term trading style considerably different than that which is typical of the managed futures industry. Portfolio composition includes a broad and diverse group of domestic and international futures and currency markets, nearly 65% of market exposure is derived from international stock, bond and currency markets. The remaining 35% includes various commodity markets.

THE COMMODITY BROKERS

The partnership’s commodity broker(s) are responsible for assuring that the partnership’s trades are properly processed and recorded or “cleared” by the clearinghouses affiliated with the exchanges on which the trades take place, and for holding the partnership’s funds deposited with the commodity brokers as margin for the trades. Man Financial Inc. serves as the clearing commodity broker for the partnership. Man Financial may also act as the dealer on each foreign currency forward contract for the partnership.

The Price Futures Group, Inc., an affiliate of the general partner, is the introducing broker for the partnership. As the introducing broker, The Price Futures Group introduces the partnership’s futures transactions to the clearing broker, in return for a portion of the clearing broker’s commission.

FEES TO BE PAID BY THE PARTNERSHIP

The partnership will pay the following fees:

RECIPIENT	SALES COMMISSIONS	MANAGEMENT FEE	INCENTIVE FEE	BROKERAGE COMMISSION
Selling Group Manager	3.5% in first year (plus 2% trailing commission annually)(1)	N/A	N/A	N/A
General Partner	N/A	1%	N/A	N/A
Abraham	N/A	up to 2%(2)	30%(3)	N/A
Ascendia	N/A	up to 2%(2)	20%(3)	N/A
Clarke	N/A	up to 2%(2)	20%(3)	N/A
Rohrs	N/A	up to 2%(2)	20%(3)	N/A
Smith Point	N/A	up to 2%(2)	20%(3)	N/A
Brandywine	N/A	up to 2%(2)	20%(3)	N/A
Marathon	N/A	up to 2%(2)	20%(3)	N/A
NuWave	N/A	up to 2%(2)	20%(3)	N/A
Man Financial	N/A	N/A	N/A	$12 per round turn(4)
(1)	None of the trailing commissions are paid or accrued in the first year of an investment in the partnership.
(2)	The average blended rate based on allocation to all enumerated advisors is estimated at 1.3%, paid monthly at 1/12th of this rate.
(3)	Calculated and paid quarterly based on net new profits, if any.
(4)	Brokerage fees of $12.00 per round-turn transaction (including floor brokerage, NFA and exchange fees) are estimated based on the average expected volume of trading activity for the trading advisors used. At this rate, annual commissions are estimated at 1.44% of the partnership’s net assets. The partnership may also incur give-up fees (servicing charges paid by the clearing broker to other brokers for executing trades on behalf of the partnership) included in the above expenses estimated at $2.50 per round-turn transaction.

The partnership has designated Uhlmann Price Securities, LLC, an affiliate of the general partner, as selling group manager for the units. Uhlmann Price Securities will receive commissions of up to 3.5% (which includes a reallowance of up to 3%), and Uhlmann Price Securities may pay some or all of the reallowance to any selling agent it appoints. A selling agent will receive the same commission percentage for any additional unit purchased by an investor to whom the selling agent originally sold a unit.

All initial selling commissions will be advanced by the general partner and repaid in equal monthly installments through charges to the capital account of 1/12th of such commissions during the first year of an investment with a corresponding reduction in the number of units held. If an investor redeems any portion of the investment within the first year, only the unpaid portion of the sales commission and offering expenses that were not previously charged to the partnership will be charged to the capital account upon redemption. The partnership’s general partner holds back a nominal amount at the time of certain redemptions, i.e., most redemptions which are not made at the close of a fiscal year, in order to ensure that regular expenses attributable to the withdrawn units will be funded. The amount held back by the partnership’s general partner is equal to the greater of 2% of the net asset value per unit as of the close of business on the withdrawal date, or $100. The held-back amount is intended to cover accrued, but unpaid management fees and other expenses payable by the partnership and chargeable against net assets as of that date. Within 45 days of redemption, the account of the limited partner who effected the withdrawal will be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the amount held back. After such charge, any positive balance remaining from the held-back amount will be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal.

Uhlmann Price Securities and each selling agent will identify to the partnership the individual salesperson responsible for selling each unit. The partnership will pay a trailing commission for each unit sold equal to 2.0% of the net asset value of a unit which includes a reallowance of up to 1.5% to participating selling agents. The trailing commission will be paid monthly based on the net asset value of a unit as of the last day of each month, beginning thirteen months after that unit has been outstanding. No trailing commission will accrue or be paid for any unit that has been outstanding for less than one full year. If a unit has been outstanding for a year and is redeemed during a subsequent year, the trailing commission for the subsequent year will be pro-rated and calculated on the net asset value on the date of redemption. To be eligible to receive the trailing commission, the salesperson at the time of payment must be an associated person of a futures commission merchant or introducing broker registered with the CFTC and NFA and a registered representative of a broker-dealer that is registered with the SEC and is a member of the NASD. In addition, if the salesperson has left the firm that he or she was with at the time of the original sale, the sales person must have entered into an agreement to provide continuing investor services to those persons who purchased units from him or her in order to continue receiving a portion of the trailing commission.

The partnership pays a monthly management fee to each trading advisor based on the net asset value of partnership assets allocated to that advisor as of the last day of each month, regardless of the advisor’s performance. The partnership also pays the general partner a monthly management fee based on the partnership’s total assets. These monthly management fees are calculated at the annual rates shown above.

Interest income accrues to the partnership.

The partnership pays each trading advisor an incentive fee at the end of each quarter based on new trading profits (excluding interest income and after deducting management fees) earned on partnership net assets allocated to such trading advisor. You should understand that a trading advisor may receive an incentive fee as a result of profitable trading in a quarter, even though the partnership as a whole is not profitable.

The brokerage fee payable to the partnership’s clearing broker, Man Financial Inc., on managed accounts varies based on the instrument or exchange traded and the volume of trading activity. The partnership pays Man Financial Inc. a brokerage fee that it estimates to average $12.00 per round-turn transaction (including floor brokerage, NFA and exchange fees). The partnership may also incur give- up fees (servicing charges paid by the clearing broker to other brokers for executing trades on behalf of the partnership) estimated at $2.50 per round-turn transaction); however, the partnership is unable to estimate the extent to which its traders may employ give-up transactions. It is anticipated that between 10% and 37% of the brokerage fee will be paid to The Price Futures Group, Inc., an affiliate of the general partner, as introducing broker. Based on the allocation to current advisors, brokerage fees and associated expenses including floor brokerage and NFA and exchange fees, but excluding give-up fees, are estimated to total approximately 1.44% of net assets of the partnership per year.

A total of 0.75% of the purchase price of each unit will be applied toward the payment of expenses relating to the offering of the units other than sales commissions at the rate of 1/12 of 0.75% each month during the first year of investment, with a corresponding reduction in the number of units held by the investor. Initially, The Price Futures Group is paying these expenses, and the partnership will reimburse The Price Futures Group as units are sold. The Price Futures Group has also paid, without reimbursement, the partnership’s organization expenses.

The partnership pays all of its direct legal, accounting, filing, reporting and data processing expenses, incentive fees, management fees, brokerage fees and extraordinary expenses, subject to the NASAA guidelines on overall limitations of fees as described in the partnership’s limited partnership agreement. The general partner will bear any fees in excess of these limitations.

THE OFFERING OF UNITS

Purchase Price and Minimum Subscription

The partnership offers units through Uhlmann Price Securities LLC, a registered broker-dealer, and other selling agents Uhlmann Price may appoint, on a continuous basis. You may only purchase units as of the close of business on the last day of each month, provided that your subscription has been received and accepted at least seven business days before the end of that month, at a purchase price equal to 100% of the net asset value per unit on the date of purchase. The minimum initial subscription per investor is $5,000 ($2,000 for an IRA or qualified retirement plans). Additional units may be purchased in multiples of $1,000. The general partner may, in its sole discretion, reject any subscription in whole or in part.

The general partner intends to also conduct direct marketing efforts, including making information available on an internet website located at http://www.pricegroup.com.

Subscription Terms

The administrator, DPM, will deposit new partnership subscription payments in a special non-interest bearing subscription account until each monthly closing date. The partnership will not deposit funds in this account from any new investor until the partnership has accepted the investor’s subscription documents.

WHO MAY SUBSCRIBE

Investment Considerations

You should purchase units in the partnership only if you understand the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership. You should invest in the units only with the risk capital portion of your investment portfolio. Residents of Kansas, Missouri, Ohio and Pennsylvania may not invest more than 10% of their net worth, exclusive of home, furnishings and automobiles, in the partnership.

Financial Suitability

Unless otherwise specified in the subscription documents under “State Suitability Requirements,” you must have either: (1) both a net worth of at least $45,000, exclusive of home, furnishings and automobiles, and an annual income of at least $45,000, or (2) a net worth of at least $150,000, exclusive of home, furnishings and automobiles. You should be aware, however, that certain states impose more restrictive suitability and/or higher minimum investment requirements as shown in Exhibit B.

Before you invest you will be required to represent and warrant that you meet the applicable state minimum financial suitability standard set forth in the subscription documents, which may also require a greater minimum investment. The general partner, Uhlmann Price Securities and any selling agents appointed by Uhlmann Price Securities will make every reasonable effort to determine that the purchase of the units is a suitable and appropriate investment for you based on information you provide regarding your financial situation and investment objectives.

SUMMARY OF RISK FACTORS YOU SHOULD CONSIDER

•	The partnership has only a limited operating history.

•	The partnership’s trading in futures contracts, options on futures contracts and forward contracts is speculative and trading performance is expected to be volatile.

•	Futures contracts are leveraged instruments, which accentuate the trading profit or trading loss on a trade.

•	Past performance of the trading advisors is not necessarily indicative of future results for such advisors or the partnership.

•	If you redeem your units within the first six months after your initial purchase, you must pay a redemption charge equal to 3% of the net asset value of the units being redeemed; you will be charged a redemption fee equal to 2% on redemptions after the first six, but within the first nine months, after your initial purchase.

•	The units will not be listed on an exchange and no other secondary market will exist for the units.

•

In the future, the general partner will select trading advisors which may include advisors not identified in this prospectus. Limited partners may therefore not have the opportunity to evaluate the trading advisors and will not be made aware of changes to the trading programs of such advisors.

•	The fixed expenses of the partnership, including selling commissions and other offering expenses, will be substantial. To break even in the first year, the partnership will need to earn an estimated return on assets of 4.14%. Assuming the partnership breaks even in the first year, the partnership will need to earn an estimated 1.46% return on assets each subsequent year to break even based on expense estimates for the first year of operation.

•	You will be taxed on your share of partnership income, even though the partnership may not make any distributions.

See “Risk Factors” below for a more complete description of the risks associated with an investment in the partnership.

MAJOR CONFLICTS OF INTEREST

•	If the partnership’s trading for a given period is not successful, the general partner could receive income as a result of one or more trading advisor’s profitable performance at a time when the partnership is not profitable.

•	The general partner and introducing broker are affiliates of each other, and the introducing broker receives a substantial portion of the per transaction brokerage fee charged by the clearing broker to the partnership. The general partner, therefore, has an incentive to select trading advisors that will generate a larger number of trades to benefit the introducing broker.

•	The general partner also has a potential conflict of interest in advising subscribers whether they should redeem their units or purchase additional units.

•	The trading advisors, commodity brokers and general partner may trade futures contracts, options on futures contracts and forward contracts and, thus, they may compete with the partnership for positions. Also, the other commodity pools and accounts managed by the trading advisors compete with the partnership for positions. These conflicts can result in less favorable prices on the partnership’s transactions.

BREAKEVEN ANALYSIS

The following table shows:

•	The fees and expenses that you would incur on an initial investment of $5,000 in the partnership and the amount that your investment must earn to break-even after one year.

•	The amount of trading profits the partnership must earn in each subsequent year (assuming break-even in year one) to pay fees and expenses on your $5,000 investment.

The table assumes that approximately 31% of its assets with Abraham Trading Company, 12% with Ascendia Capital Management LLC, 25% with Clarke Capital Management, Inc., 3% with Rohrs & Company LLC, 16% with Smith Point Investments, Ltd. and 13% is invested in U.S. Treasury Bills or held in cash for the applicable period, although the general partner at its discretion, may change these allocations or allocate assets to any of the other trading advisors at any time.

Breakeven Analysis Based on an Initial $5,000 Investment and Assuming $100 million in Total Assets
	First 12-Months		Subsequent 12-Months
	$ Amount	Percent	$ Amount	Percent

Brokerage Fees (1)	$266	5.32%	$191	3.82%
Offering Expenses (2)	$37.50	.75%	—	—
Operating Expenses (3)	$116	2.32%	$94.50	1.89%
Less: Interest Income (4)	$(212.50)	-4.25%	$(212.50)	-4.25%

Break-Even: First 12 Months	$207	4.14%	—	—
Break-Even: Subsequent 12 Months (5)	—	—	$73	1.46%
(1)	Brokerage fees based on the above advisor allocations include selling commissions (up to 3.5%), futures brokerage (estimated at 1.44%) and administrative fees (estimated at 0.38%) in year one; and trailing commissions (up to 2%), futures brokerage and administrative fees in subsequent years.
(2)	Charged in the first year a unit is issued and outstanding at the rate of 1/12th of such amount per month.
(3)	Operating expenses include, but are not limited to, trading advisor management fees (0.89%), general partner management fee (1%), and the trading advisor incentive fee calculated at 23.5% of the trading profits required for breakeven. The amount of such trading profits equals total expenses less interest income.
(4)	Interest income estimated at 4.25% per year.
(5)	Based on expense estimates for the first year adjusted by removing the first year selling commission and offering expense reimbursement and adding a 2% trailing commission calculated and paid monthly. Brokerage, management, and incentive fees in subsequent years are calculated and paid on the same basis as during the first year.

REDEMPTIONS AND REDEMPTION CHARGES

If you redeem your units in whole or in part on or before the end of nine full months following the effective date of purchase of the units being redeemed, you will be subject to the following redemption fees: (i) units redeemed on or before the end of the first six months after their effective date will be charged a redemption fee of 3% of the net asset value at which they are redeemed; and (ii) units redeemed after six months, but on or before the end of nine months after their effective date will be charged a redemption fee of 2% of the net asset value at which they are redeemed. There is no redemption charge for units redeemed after nine full months from the effective date of purchase. Redemption fees will be paid to the general partner.

In addition to redemption charges, your capital account will be charged the unpaid portion, if any, of the selling commissions and offering expenses advanced by the general partner which have not been charged to the partnership as of the date of redemption. The partnership’s general partner holds back a nominal amount at the time of certain redemptions, i.e., most redemptions which are not made at the close of a fiscal year, in order to ensure that regular expenses attributable to the withdrawn units will be funded. The amount held back by the partnership’s general partner is equal to the greater of 2% of the net asset value per unit as of the close of business on the withdrawal date, or $100. The held back amount is intended to cover accrued, but unpaid management fees and other expenses payable by the partnership and chargeable against net assets as of that date. Within 45 days of redemption the account of the limited partner who effected the withdrawal will be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the amount held back. After such charge, any positive balance remaining from the held-back amount will be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal.

DISTRIBUTIONS

The general partner currently does not intend to make any distribution of partnership profits.

TAX CONSIDERATIONS

Even though the general partner currently does not intend to make distributions, your allocable share of the trading profits and other income of the partnership will be taxable to you.

The trading activities of the partnership, in general, will generate capital gains and losses and ordinary income. Forty percent of any trading profits on United States exchange-traded contracts are taxed as short-term capital gains at your ordinary income tax rate, while sixty percent of these gains are taxed at your long-term capital gains tax rate. The general partner expects that the partnership’s trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your units.

Your ability to deduct partnership losses allocated to you may be limited under applicable provisions of the Internal Revenue Code.

RISK FACTORS

This section describes various risks that you will face with an investment in the partnership.

TRADING AND PERFORMANCE RISKS

The partnership has approximately a two year operating history. This relatively short history prevents investors from, among other things, assessing the General Partner’s ability to select appropriate trading advisors and make profitable allocations.

The partnership’s trading will be speculative and volatile. The rapid fluctuations in the market prices of futures contracts, options on futures contracts and forward contracts make an investment in the partnership volatile. Market volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. If a trading advisor incorrectly predicts the direction of prices, large losses may occur. It is anticipated that the partnership will experience volatility in its performance on both a monthly and an annual basis. The partnership may suffer sudden and substantial losses from time to time and the daily value of the units will be variable and uncertain. The net asset value may change materially between the date on which you subscribe for units and the date the units are issued or the date you request redemption and the month-end redemption date.

Futures contracts are leveraged instruments. The trading advisors for the partnership may use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit. Because the partnership cannot control the amount of leverage employed by an advisor, such leverage could in theory extend to 100% of the assets allocated to a particular advisor.

Options on futures trading can be more volatile than futures trading. The trading advisors may trade options on futures contracts. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can often be of greater significance in trading options on futures than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

Market illiquidity may cause less favorable trade prices. Although a trading advisor for the partnership generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a purchase or sale occur may differ from the prices expected. This situation may occur if there is a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. In addition, most United States futures exchanges have established “daily price fluctuation limits” which with certain exceptions preclude the execution of trades at prices outside of the limit. In addition, from time to time, the CFTC or the exchanges may suspend trading in the event of apparent market disruption. In these cases, it is possible that the partnership could be required to maintain a losing position that it otherwise would execute and incur significant losses or be unable to establish a position and miss a profit opportunity.

Trading on foreign exchanges may present greater risks to the partnership than trading on United States exchanges. The partnership’s trading advisors will trade on exchanges located outside the United States. Trading on United States exchanges is subject to CFTC regulation and oversight, including for example:

•	minimum capital requirements for commodity brokers;

•	regulation of trading practices on the exchanges;

•	prohibitions against trading ahead of customer orders;

•	prohibitions against filling orders off exchanges;

•	prescribed risk disclosure statements;

•	testing and licensing of industry sales personnel and other industry professionals; and

•	record-keeping requirements.

Trading on foreign exchanges is not regulated by the CFTC or any other United States governmental agency. Trading on foreign exchanges may be subject to regulations that are different from those to which United States exchange trading is subject, provide less protection to investors than trading on United States exchanges and may be less vigorously enforced than regulations in the United States.

Positions on foreign exchanges are potentially subject to the risk of exchange controls, expropriation, excessive taxation and government disruptions. The partnership could also incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.

The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges. Unlike futures contracts, forward contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other United States governmental agency. Because forward contracts are not traded on an exchange, no exchange or clearinghouse guarantees their performance, and the partnership is at risk as to the ability of the counterparty to the trade to perform on the forward contract. Because trading in the forward markets is not regulated, there may be less regulatory supervision of trade pricing and other trading activities in such markets. Pricing of forward contracts is also done through negotiation with the counterparty and is not standardized on a regulated exchange. It is possible that the clearing broker for the partnership may function as counterparty in such transactions.

The partnership is subject to speculative position limits. The CFTC and certain United States futures exchanges have established speculative position limits on the maximum number of futures and options on futures positions that may be held or controlled by any one person or group in particular commodities. Therefore, a trading advisor may have to reduce the size of its futures position (including those of the partnership) to avoid exceeding position limits, which could adversely affect the profitability of the partnership.

The partnership could lose assets and have its trading disrupted if a commodity broker or others become bankrupt. The partnership’s assets could be lost or impounded and trading suspended if a commodity broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings. In that event, the partnership may be limited to recovering only its pro rata share of all available customer funds segregated by the clearing broker or counterparty.

Furthermore, dealers in forward contracts and related options on futures are not regulated by the Commodity Exchange Act and are not obligated to segregate customer funds. As a result, the partnership does not have this protection in forward contracts.

PARTNERSHIP AND OFFERING RISKS

The partnership incurs substantial charges. The partnership must pay substantial charges and must earn significant trading profits just to pay those expenses. During the period in which units are being sold, these charges include selling commissions and other offering expenses. To break even in the first year, the partnership would need to earn an estimated return on assets of 4.14%. Assuming the partnership breaks even in the first year, the partnership would need to earn an estimated 1.46% return on assets each subsequent year to break even.

The partnership may pay incentive fees even though the partnership sustains trading losses. The partnership will pay an incentive fee at the end of each quarter based on new trading profits (excluding interest income) earned on partnership net assets allocated to each trading advisor to which assets are allocated. You should understand that a trading advisor may receive an incentive fee even though the partnership as a whole is not profitable.

New trading profits include unrealized appreciation on open positions. Accordingly, it is possible that the partnership will pay an incentive fee on trading profits that are not subsequently realized. Also, each trading advisor will retain all incentive fees paid to it, even if the assets of the partnership managed by the trading advisor incur a subsequent loss after payment of an incentive fee. Because incentive fees are paid quarterly, it is possible that an incentive fee may be paid on assets allocated to a trading advisor during a year in which the assets allocated to the trading advisor subsequently suffers a loss for the year. Because each trading advisor for the partnership will receive an incentive fee based on the new trading profits earned by it for the partnership, the trading advisor may have an incentive to make investments that are riskier than would be the case in the absence of this incentive fee.

An investment in the units offers limited investment liquidity. There is no secondary market for units, and if you redeem your units before you have been an investor in the partnership for six months, you must pay a redemption charge equal to 3% of the net asset value of the units being redeemed. If you redeem after six months but before the end of nine months, you will be charged a redemption fee of 2%. Your right to receive payment on a redemption is not absolute and is dependent upon the partnership having sufficient assets to pay its liabilities on the redemption date. It is also dependent on the general partner receiving your request for redemption at least ten business days before the redemption date; otherwise the redemption will be delayed by 30 days. Redemptions will be paid at the net asset value of each unit redeemed, which amount may be less than the initial price paid by investors. The partnership’s general partner holds back a nominal amount at the time of certain redemptions, i.e., most redemptions which are not made at the close of a fiscal year, in order to ensure that regular expenses attributable to the withdrawn units will be funded. The amount held back by the partnership’s general partner is equal to the greater of 2% of the net asset value per unit as of the close of business on the withdrawal date, or $100. The held-back amount is intended to cover accrued, but unpaid management fees and other expenses payable by the partnership and chargeable against net assets as of that date. Within 45 days of redemption the account of the limited partner who effected the withdrawal will be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the amount held back. After such charge, any positive balance remaining from the held-back amount will be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal.

An investment in units may not diversify an overall portfolio. The general partner cannot assure you that the partnership will perform with a significant degree of non-correlation to your other investments in the future.

TRADING ADVISOR RISKS

The partnership relies on the trading advisors. The trading advisors engaged by the partnership are responsible for making all trading decisions for the partnership. Cash is the only partnership investment directed by the general partner. The general partner cannot assure you that the trading programs employed by any trading advisor will achieve any given level of performance or will not incur losses. In the event any trading advisor, to whom an allocation has been made, resigns or is replaced, assets allocated to a substitute manager will be subject to fees without adjustment for losses suffered by the previous manager, if any.

Market factors may adversely influence the trading programs. Often, the most unprofitable market conditions for the partnership are those in which prices “whipsaw,” i.e., suddenly and frequently reverse directions. In these conditions, a trading advisor may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends when in fact no trends sufficient to generate profits develop.

To the extent that the general partner selects advisors that employ trend-following techniques, the partnership may not trade profitably unless there are major price trends in at least some of the markets it trades. Moreover, the price trends must be a type the systems are designed to identify. In the past there have been sustained periods without such price trends, and the general partner expects such periods to recur.

Increasing the assets managed by a trading advisor may adversely affect performance. The rates of return achieved by a trading advisor may diminish as the assets under its management increase. This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the advisor’s trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and certain U.S. futures exchanges on the number of speculative futures and option contracts in a commodity that one trader may own or control. You should know that none of the partnership’s trading advisors has agreed to limit the amount of additional assets that it will manage.

Limited partners will not be aware of changes to trading programs. Because of the proprietary nature of each trading advisor’s trading programs, limited partners generally will not be advised if adjustments are made to a trading advisor’s trading program to accommodate additional assets under management or for any other reason.

Limited term of management agreements may limit access to the trading advisors. When a management agreement with a trading advisor expires, the general partner may not be able to enter into arrangements with that trading advisor or another trading advisor on terms substantially similar to the management agreement described in this prospectus. Currently, each trading advisor agreement has a one-year term, which renews annually unless earlier terminated by the general partner or the trading advisor.

The trading programs are primarily technical and do not analyze economic factors external to market price. The trading advisors’ systematic strategies are developed on the basis of a technical analysis of market prices. Consequently, any factor external to the market itself that dominates prices may cause major losses. For example, a pending political or economic event may very likely cause a major price movement, but the Trading Advisors would continue to maintain positions indicated by its trading methods that would incur major losses if the event proved to be adverse.

The trading advisors’ systematic strategies retain certain discretionary aspects. Decisions, for example, to adjust the size of the positions indicated by the systematic strategies, which contracts to trade and method of order entry require judgmental input from the trading advisors’ principals. Discretionary decision-making may result in the trading advisors making unprofitable trades when a more wholly systematic approach would not have done so.

Trading of Commodity Options Involves Certain Risks. Options on certain futures contracts and options on certain physical commodities have been approved by the CFTC for trading on United States exchanges. Each such option is a right, purchased for a certain price to either buy or sell the underlying futures contract or physical commodity during a certain period of time for a fixed price. The trading advisors may engage in the trading of options for the partnership.

Although successful options trading requires many of the same skills as does successful futures trading, the risks involved are somewhat different. For example, if a trading advisor, on behalf of the partnership, buys an option (either to sell or buy a futures contract or commodity), the partnership will be required to pay a “premium” representing the market value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the partnership may lose the entire amount of the premium. Conversely, if a trading advisor, on behalf of the partnership, sells an option (either to sell or buy a futures contract or commodity), the partnership will be credited with the premium but will have to deposit margin with the clearing broker due to the partnership’s contingent liability to deliver or accept the futures contract or commodity underlying the option in the event the option is exercised. Traders who sell options are subject to the entire loss which occurs in the underlying futures contract or commodity (less any premium received). The ability to trade in or exercise options may be restricted in the event that trading in the underlying futures contract or commodity becomes restricted.

Lack of market liquidity could adversely affect the partnership’s ability to realize profits or limit losses. In illiquid markets, the partnership could be unable to close out positions to limit losses or to take positions in order to follow trends. There are many different factors that can contribute to market illiquidity.

Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen in the markets traded by the partnership. In addition, the large size of the positions the partnership may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

Speculative position limits may alter trading decisions for the partnership. The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. All accounts controlled by a trading advisor, including the account of the partnership, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of trading decisions for the partnership or force liquidation of certain futures positions.

Trading on foreign exchanges may present different and greater risk than trading on U.S. exchanges. The partnership will trade on commodity exchanges outside the United States. Trading on foreign exchanges is not regulated by any United States governmental agency and may involve certain risks that do not arise when trading on United States exchanges. For example, the partnership could suffer losses on its non-U.S. positions because of changes in the exchange rates between the United States Dollar and the currencies in which those positions are settled. Trading on foreign exchanges also presents the additional risks of exchange controls, government confiscation of assets, taxation, government disruptions and limited rights in the event of the bankruptcy or insolvency of a foreign broker or exchange.

The general partner anticipates the partnership’s performance to be non-correlated to stocks and bonds, not negatively correlated. The performance of the trading advisors has been generally non-correlated to the performance of the stock and bond markets, as represented by the S&P 500 Stock Index and the Lehman Aggregate Bond Index. Non-correlation means that there is no statistically valid relationship between two asset classes and should not be confused with negative correlation, where the performance of two asset classes would be opposite. Because of this non-correlation, you should not expect the partnership to be automatically profitable during unfavorable periods for the stock and/or bond markets, or vice versa.

If the partnership does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the units and the partnership may have no gains to offset your losses from other investments.

A trading advisor’s increased equity under management could lead to lower returns for investors. The trading advisors have not agreed to limit the amount of money they may manage and are actively seeking additional accounts. The more money a trading advisor manages, the more difficult it may become for the partnership to trade profitably because of the difficulty of trading larger positions without negatively affecting prices and performance.

Increased competition among trend-following traders could reduce the partnership’s profitability. A substantial number of commodity trading advisors use technical trading systems, particularly trend-following systems, like the trading advisors’ systems. As the amount of money under the management of such systems increases, competition for execution prices may result in an increase in the difference between the price at which a market is quoted and the price at which an order is actually executed, or slippage. This might adversely affect a trading advisor’s performance.

Partnership trading is not transparent. While a managed account receives daily trade confirmations from the clearing brokers and foreign exchange dealers, the partnership’s trading results are reported to unit-holders monthly. Accordingly, an investment in the partnership does not offer unit-holders the same transparency, i.e., the ability to review all investment positions daily, that a managed trading account offers.

Limitations on the deductibility of “investment advisory fees.” The general partner does not intend to treat the ordinary expenses of the Partnership as “investment advisory fees” for federal income tax purposes. The general partner believes that this is the position adopted by virtually all United States futures fund sponsors. However, were the ordinary expenses of the partnership characterized as “investment advisory fees,” they would be subject to substantial restrictions on deductibility, and you would pay increased taxes in respect of your investment in the partnership and could actually recognize taxable income despite having incurred a financial loss.

Independent allocations to each advisor. The trading decisions made by each trading advisor will be made independently of those made by the other trading advisors and could result in two or more of the trading advisors competing against each other for similar positions or by taking opposite simultaneous positions.

TAXATION RISKS

The IRS could audit both the partnership and individual unit-holders. The IRS could audit the partnership’s tax returns and require the partnership to adjust such returns. If an audit results in an adjustment, you could be audited and required to pay additional taxes, plus interest and possibly penalties.

Even though the partnership does not intend to make distributions, you will be liable for taxes on your share of the partnership’s trading profits and other income. For United States federal income tax purposes, if the partnership has taxable income for a year, that income will be taxable to you in accordance with your allocable share of income from the partnership, whether or not any amounts have been distributed to you. The general partner presently does not intend to make distributions from the partnership. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from the partnership even though you will not receive current cash distributions with which to pay the taxes.

The partnership could be reclassified as a corporation for federal income tax purposes. If at least 90% of the partnership’s gross income is not “qualifying income” such as interest, dividends, gains from disposition of stock and securities, or gains from commodities transactions, the partnership may be treated as a corporation for federal income tax purposes. If the partnership were treated as a corporation, the partnership, instead of the partners, would be subject to tax on its income at the applicable corporate rates and any partnership losses would not “flow-through” to the partners. Furthermore, any distributions by the partnership to the partners, other than liquidating distributions, would generally be taxed to the partners as ordinary income and the partnership would not be entitled to a deduction for the distribution.

CONFLICTS OF INTEREST

The general partner and its affiliates will seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the partnership.

The following are actual and potential conflicts of interest that do and may continue to exist with respect to the partnership.

The fees payable to the general partner and its affiliates were not negotiated at arm’s-length or reviewed by any independent party for fairness. The general partner receives a management fee. These fees have not been negotiated at arm’s length or independently reviewed for fairness. However, the general partner believes that these fees are fair, reasonable and competitive in light of the following factors. First, the general partner is responsible for the liabilities and obligations of the partnership. Second, the general partner provides ongoing services to the partnership, including monitoring the performance of the partnership’s trading advisors, terminating and appointing new trading advisors and reviewing and administering the redemption and exchanges of units. The general partner is not reimbursed or otherwise compensated by the partnership for these obligations and services.

The general partner has a conflict of interest in selecting The Price Futures Group, Inc. as the partnership’s introducing broker and Man Financial Inc. as the partnership’s clearing broker. Walter Thomas Price III, owns both the general partner and The Price Futures Group. As the introducing broker for the partnership with respect to managed accounts, The Price Futures Group participates in the “round turn” brokerage fee that the partnership pays for each transaction executed on behalf of the partnership. In addition, Man Financial guarantees The Price Futures Group. In accordance with CFTC rules, the selection of Man Financial as the partnership’s clearing broker allows The Price Futures Group to act under its guarantee as introducing broker for the partnership.

Notwithstanding these conflicts of interest, the general partner believes that the customer agreement and other arrangements between the partnership and Man Financial and between the partnership and The Price Futures Group are fair, reasonable and competitive in light of the services performed.

Walter Thomas Price III, also is a part-owner of the Selling Group Manager, Uhlmann Price Securities. The compensation payable under the selling group manager agreement was not determined at arm’s length, but the general partner believes that the compensation is comparable to the sales compensation payable in similar offerings by unrelated third parties.

The terms of this offering were not subject to independent due diligence. A single counsel represents the partnership, the general partner, The Price Futures Group and Uhlmann Price Securities. Therefore, the terms of this offering relating to those parties were not negotiated at arm’s-length. In addition, no independent due diligence has been conducted with respect to this offering.

The selection of a trading advisor may benefit The Price Futures Group. The general partner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting a trading advisor who engages in a high volume of trades will increase The Price Futures Group’s revenues as the introducing broker, without necessarily increasing partnership profits, the general partner has an incentive to select a trading advisor who trades more frequently. Because the Price Futures Group and Price Asset Management are affiliated entities with common principals, Price Asset Management might have more of an incentive to select trading advisors whose trading will increase compensation to the Price Futures Group.

Affiliates of the general partner, the trading advisors and the commodity brokers may trade for their own accounts in competition with the partnership. The general partner does not trade futures contracts or options on futures contracts for its own account. However, officers, directors and employees of the general partner, the commodity brokers, and the trading advisors and their affiliates, principals, officers, directors and employees, may trade futures, forwards and options on futures for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnership.

Man Financial is a large futures commission merchant, handling substantial customer business in futures contracts, options on futures contracts and forward contracts. Thus, Man Financial may effect transactions for the account of the partnership in which the other parties to the transactions are employees or affiliates of the general partner, the trading advisors, Man Financial or customers or correspondents of Man Financial. These persons might also compete with the partnership in bidding on purchases or sales of futures, forwards and options on futures without knowing that the partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for the partnership are not executed or are executed at less favorable prices.

The trading advisors manage other accounts that may compete with the partnership. The trading advisors may manage other accounts trading futures contracts, options on futures contracts and forward contracts, in addition to the partnership’s accounts. This raises several potential conflicts:

•	Each trading advisor must aggregate futures and options on futures positions in other accounts managed by it with futures and options on futures positions in the partnership’s account for speculative position limits purposes. This may require the trading advisor to liquidate or modify positions for all of its accounts, which could adversely affect the partnership’s performance.

•	The trading advisors may also manage accounts that pay fees higher than the fees paid by the partnership. The trading advisors would have a conflict of interest in rendering advice to the partnership because the compensation it receives for managing another account exceeds the compensation it receives for managing the partnership’s account.

•	If a trading advisor makes trading decisions for other accounts and the partnership’s account at or about the same time, the partnership may be competing with those other accounts for the same or similar positions. The trading advisor’s records for these other accounts are not available to the partnership.

The customer agreement with the partnership’s commodity broker permits actions that could result in losses or lost profit opportunity. Under the partnership’s customer agreement with Man Financial, all funds, futures contracts, options on futures contracts, forwards contracts, securities positions and credits carried for the partnership are held as security for its obligations to Man Financial; and Man Financial has the right from time to time to establish the margins necessary to initiate or maintain open positions.

The customer agreement also gives Man Financial the right to close out positions, purchase futures contracts, options on futures contracts and forwards contracts, or cancel orders at any time it deems necessary for its protection, without the consent of the partnership. Man Financial may take these actions, for example, if prices in the futures markets are moving rapidly against the partnership’s positions and Man Financial is concerned that potential losses could exceed the partnership’s assets. Although unlikely, this might occur when a trading advisor believes that market conditions will change and that existing positions or trades it desires to make on behalf of the partnership would be profitable.

FIDUCIARY RESPONSIBILITY AND LIABILITY

You should be aware that the general partner has a fiduciary duty under the limited partnership agreement and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the partnership. The partnership’s limited partnership agreement does not permit the general partner to limit, by any means, the fiduciary duty it owes to investors. If you believe the general partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, applicable federal and state securities laws, and other applicable laws. Each trading advisor also has a fiduciary duty under applicable law to the partnership.

The limited partnership agreement and the selling group manager agreement provide that the general partner, Man Financial, Uhlmann Price Securities (as selling group manager), any other firm selling units, and their affiliates will not be liable to the partnership or its investors for any act or omission by or on behalf of the partnership which they determine in good faith to be in the best interests of the partnership, unless the act or omission constituted misconduct or negligence. Under the limited partnership agreement, the partnership’s customer agreement with Man Financial and the selling group manager agreement, the partnership has agreed to indemnify and defend the general partner, Man Financial, Uhlmann Price Securities, any firm that acts as a selling agent (and their affiliates), against any loss, liability, damage, cost or expense (including attorneys’ and accountants’ fees and expenses) they incur which arise from acts or omissions undertaken by the partnership, including claims by investors. Payment of any indemnitee by the partnership would reduce the net assets of the partnership. The partnership does not carry liability insurance covering these potential losses or indemnification exposure.

No indemnification of the general partner, Uhlmann Price Securities, any selling agent, or their affiliates by the partnership is permitted for losses, liabilities or expenses arising out of alleged violations of federal or state securities laws unless a court finds in favor of the indemnity on the merits of the claim, or a court dismisses the claim with prejudice on the merits, or a court has approved a settlement on the claim and finds that the indemnification should be made by the partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or controlling persons of the partnership or the general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as Man Financial, and its controlling persons. Under that statement of policy, the CFTC has taken the position that whether this indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.

The advisory agreement with each trading advisor generally provides that the trading advisor and its affiliates will not be liable to the partnership or the general partner or their partners, officers, shareholders, directors or controlling persons. The trading advisor is, however, liable for acts or omissions of the trading advisor or its affiliates if the act or omission constitutes a breach of the advisory agreement or a representation, warranty or covenant in the advisory agreement, misconduct or negligence. The trading adviser is also liable if the act or omission is the result of these persons not having acted in good faith and in the reasonable belief that such actions or omissions were in the best interests of the partnership.

The partnership has agreed to indemnify and defend its trading advisors and their affiliates against any loss, claim, damage, liability, cost and expense resulting from a demand, claim, lawsuit, action or proceeding (other than those incurred as a result of claims brought by or in the right of the indemnified party), relating to the trading activities of the partnership, if a court finds that the action or inaction giving rise to the claim did not constitute negligence, misconduct or a breach of the advisory agreement or a representation, warranty or covenant of the trading advisor in that agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the partnership.

The partnership will also indemnify each trading advisor and its affiliates against any loss, claim, damage, liability, cost and expense, arising under the federal securities laws, the Commodity Exchange Act, or the securities or Blue Sky law of any jurisdiction, in respect of the offer or sale of units. This indemnification will be made for liabilities resulting from a breach of any representation, warranty or agreement in the advisory agreement relating to the offering, or an actual or alleged misleading or untrue statement of a material fact, or an actual or alleged omission of a material fact, made in this prospectus or the registration statement of which this prospectus is a part or related selling material. The partnership will not indemnify a trading advisor if the statement or omission relates to the trading advisor or its principal, and was made in reliance upon, and in conformity with, information or instructions furnished by the trading advisor, or results from a breach by the trading advisor of any representation, warranty or agreement relating to the offering.

If you have questions concerning the duties of the partnership, the general partner, Man Financial, Uhlmann Price Securities, any additional firm selling units or the trading advisors, you should consult your attorney.

DESCRIPTION OF CHARGES

CHARGES TO THE PARTNERSHIP

The partnership is subject to substantial charges, all of which are described below.

Recipient	Charge to Partnership
Selling Group Manager	Selling Commissions; Trailing Commissions
General Partner	Monthly Management Fee
The Price Futures Group (Introducing Broker)	Reimbursement of Offering Expenses other than Selling Commissions
Trading Advisors	Monthly Management Fee; Quarterly Incentive Fees
Man Financial and Introducing Broker	Per Transaction Brokerage Fee

SELLING GROUP MANAGER; SELLING AGENTS

Uhlmann Price Securities, as selling group manager, will receive up to a 3.5% commission (which includes up to a 3% reallowance for other selling agents), and Uhlmann Price Securities may pay some or all of the reallowance to any selling agent it may appoint. A selling agent will receive the same commission percentage for any additional unit purchased by an investor to whom the selling agent originally sold a unit.

All initial selling commissions will be advanced by the general partner and repaid in equal monthly installments through charges to the capital account of 1/12th of such commissions during the first year of an investment with a corresponding reduction in the number of units held. If an investor redeems any portion of the investment within the first year, only the unpaid portion of the sales commission and offering expenses that were not previously charged to the partnership will be charged to the capital account upon redemption. The partnership’s general partner holds back a nominal amount at the time of certain redemptions, i.e., most redemptions which are not made at the close of a fiscal year, in order to ensure that regular expenses attributable to the withdrawn units will be funded. The amount held back by the partnership’s general partner is equal to the greater of 2% of the net asset value per unit as of the close of business on the withdrawal date, or $100. The held-back amount is intended to cover accrued, but unpaid management fees and other expenses payable by the partnership and chargeable against net assets as of that date. Within 45 days of redemption the account of the limited partner who effected the withdrawal will be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the amount held back. After such charge, any positive balance remaining from the held-back amount will be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal.

Uhlmann Price Securities and any selling agent will identify to the partnership the individual salesperson responsible for selling each unit. The partnership will pay a trailing commission for each unit sold equal to 3% annually of the net asset value of a unit. The trailing commission will be paid monthly based on net asset value of a unit as of the last day of each month, beginning thirteen months after that unit has been outstanding. If a unit has been outstanding for a year and is redeemed during a subsequent year, the trailing commission for the subsequent year will be prorated. To be eligible to receive the trailing commission, the salesperson at the time of payment must be a registered representative of a broker-dealer that is registered with the SEC and is a member of the NASD or an associated person of a futures commission merchant registered with the CFTC. In addition, if the salesperson has left the firm that he or she was with at the time of the original sale, the salesperson must have entered into an agreement to provide continuing investor services to those persons who purchased units from him or her.

TRADING ADVISORS AND GENERAL PARTNER

The partnership will pay its trading advisors a monthly management fee, whether or not the assets of the partnership are profitable. In addition, the partnership pays trading advisors an incentive fee on new trading profits earned on the partnership net assets that are allocated to them.

Management Fee to General Partner. The partnership will pay the general partner a monthly management fee equal to 1/12th of 1% of the value of the partnership’s net assets at the end of the month, whether or not the partnership is profitable.

The partnership’s “Net Assets” means the total assets of the partnership (including, but not limited to, all cash and cash equivalents (valued at cost) and amortization of original issue discount, and the market value of all open futures positions and other assets of the partnership) less the total liabilities of the partnership (including, but not limited to, all brokerage, management and incentive fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting.

Monthly Management Fee to Trading Advisors. The partnership pays its trading advisors a management fee based on the net asset value of partnership assets allocated to an advisor as of the last day of each month. The fee is payable monthly at 1/12th of the following rates:

Trading Advisor	Management Fee
Abraham	up to 2%*
Ascendia	up to 2%*
Clarke	up to 2%*
Rohrs	up to 2%*
Smith Point	up to 2%*
Brandywine	up to 2%*
Marathon	up to 2%*
NuWave	up to 2%*

*	The estimated blended rate is 1.3%.

The general partner does not share in this monthly management fee.

The following is an example of the management fee payable by the partnership. If the net asset value of partnership assets allocated to a trading advisor equaled $10,000,000 as of the last day of each month during the fiscal year and the trading advisor was entitled to a management fee of 1/12th of 1.3%, the trading advisor would receive a monthly management fee of $10,833 ($10,000,000 x 1.3% ÷ 12) and an aggregate management fee for the year of $130,000 ($10,833 x 12).

Incentive Fee. The partnership will pay an incentive fee at the end of each quarter based on new trading profits that each trading advisor earned on their respective portion of partnership net assets allocated to the trading advisor. Incentive fees payable with respect to net assets allocated to the partnership’s initial trading advisors, should partnership assets be allocated to it, are as follows:

Trading Advisor	Quarterly Incentive Fee
Abraham	30%
Ascendia	20%
Clarke	20%
Rohrs	20%
Smith Point	20%
Brandywine	20%
Marathon	20%
NuWave	20%

Each trading advisor earns an incentive fee based on the success of its own trading and not the overall success of the partnership. You should understand, therefore, that a trading advisor may receive an incentive fee even though the partnership as a whole is not profitable.

Trading profits means the net new profits (realized and unrealized), excluding interest income, earned on the net assets allocated to a trading advisor, decreased by monthly management fees and brokerage fees that are chargeable to the net assets, with these trading profits and items of decrease determined from the end of the last period for which an incentive fee was earned by the trading advisor. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits. An extraordinary expense would result from an event that is both unusual in nature and infrequent in occurrence, such as litigation. However, litigation caused as a result of CTA negligence would be deducted from fees otherwise due to the trading advisor.

If the partnership pays incentive fees to a trading advisor and the partnership fails to earn new trading profits for any subsequent period, the trading advisor will retain the incentive fees previously paid. However, the partnership will not pay any subsequent incentive fees to the trading advisor until these losses have been recovered and the trading advisor has again earned new trading profits. If a trading advisor’s allocated net assets are reduced because of redemptions or reallocations that occur at the end of or after an incentive period in which the trading advisor experiences a trading loss, the trading loss which must be recovered will be adjusted pro-rata.

The following is an example of the incentive fee payable by the partnership. If a trading advisor for the partnership earns new trading profits of $1,000,000 for a particular three-month period, the partnership would pay an incentive fee of $200,000 for that period (20% of $1,000,000). If the trading advisor experiences a $200,000 loss in the next three-month period, the trading advisor must earn trading profits in the following three-month period in excess of $200,000 in order to earn an incentive fee for that period. This example assumes no redemptions or reallocations of units during the period in question, which would require adjustments as described above.

COMMODITY BROKER

Brokerage Fees. Commodity brokerage fees for futures contracts, options on futures contracts and forward contracts are typically paid on the completion or liquidation of a trade and are referred to as round turn commissions, which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). The brokerage fee payable to the partnership’s clearing broker, Man Financial Inc., on managed accounts will vary based on the instrument or exchange traded and the volume of trading activity. The partnership will pay Man Financial Inc. a brokerage fee that it estimates will average $12.00 per round-turn transaction (including floor brokerage, NFA and exchange fees). The actual brokerage charge will vary depending on the instrument or exchange traded and the volume of trading activity.

Expenses. The partnership may also incur give-up fees (servicing charges paid by the clearing broker to other brokers for executing trades on behalf of the partnership) estimated at $2.50 per round-turn transaction), however, the partnership is unable to estimate the extent to which its traders may employ give-up transactions. Give-up fees are fees paid to a broker exclusively for executing trades for the partnership. These charges are in addition to the carrying broker clearing costs. It is anticipated that between 10% and 37% of the brokerage fee will be paid to The Price Futures Group, Inc., an affiliate of the general partner, as introducing broker. Based on allocation to all enumerated advisors, brokerage fees and associated expenses including floor brokerage, NFA, give-up and exchange fees, are estimated to total approximately 1.44% of net assets of the partnership per year.

Financial Benefits. The partnership deposited a portion of its assets with Man Financial in connection with the partnership’s futures, options on futures and forwards trading, and may deposit additional assets in interest-bearing accounts with one or more financial institutions selected by the general partner. As authorized under CFTC regulations, Man Financial will invest a portion of the funds that the partnership deposits with it in CFTC-permitted securities and other instruments. Man Financial will then pay 90% of the available interest to the partnership at the 30-day Treasury Bill rate on the partnership’s total equity. Man Financial will retain the balance of any interest earned on those investments.

INTRODUCING BROKER

The Price Futures Group, Inc., an affiliate of the general partner, is the introducing broker for the partnership. As the introducing broker, The Price Futures Group introduces the partnership’s trading accounts to Man Financial, in return for a portion of Man Financial’s commission.

In consideration for the partnership designating The Price Futures Group as its introducing broker, The Price Futures Group has agreed to initially pay the expenses of offering the units, other than sales commissions. The partnership will pay The Price Futures Group for these expenses in the amount of 0.75% of the purchase price of each unit.

SUBSCRIPTION AGENT

Derivatives Portfolio Management, L.L.C., 400 Atrium Drive, Somerset, New Jersey 08873 serves as the partnership’s subscription agent, as well as the partnership’s redemption agent. While Derivatives Portfolio Management serves in both capacities, this prospectus will refer to Derivatives Portfolio Management as the subscription agent.

As the subscription agent, Derivatives Portfolio Management processes new subscriptions, adds new subscribers to the list of limited partners, assigns the appropriate number of units per subscription, computes the net asset value per unit and processes all requests for redemptions. The subscription agent is also responsible for both receiving funds from and disbursing funds to investors.

OTHER OPERATING AND EXTRAORDINARY EXPENSES

The partnership is obligated to pay other operating and extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which include events that are both unusual in nature and occur infrequently, such as litigation.

EXPENSE LIMITATIONS

To preserve its relationship with a trading advisor or the clearing broker, the general partner from time to time may increase, subject to state limits described below, the management, incentive and brokerage fees payable by the partnership. Before any such increase, the following conditions must be satisfied:

•	notice of the increase must be mailed to investors at least five business days before the last date on which a “request for redemption” must be received by the general partner;

•	the notice must describe investors’ redemption and voting rights; and

•	investors must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.

The partnership’s fees and expenses are subject to limits imposed under guidelines applied by state securities regulators, as set forth in Section 7(e) of the limited partnership agreement. These limitations include a limitation that the aggregate of the brokerage fees payable by the partnership to any commodity broker and the net excess interest and compensating balance benefits to any commodity broker, after crediting the partnership with interest, may not exceed 14% annually of the partnership’s average month-end net assets during the calendar year, subject to certain adjustments. The general partner will pay any fees and expenses in excess of these limits.

REDEMPTION CHARGES

If you redeem your units on or before the end of nine full months following the effective date of purchase of the units being redeemed, you will be subject to the following redemption fees: (i) units redeemed on or before the end of the first six months after their effective date will be charged a redemption fee of 3% of the net asset value at which they are redeemed; and (ii) units redeemed after six months, but on or before the end of nine months after their effective date will be charged a redemption fee of 2% of the net asset value at which they are redeemed. There is no redemption charge for units redeemed after nine months from the effective date of purchase. Redemption fees will be paid to the general partner. The partnership’s general partner holds back a nominal amount at the time of certain redemptions, i.e., most redemptions which are not made at the close of a fiscal year, in order to ensure that regular expenses attributable to the withdrawn units will be funded. The amount held back by the partnership’s general partner is equal to the greater of 2% of the net asset value per unit as of the close of business on the withdrawal date, or $100. The held back amount is intended to cover accrued, but unpaid management fees and other expenses payable by the partnership and chargeable against net assets as of that date. Within 45 days of redemption the account of the limited partner who effected the withdrawal will be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the amount held back. After such charge, any positive balance remaining from the held-back amount will be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal.

In addition to the foregoing, your capital account will be charged the unpaid portion, if any, of the selling commissions and offering expenses advanced by the general partner which have not been charged to the partnership as of the date of redemption.

BUSINESS OF THE PARTNERSHIP

GENERAL

The partnership’s objective is to achieve capital appreciation through speculative trading, managed by independent trading advisors, of futures contracts, options on futures contracts and forward contracts while seeking to control risk. Investment in the partnership may provide investors an opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds.

Generally, there are no restrictions on the types of trading programs that may be selected by the general partner to trade partnership assets.

In order to monitor and control risk, the general partner will have daily transparency (positions and daily profit and losses) of all trading advisors selected to trade partnership assets and will employ various measures to monitor draw-downs, market diversification and leverage.

A futures contract is an agreement to buy or sell a fixed amount of a commodity or other underlying product, instrument or index at a predetermined price at a specified time in the future. To secure its obligation to make or take delivery under a futures contract, the trader must deposit funds, referred to as margin, with the commodity broker through which it trades.

An option on a futures contract gives the buyer of the option, in exchange for a one-time payment known as a premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time. Futures contracts and options on futures contracts are traded on United States and foreign exchanges.

A forward contract is an agreement directly between two parties to buy or sell a fixed amount of an underlying product at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are traded in over-the-counter and dealer markets. The partnership may take long positions in futures, options on futures and forwards contracts in which the partnership is obligated to take delivery of the underlying commodity, product, instrument or index. The partnership also may take short positions in those contracts in which the partnership has an obligation to deliver the underlying commodity, product, instrument or index.

Futures contracts, options on futures contracts and forward contracts are traded in a number of commodities, products, instruments and indices, including foreign currencies, financial instruments, precious and industrial metals, energy products, agricultural commodities, stock indices and “soft” commodities like coffee and cocoa.

A more detailed description of the futures, options on futures and forwards markets appears in Part Two of this prospectus, beginning on page 112.

TRADING ADVISOR ALLOCATIONS

The general partner will maintain separate commodity trading advisor managed accounts in the name of the partnership at Man Financial for each trading advisor for the purpose of engaging in trading futures contracts, options on futures contracts and forward contracts.

The partnership’s funds either will be held by Man Financial and invested together with other customer segregated or secured funds of Man Financial, or will be held in interest-bearing bank accounts or in cash management programs maintained by the general partner. The partnership anticipates that generally less than 50% of its net assets will be segregated and used for margin purposes. The partnership will be allocated all of the interest income earned by the partnership.

REGULATION

The partnership reserves the right to trade on all United States and foreign futures exchanges. Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. The partnership’s trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges. A more detailed description of regulations applicable to the partnership’s trading activities, including regulations relating to margins and position limits, appears in Part Two of this prospectus beginning on page 109.

TRADING RESTRICTIONS

The trading advisors to which the partnership allocates assets will manage the funds allocated in accordance with the following trading restrictions:

•	The partnership will not employ the technique commonly known as “pyramiding,” in which a speculator uses unrealized profits on existing positions in a given futures contract due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. However, individual trading advisors may use this technique or variations of this technique. Taking into account the partnership’s open trade equity (that is, the profit or loss on an open futures interest position) on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the partnership will not be considered to constitute pyramiding.

•

The partnership will not under any circumstances lend money. The partnership will not borrow money unless the partnership purchases or takes delivery of the underlying physical commodities. If the partnership borrows money from the general partner or any “affiliate” of the general partner (as defined in the limited partnership agreement), the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of what the partnership would be charged (without considering the general partner’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose. The lender or its affiliates may also not receive any points or other financing charges or fees regardless of the amount. Using lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect the general partner’s current expectations about the future results, performance, prospects and opportunities of the partnership. The general partner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the general partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “The Risks You Face” and elsewhere in this prospectus, and unknown, that could cause the partnership’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities law, the general partner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The partnership commenced the offering of units on July 29, 2003. The initial offering period ended on January 9, 2004 and the partnership commenced operations on January 12, 2004. The continuing offering period commenced at the termination of the initial offering period and is ongoing. For the period from commencement of the offering through December 31, 2005, subscriptions totaling $2,253,787 had been accepted and redemptions over the same period totaled $689,051.

Capital Resources

The partnership will raise additional capital only through the sale of units offered pursuant to the continuing offering and does not intend to raise any capital through borrowings. Due to the nature of the partnership’s business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

Liquidity

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the partnership’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.

Similar occurrences could prevent the partnership from promptly liquidating unfavorable positions and subject the partnership to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the partnership may not be able to execute future trades at favorable prices if little trading in such contracts is taking place.

Trading in forward contracts introduces a possible further impact on liquidity. Because such contracts are executed “off exchange” between private parties, the amount of time required to offset or “unwind” these positions may be greater than that for regulated instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person.

Other than these limitations on liquidity, which are inherent in the partnership’s futures trading operations, the partnership’s assets are expected to be highly liquid.

Results of Operations

Partnership Results for January 2004:

The partnership commenced trading in mid-January as trading advisors for the partnership initiated positions in foreign currencies and interest rate contracts. Initially profitable long positions in these markets turned unprofitable as U.S. interest rates rose in response to published comments from the Federal Reserve Bank.

Later in the month the trading advisors initiated positions in non-financial markets including tropical, agricultural and energy sectors, which decreased volatility and smoothed partnership returns.

For the month, the partnership lost 6.02%.

Partnership Results for February 2004:

Partnership performance for the month was positive and recaptured almost all of the net trading loss from January. The partnership benefited from positions in soybean oil, corn, Japanese Yen, crude oil and interest rate instruments.

For the month, the partnership gained 4.46%.

Partnership Results for March 2004:

The partnership was slightly profitable as gains in interest rate contracts, foreign currencies and metals were offset by losses in soybean oil and crude oil. Profits early in the month in the interest rate complex were reduced near the end of the month as better than expected consumer confidence, improvement in initial jobless claims and profit taking in anticipation of the April unemployment figures contributed to downward price pressure.

The partnership also benefited from profitable movement in the U.S. Dollar versus the Euro, Swiss Franc, Australian Dollar and Japanese Yen. Alleged terrorist activities in Spain fueled demand for gold as a perceived safe haven.

Profit taking in the soybean complex ended the rally after supply shortages and a production strike in Brazil sent soy prices to 16-year highs. The rally in crude oil also abated as traders took profits in existing positions.

For the month, the partnership gained 0.93%.

Partnership Results for April 2004:

In April, the partnership profited from short positions in the United States Treasury markets which were offset in part from losses due to volatility in currencies and a weakness in metals. For the month, the partnership gained 0.86%.

Partnership Results for May 2004:

Financial and commodity markets this month generally traded in a narrower but no less volatile range than last month. The partnership was profitable based on strength in carry-over positions in the United States Treasury markets and in the extended rally of crude oil. These gains were tempered somewhat by losses in currency contracts resulting from a lower United States dollar. For the month, the partnership gained 2.17%.

Partnership Results for June 2004:

The partnership was unprofitable in June due to a series of short-term price spikes and corresponding market reversals in several futures markets. Interest rate, currency and metal markets each generated losses due to high volatility, directionless price behavior that appears affected by United States Federal Reserve policy. Such choppy, side-to-side activity among non-correlated markets tends to negate the diversification benefits of an asset class. For the month, the partnership lost 4.84%.

Partnership Results for July 2004:

July continued a prior string of choppy, unsustained and volatile price trends, resulting in a very small decline for the partnership. Interest rates and energies once again were the driving forces behind profitable trades for the month, while metal and currency trading offset gains.

The partnership benefited from long treasury positions after mixed economic reports created the perception that interest rates may be raised at a slower rate. Short covering followed, pushing yields lower.

Crude oil continued its ascent, closing at new yearly highs on strong demand, tight supplies, refinery limitations, and the fear of supply disruptions. Also contributing was Russia’s case against Yukos, the regions’ large oil producer, which kept upward pressure on prices. Currency markets again proved to be unprofitable. Early in the month, the dollar exhibited weakness and was gaining momentum, only to be reversed by an upbeat assessment from Federal Reserve Board Chairman Greenspan about the U.S. economy and a stronger than expected consumer confidence report. Conversely, the metals markets showed early strength and then prices retreated in the last two weeks of the month, transforming profits into small losses.

For the month, the partnership lost 0.30%.

Partnership Results for August 2004:

August was a favorable month for the partnership, despite the lack of sustained trends and the difficult trading environment in the majority of futures markets.

Currencies once again whipsawed in a wide range on lack of any new U.S. economic developments, creating a drain on partnership returns. Gold and sugar trades also contributed small losses.

Conversely, positions in the treasury complex and crude oil more than offset these deficits. The partnership’s long positions in U.S. notes and bonds and European interest rate markets profited after weaker than expected reports on retail sales and personal consumption. Prices then skyrocketed on a surprisingly weak payroll report from the U.S. Labor Department.

The roller coaster ride in crude oil provided the balance of gains for the month. Early in August, oil set out to new highs again, nearly touching $50 per barrel. In the last week of the month, crude fell over $8 per barrel, finally settling $1 higher than in July.

Overall, the constant threat of terrorist activities and uncertainty surrounding global economies has kept most markets erratic and range bound.

For the month, the partnership gained 1.63%.

Partnership Results for September 2004:

The partnership posted a deficit for September after another month where global economic and political uncertainty continued to dominate the markets.

Currencies contributed to losses as general dollar weakness was unfavorable for the partnership. The International Monetary Fund once again called on China to float its currency and also declared the U.S. dollar will fall in response to budget and current account deficits. Subsequently, trading in Japanese Yen and Swiss Francs produced losses for the partnership which offset gains in Canadian and Australian dollar positions.

Positions in Treasuries fluctuated widely on a daily basis, finishing the month basically where they started. Early in the month interest rates moved higher in anticipation of the U.S. employment report which was larger than expected. However, rates subsequently fell after the Federal Reserve Board commented on inflation and boosted the Federal Funds rate 25 basis points.

Grain markets were generally favorable for the partnership with corn, soybean meal and wheat adding profits which were reduced by unsuccessful trades in soybeans.

For the month, the partnership lost 2.17%.

Partnership Results for October 2004:

Interest rates and currency fluctuations drove returns for the partnership which profited from gains in U.S. and German fixed income markets and a continuation of dollar selling.

The monthly employment report from the U.S. Department of Labor shifted sentiment again in the

U.S. Treasury market, propelling prices sharply higher. In the following weeks Treasury note prices continued higher along with German 5-yr euros as fears mounted surrounding the rising U.S. trade deficit, a slowing economy, and political uncertainty.

Complementing the trend, record high oil prices and a downgrade by the European Union of its euro-zone growth projections helped push the dollar lower, which benefited positions in Australian dollars, British Pounds, Japanese Yen and the Euro currency.

The grain market, wheat and corn in particular where a small drag on partnership profits; conversely, minor gains were realized in gold after rallying in sympathy of the declining dollar.

For the month, the partnership gained 4.06%.

Partnership Results for November 2004:

The U.S. dollar was the focus for the majority of the month, continuing its downward slide against the major foreign currencies. The large U.S. budget deficit and Washington’s seemingly indifferent attitude regarding dollar policy contributed to upward price trends in the British Pound, Euro currency and Swiss Franc, which provided positive returns for the fund.

Offsetting those gains, however, was the much higher than forecast October payroll report released early in the month by the Bureau of Labor Statistics. The employment figure proved to be the catalyst for profit reversals in long-held treasury positions. The fund had an established long position in five and ten-year treasuries for many months which were offset in the days following the labor figures.

Other unproductive positions for the partnership for the month included closed trades in wheat, soybeans, corn and gold.

For the month, the partnership lost 0.36%.

Partnership Results for December 2004:

Performance was mixed in December. The partnership lost ground in the interest rate complex during a volatile month as bond yields whipsawed. The Federal Reserve’s continued credit tightening program and gains in the Labor Department’s monthly employment report drove rates higher, but the insatiable foreign investor demand for U.S. notes and bonds quickly reversed that trend.

The partnership made up some lost ground in the currency market. Profits in the British Pound, Canadian Dollar, Euro currency and Japanese Yen offset smaller setbacks in Australian Dollars and Swiss Francs.

During the majority of 2004, traders were non-committal. It was a see-saw year that created fewer sustainable trends which are the life blood of systematic trend followers. With the exception of some extreme price movements in energy markets, many sectors were held captive by Mid-East violence, the war in Iraq and the unknown outcome of U.S. presidential elections. Overall for the year, the partnership profited from positions in energies, U.S. Treasuries and grains, with modest losses in metals and currencies.

For the month, the partnership lost 1.68%.

Partnership Results for January 2005:

The Partnership was unprofitable in January with the majority of losses occurring in the grains and grain complex. Positions in soybeans, soybean meal and corn generated losses which were offset partially by gains in the wheat market.

In the financial markets, losses occurred in Eurodollars and Treasury Bonds following news releases by the Federal Reserve Board. Currency positions produced mixed results after an abrupt rally in the U.S. Dollar.

For the month, the Partnership lost 2.73%.

Partnership Results for February 2005:

Partnership performance was essentially unchanged in February, despite dramatic price reversals in certain markets. The Partnership was strongly non-correlated with traditional securities portfolio benchmarks and avoided significant impact from a series of global events, including news that South Korea was planning to diversify its currency holdings, new high prices in crude oil futures and a CPI report that failed to confirm inflationary concerns.

For the month, the Partnership lost 0.37%.

Partnership Results for March 2005:

Profits in fixed income and crude oil positions offset small losses in foreign currencies. U.S. economic reports pushed interest rates higher, producing the largest returns for the month. Gains in long crude oil positions helped mitigate losses in Euro, British Pound and Australian Dollar positions resulting from volatility in the U.S. Dollar.

For the month, the Partnership gained 0.47%.

Partnership Results for April 2005:

The Partnership was unprofitable in April, with losses in certain sections of the commodity markets slightly exceeding profits for the month, following an overall market lacking any sustained trends.

For the month, the Partnership lost 0.52%.

Partnership Results for May 2005:

The Partnership posted sharp gains in May, primarily as a result of a reversal in the value of the U.S. Dollar, the increased strength of U.S. interest rate contracts and a rally in the grain markets. May gains were also influenced by (i) increasing U.S. short-term interest rates relative to short positions held by the Partnership in Swiss Franks and the Euro Currency, (ii) weakening European indicators, including France’s rejection of a proposed European constitution, (iii) increased overall domestic (U.S.) economic growth, and (iv) a boost in near term soybean prices coupled with the Partnership’s long positions in that commodity.

For the month, the Partnership gained 7.98%.

Partnership Results for June 2005:

Partnership performance held steady in June, paced by continuing profits in energy and currency holdings, but offset by weak results in the interest rate and grain sectors. As in May, worries over the economic state of the European Union kept downward pressure on the Swiss Frank and Euro Currency, resulting in Partnership profits in this sector, together with Partnership profits in the heating oil and natural gas contract sectors. Small losses were incurred in the grain markets, with large down moves in the prices of soybeans, corn and wheat.

For the month, the Partnership gained 0.30%

Partnership Results for July 2005:

The Partnership was unprofitable in July, with similar trading results compared to those of June. Partnership gains from long dollar trades, together with additional positive contributions from the energy and metals markets were slightly offset by Partnership losses from investments in the fixed income and interest rate markets.

For the month, the Partnership lost 0.08%

Partnership Results for August 2005:

The Partnership was unprofitable in August, with losses from investments in currencies and interest rates outpacing positive Partnership returns in metals.

For the month, the Partnership lost 1.24%

Partnership Results for September 2005:

The Partnership was unprofitable in September with trading losses again occurring in the currency and interest rate markets, which were extremely volatile during the month due to what, in the opinion of the General Partner, was an unexpected increase in the Prime Lending Rate by the Federal Reserve, given the occurrence of Hurricane Katrina. The Partnership was able to offset some of its losses in these markets with its investments in energy and metals futures. Gains principally occurred in the natural gas, gold and copper markets due in large part to what the General Partner considered to be a perceptible increase in demand for these commodities in the aftermath of Hurricane Katrina.

For the month, the Partnership lost 1.29%.

Partnership Results for October 2005:

The Partnership was profitable in October, posting gains from its short positions in 10-year and 5-year notes as a result of a yield increase. Profits were also achieved in coffee, copper and Japanese yen, following the increase of the U.S. dollar to a near 25-year high versus that currency. Offsetting these gains were trades in natural gas and heating oil, with long positions in each suffering losses after supply and refinery disruptions were unable to sustain higher prices. The General Partner believes that the effects of higher prices stemmed the demand for gasoline as inventories held steady, and that warmer than anticipated fall weather reduced the need for natural gas usage early in the heating season, precipitating a 16% fall in the price of that commodity since the start of the month.

For the month, the Partnership gained 0.98%.

Partnership Results for November 2005:

The Partnership was unprofitable in November, with credit markets dampening an otherwise profitable month for the Partnership. Specifically, yields on 10-year and 5-year notes initially rose after the Fed’s early-month interest rate increase, but 10-year yields declined on what the Grand Partner believed to be investor anxiety about a flattening yield curve. Perceived investor expectations of a 13th consecutive Fed interest rate increase drove yields up at the end of the month, reflecting the overall volatility of the market. Profits were experienced in British pounds, Japanese yen, Euro currency, Canadian dollars and Swiss francs, due in the General Partner’s estimation to repatriation of U.S. dollars by U.S. corporations from their foreign operations. Partnership profits were also increased by profits in metals and crude oil markets, with gold and copper experiencing continued gains, as well as falling crude oil prices benefiting the Partnership.

For the month, the Partnership lost 1.66%.

Partnership Results for December 2005:

The Partnership was unprofitable in December, with losses in energy and interest rates offsetting gains in grains and metals. The overall lack of sustainable trends during December as well as the majority of 2005 was a detriment to Price Fund I, L.P.

For the month, The Partnership lost 2.54%.

USE OF PROCEEDS

The entire offering proceeds received from subscriptions for the partnership will be credited to the partnership’s bank and brokerage accounts for the purpose of engaging in trading activities and as reserves for that trading. Continuing fees and expenses such as operating and management costs will also be paid from funds in these accounts. Partnership assets deposited with the commodity broker will be maintained in a segregated account pursuant to the Commodity Exchange Act and regulations thereunder and will not be commingled with the property of any other person.

THE GENERAL PARTNER

The general partner of the partnership is Price Asset Management, Inc., an Illinois corporation, which is wholly owned by Walter Thomas Price III. The general partner administers the business and affairs of the partnership. The general partner has been registered with the CFTC as a commodity pool operator since September 2000 and as a commodity trading advisor since March 1999. It has been a member of the NFA since May 1999. The general partner’s main business office is located at 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, and its telephone number is (312) 264-4300.

Price Asset Management became an NFA Member in May 1999, a registered NFA and CFTC Commodity Trading Advisor in March 1999 and a registered NFA and CFTC Commodity Pool Operator in September 2000. It has been affiliated with The Price Futures Group since its inception and has never experienced any major adverse business developments or conditions and has no material litigation pending or concluded against it.

As of December 31, 2005, the General Partner constituted approximately 19% of the total investment in the partnership and Messrs. Price and Baldwin, principals of the general partner hold approximately 3.6% of the total investment in the partnership.

DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

The following table lists the officers and directors of the general partner:

Name	Age	Title
Walter Thomas Price III	65	Chairman, President and Director
Allen D. Goodman	35	Chief Financial Officer
Scott R. Baldwin	48	Executive Vice President and Director

Walter Thomas Price III, is the chairman, president, director and sole shareholder of the general partner and an Investor in Uhlmann Price Securities and has been the President and CEO of The Price Futures Group since June 1995. Mr. Price has been involved in the securities, cash commodities and commodity futures markets for more than 40 years as both a trader for his own account and as a broker. He is President, a registered principal, and associated person of Price Capital Markets Inc., with which he has been affiliated since February 1997. At Price Capital Markets, Mr. Price is ultimately responsible for overseeing all trading decisions. He is a graduate of the University of Texas and is also a licensed NASD principal and NFA principal.

Allen D. Goodman is the chief financial officer of the general partner, which he joined in March 2001. From January 2000, to March 2001, he served as founder and president of Financial Products, Ltd., a management consulting firm specializing in financial process re-engineering. From February 1999 to January 2000, he worked as a management consultant for Via International, preceded by service as a business valuation consultant for BDO Seidman LLP from May 1997 to February 1999. From February 1995 to May 1997, he founded and managed Exclusively Gourmet, Inc., a specialty food and confections brokerage company. Mr. Goodman holds a B.A. degree from the University of Wisconsin and a M.S.A. in Accounting from DePaul University.

Scott R. Baldwin is executive vice president and director of the general partner, which he joined in November 2000. He has been associated with the securities and futures industry since 1981. His expertise has been in trading and investing in managed funds, risk management, due diligence, portfolio construction, product development and ongoing monitoring of related investments. Mr. Baldwin graduated with a B.A. from the Northern Illinois University School of Journalism in 1979. In 1984, Mr. Baldwin became an independent member of the CBOT and founded a brokerage execution and consulting business. In 1997, he founded SRB Capital Management, a registered commodity trading advisor, introducing broker, general partner and commodity pool operator of a managed futures fund whose performance is listed on page 74. Mr. Baldwin also serves as an advisor to private investment funds and is a licensed NASD securities representative and registered NFA principal. Mr. Baldwin is involved in the research and development of the managed investment sector for the general partner, and his concentrations also entail consultation, marketing, and syndication of alternative products for the general partner.

THE TRADING ADVISORS

SELECTION OF TRADING ADVISORS

Specific instruments which the partnership trades are selected by the trading advisors. The list below includes the majority of instruments and exchanges which the trading advisors may employ. It is not intended to be all encompassing and is only meant as a general reference.

The general partner has selected trading advisors that utilize a diverse selection of futures and forward contracts representing financial, energy, metal and agricultural interests worldwide. The general partner does not directly control the trading or the selection of specific instruments traded by its selected trading advisors. The initial trading advisors may not necessarily diversify across all instruments shown. Please refer to the descriptions of the initial trading advisor programs in this section. As of December 31, 2005, none of the selected trading advisors or their principals had any investment in the partnership.

Chicago Mercantile Exchange
Australian Dollar
Canadian Dollar
British Pound*
Goldman Sachs Commodity Index
Swiss Franc*
Japanese Yen*
Mexican Peso
Eurodollar*
Lumber
NASDAQ 100
S&P 500
Live Cattle*
London International Financial
Futures Exchange
Long Gilt*
Short Sterling*
Euroswiss*
Eurobor*
Eurocurrency
10 Year Japanese Bond
FTSE-100 Index
Kansas City Board of Trade
Wheat
Sydney Futures Exchange
10 Year Government Bond*
New York Board of Trade
Cocoa
Coffee
Cotton
Sugar*
Orange Juice
Singapore Monetary Exchange
Japanese Government Bond
Nikkei 225 Index
Tokyo Int’l Futures Exchange
Euroyen*

Chicago Board of Trade
30-Day Fed Funds
2 Year Treasury Note
5 Year Treasury Note*
10 Year Treasury Note*
30 Year Treasury Bond*
Dow Jones Industrial Average Index
Corn*
Wheat*
Oats
Rough Rice
Soybeans*
Soybean Oil*
Soybean Meal*
EUREX
10 Year Bund*
5 Year Bobl*
2 Year Schatz*
DAX Index
Dow Jones Euro Stoxx 50
10 Year Swiss Bond
London Metal Exchange
Aluminum
International Petroleum Exchange
Brent Crude Oil*
New York Mercantile Exchange
Crude Oil*
Heating Oil
Natural Gas
Unleaded Gasoline
Commodity Exchange, Inc.
Silver*
Gold*
Copper
Montreal Exchange
5 Year Canadian Government Bond

This chart was prepared by Price Asset Management, Inc.

* Included within the instruments historically traded by one or more of the trading advisors allocated partnership assets as of the date of this document.

The partnership’s trading advisors are responsible for directing the investment and reinvestment of the partnership’s assets in futures contracts, options on futures contracts and forward contracts in accordance with the trading policies as described above. In selecting trading advisors for the partnership, the general partner, among other things, considered past performance, trading style, volatility of markets traded and fee requirements.

The general partner utilizes eight companies to serve as the partnership’s trading advisors: Abraham Trading Company, Ascendia Capital Management LLC, Clarke Capital Management, Inc., Rohrs & Company LLC, Smith Point Investments, Ltd, Brandywine Asset Management, Inc, Marathon Capital Growth Partners and NuWave Investment Corp. The general partner has assets allocated to, Abraham, Ascendia, Clarke, Rohrs and Smith Point as of the date of this document.

Consistent with its fiduciary duties to the limited partners, the general partner, in its sole discretion, may allocate a portion of the partnership’s assets to each trading advisor and may modify its allocation among the trading advisors or select new advisors at any time. Such allocation decisions may be made without prior notice to investors.

The biographies of the principals of each advisor and a brief summary of each trading advisor’s trading programs, as set forth in disclosure documents filed by each trading advisor with the CFTC are set forth below. The description of the trading advisors, their principals and their trading programs are general and are not intended to be exhaustive. Because a trading advisor’s trading methods generally are proprietary and confidential, it is not possible to provide a precise description of any such trading method. Furthermore, a trading advisor’s CFTC disclosure documents may refer to specific aspects of their trading programs that may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate substantive differences between the different programs involved.

In evaluating these descriptions, investors should be aware that the trading advisors selected for the partnership may change over time. Moreover, even if the same trading advisors continue to trade for the partnership, they may make substantial modifications to their trading programs. Investors generally will not be advised when an advisor modifies its trading program.

TRADING ADVISOR AGREEMENTS

Each trading advisor has entered into a trading advisory agreement with the partnership. The agreement has an initial term of one year commencing on the date that the advisor first begins to direct trading and is renewable automatically thereafter for additional one year terms, unless earlier terminated in accordance with the trading advisory agreement. The partnership also may terminate an advisory agreement immediately for events that the general partner believes would have an immediate adverse effect on the partnership, such as a violation of the partnership’s trading policies. The advisory agreement may also be terminated by the advisor for events that it deems would have a material adverse effect on its abilities to perform under the advisory agreement, such as the implementation of a new trading limitation not agreed to by the trading advisor.

TRADING ADVISOR DESCRIPTIONS

The following descriptions were provided by the respective trading advisors.

A.    Abraham Trading Co.

Abraham Trading, L.P. is a Texas limited partnership organized in January 2004. It succeeded Abraham Trading Co. and still operates under the assumed name Abraham Trading Co. Abraham Trading Co was a corporation organized under the laws of the State of Texas on August 13, 1990. Salem A. Abraham, Abraham Trading’s President, sole director, shareholder and principal, became registered as a commodity trading advisor on October 24, 1988. Abraham Trading succeeded to such registration on September 11, 1990, at which time it also registered as a commodity pool operator. Abraham Trading is also member of the National Futures Association. Abraham’s principal business address is the Moody Building, Second & Main, Canadian, Texas 79014; telephone (806) 323-8000.

Principal of the Trading Advisor.

Salem A. Abraham, born in 1966, is the sole person responsible for making trading decisions on behalf of Abraham Trading. Mr. Abraham registered in 1988 with the CFTC as principal and associated person of Abraham Trading. He attended the University of Notre Dame from August 1984 until December 1987 when he graduated cum laude with a B.A. degree in Finance. His interest in commodity trading began while still in college, and it was during the spring and summer of 1987 that he developed his present trading strategy. During this time, he did extensive research which led him to develop a trend following trading system. In August 1987, while still in college, he began to test that approach by trading commodity interests for his own account. In January 1988, he began to manage customer accounts using his systematic approach, initially through a joint account with three of his relatives. Mr. Abraham continues to conduct research on trading strategies.

Trading Program.

Abraham Trading’s trading approach draws upon Salem Abraham’s judgment, experience and his knowledge of the technical factors affecting various commodity markets and attempts to identify optimal trading opportunities. The approach is primarily guided by trading systems which are owned by Mr. Abraham but are licensed to Abraham Trading. These trading systems are trend following in nature and are based on classical technical analysis.

The underlying premise of Abraham Trading’s trading approach is that commodity interests will, from time to time, enter into periods of major price change to either a higher or lower level. These price changes are known as trends, which have been observed and recorded since the beginning of market history. There is every reason to believe that in free markets prices will continue to trend. The trading approach used by Abraham Trading is designed to exploit these price moves.

The trading approach relies heavily on the disciplined management of risk. In evaluating the various factors which make up a trading decision, the systems pay close attention to each trade’s risk-reward potential, how it fits into the risk profile of the entire portfolio, and whether it adheres to the account’s overall trading goals. Mr. Abraham may refine or change Abraham Trading’s trading approach at any time without prior notice. There can be no assurance that Abraham Trading’s approach to trading the commodities markets will yield the same results that have been achieved in the past.

The trading approach employed by Abraham Trading’s in trading customer accounts uses technical analysis to anticipate movements in prices. In general, trading recommendations may be based on computer-generated signals, chart interpretation, mathematical measurements or a combination of such items.

In its evaluation of the markets Abraham Trading generally utilizes a trend following strategy. Successful speculative commodity trading depends upon establishing a position and then maintaining the position while the market moves in a favorable direction. The trader then seeks to exit the particular market and/or may establish reverse positions when the favorable trend either does not materialize or reverses. Trading will not normally be successful if the particular market is moving in an erratic and non-trending manner or if the market moves in the direction opposite to that predicted by the trader. Because of the nature of the commodities markets, prices frequently appear to be trending when the market is, in fact, without a trend. In addition, a particular trading method may identify markets as trending favorably to a particular position in the market even though actual market performance thereafter is the reverse of the trend identified.

A trend following trading strategy will seldom direct market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading method seeks to close out losing positions and to hold portions of profitable positions for as long as the trader determines that the particular market trend continues to exist. However, there can be no assurance that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions may exceed the number of profitable transactions. However, if the approach is successful, these losses should be small and should be more than offset by a few large gains.

Abraham Trading’s trading strategy is to identify a trend and initiate a position until a neutral or opposite trend signal is generated. The position is then closed out or reversed. This strategy does not always result in a position being held in every commodity traded since individual commodities may have extended non-trending periods Each commodity interest is tracked on its own merits, and a stop loss level is determined at the time a trade is entered. Stops are designed to filter out losing trades quickly and attempt to limit any loss to no more than a nominal percentage of the account’s net assets. On average, Abraham Trading utilizes approximately 20% of account value to meet initial margin requirements, although this percentage may vary widely.

Abraham Trading presently monitors and trades 51 commodity interests and may utilize the interbank market in some of its currency trades. Abraham Trading may trade any commodity interests that are now or may in the future be offered for trading on United States and international exchanges and markets.

Required performance disclosure of Abraham Trading is located on 52.

B.    Ascendia Capital Management, LLC

Ascendia Capital Management LLC (“Ascendia”) provides professional investment management services across a wide variety of futures and foreign exchange markets worldwide. Its investment programs are technical, trend-following, and speculative in nature. Ascendia is an Illinois limited liability company, formed in January 2002. Ascendia succeeded to the registration of Masahito Kanamaru, Ascendia’s trading principal, who had been registered with the Commodity Futures Trading Commission as a commodity trading advisor and had been a member of National Futures Association in his individual capacity since March 1999. Ascendia, therefore, is deemed to have been registered as a commodity trading advisor and to have been a member of National Futures Association since that date. Ascendia’s principal office is located at Suite 1572, 141 West Jackson Boulevard, Chicago, Illinois 60604 and can be reached at (312) 765-0431. Ascendia’s e-mail address is info@ascendiacapital.com. In addition to its investment management services, Ascendia is also engaged in the development of computer software and providing professional consulting services for financial institutions.

Principals of the Trading Advisor.

Ascendia’s principals are Masahito Kanamaru, Jenko Kanamaru, Toshie Miura and J & R Co., Ltd.

Masahito Kanamaru born 1964, is President and the only trading principal of Ascendia. Mr. Kanamaru has mo re than 17 years’ research and trading experience in various market sectors. In addition to his current position as a principal of Ascendia, since June 2003, Mr. Kanamaru has served as Director of Ascendia Solutions Inc., a computer software development consulting firm.

From March 2002 to June 2003, Mr. Kanamaru served as Managing Director of Central Tanshi On-line Trading Co., Ltd., a foreign exchange trading division of Central Tanshi Ltd., one of the three major money brokers in Japan. Mr. Kanamaru supervised the firm’s trading and marketing activities.

From January 1996 to March 2002, Mr. Kanamaru worked for Bansei Prime Capital Futures Co., Ltd., a futures commission merchant in Japan. Mr. Kanamaru’s most recent position with the firm was General Manager, Department of Trading and Development, where he traded global futures and foreign exchange markets as the main trader of the department. During the same period, Mr. Kanamaru also supervised the firm’s development of an on-line foreign exchange trading platform. Mr. Kanamaru’s performance record in connection with his trading activities on behalf of Bansei Prime Capital Futures Co., Ltd. is found at page 11 this Disclosure Document.

From October 1991 to December 1995, Mr. Kanamaru worked for Okasan Securities Co., Ltd., a security dealer in Japan. Mr. Kanamaru’s most recent position with the firm was Assistant Manager, Department of Equity Trading, where he traded equity index futures and options. While he was working for Okasan Securities Co., Mr. Kanamaru was engaged in “Dynamic Futures”, the firms’ systematic trading program in futures on the Nikkei 225 and Japan Government Bonds. From April 1987 to October 1991, Mr. Kanamaru worked for Okasan Research Institute Co., Ltd., a research division of Okasan Securities Co., Ltd., where he served first as a quantitative analyst and later as an international economist.

Mr. Kanamaru earned a Bachelor of Business Administration from Yokohama National University in 1987, and has been a Chartered Member of the Security Analysts Association of Japan since 1991.

Trading Program.

Ascendia’s Global Diversified Program (“Program”) is classified as systematic, trend-following and diversified. The Program seeks stable growth of value by applying an integrated systematic approach combined with rigid risk management principles on a broadly diversified portfolio. The trading portfolio of the Program is diversified among major market sectors including both financial products and tangible commodities, in order to reduce performance volatility as well as to reduce performance correlation against those of traditional assets, including equities and fixed income products. Ascendia’s trading principal began trading the Program in June 1998.

The detail of trading approach, trading models and risk management methodology of the Program is proprietary and confidential in nature. Therefore, the following description is, of necessity, general and is not intended to be exhaustive.

Ascendia employs an integrated systematic trading approach. Trading signals are generated by the Advisor’s proprietary trading models, into which rigid risk management principles are incorporated. Trading models are quantitatively analyzed on multiple markets in hypothetical trading before they are adopted and are continuously observed thereafter until deleted from the program. Ascendia believes that utilizing multiple trading models provides an important level of diversification, and also believes that research and development of trading strategies is an ongoing process. Therefore, a trading model can be added, modified or deleted from the program from time to time at Ascendia’s sole discretion. However, once Ascendia adopts a trading model, Ascendia generally follows the trading signals generated without further analysis or interpretation under normal market conditions. Ascendia’s trading models are designed to follow intermediate and long-term market trends. Although the logic underlying each of Ascendia’s trading models differs slightly, they all embody a basic tenet of Ascendia’s investment philosophy, namely “Cut Loss Short and Let Profit Run”.

Ascendia’s trading models are classified as technical or quantitative. A technical trading model forecasts future market activity based solely on quantitative data that are intrinsic to the market itself, such as price, volume and open interest. These data are analyzed to identify repetitive patterns or probability distribution upon which market activity can be predicted. Ascendia believes that one of the difficulties in creating a trading model is called “curve fitting”. “Curve fitting” occurs when a trading model’s parameters and rules are excessively adjusted or optimized to fit historical data in a particular market. Ascendia believes that the greater the adjustment or optimization of these parameters and rules, the less stable and reliable the model can be in real time trading. Ascendia’s models are designed and examined to trade multiple markets using similar rules and parameters, rather than individual markets. Ascendia believes that the stability or robustness of trading models is important in the systematic trading approach that Ascendia employs, because the statistical characteristics of individual markets can change.

The Program currently trades approximately 30 highly liquid domestic and international contracts in seven major market sectors including, currencies, interest rates, equity indexes, energy product, precious and base metals, grains, fibers and other agricultural products. Ascendia believes that the broad diversification of the investment portfolio contributes to the improvement of the balance of the risk and return of portfolio, and it also contributes to the reduction of the performance correlation against those of traditional assets, including equities, fixed income products and real estate. Impact to the portfolio balance of risk and returns and the importance of market sectors to the global economy is considered when Ascendia decides the selection of the contracts to be traded. Typically, at any one time, the Program may be holding positions in 10 to 25 contracts.

Ascendia may trade on both U.S. and non-U.S. exchanges that include, but are not limited to, the Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange, New York Board of Trade, London International Financial Futures and Options Exchange, Marche a Terme International de France, Eurex (Deutsche Terminbôrse), Singapore Exchange, the Tokyo Stock and the Osaka Securities Exchange. The selection of contracts is totally within the discretion of Ascendia, which may add or remove contracts from portfolio of the program, as it deems appropriate. Accordingly, contracts to be traded and the number of contracts to be traded can be changed from time to time.

Ascendia attempts to manage the risks of trading through a diverse trading portfolio, and the adoption of strict risk exposure guidelines. The Program is designed to risk no more than a predetermined percentage of each account size for any one trade. For example, if the risk exposure level for a certain trade is 1%, a maximum $10,000 loss will be targeted for a position taken for a $1,000,000 account at the initiation of that particular trade. Once a position is initiated, the size of the position will be adjusted in accordance with the change of market volatility. If market volatility increases prominently, position size can be decreased to reduce excessive risk exposure. This method of continuous adjustment of risk exposure was adopted for the Program in January 2000. The balance of risk and returns in both portfolio and contract level are analyzed when Ascendia determines a risk exposure level for a contract and a trading model. The determination of level of risk exposure is within Ascendia’s sole discretion, which may reduce or increase level of risk exposure for contracts, for models and for investment portfolio, when it deems appropriate to improve the balance of risk and return.

The Program focuses on intermediate-to-long-term market trends, and does not engage in active trading. Currently, the Program may hold a profitable position for an average of several months. Losing positions tend to be liquidated in a much shorter period, on average less than few weeks.

Required performance disclosure for Ascendia is located on page 54.

C.    Clarke Capital Management, Inc.

Clarke Capital Management, Inc., an Illinois corporation, has been registered with the CFTC as a commodity trading advisor since October 25, 1993. Clarke is also a member of the NFA. Clarke’s books and records are maintained at its principal business office at 116 West Second Street, Hinsdale, Illinois 60521 and its telephone number is (630) 323-5913.

Principals of the Trading Advisor.

Michael J. Clarke, age 58, is the president and sole principal of Clarke. From November of 1989 to December of 1993, Mr. Clarke was self-employed, developing methods to trade futures and other commodity interests and trading various personal accounts. Before that, from 1983 to 1989, Mr. Clarke traded equity options on the Chicago Board Options Exchange on behalf of several different exchange member firms.

Required performance disclosure of Clarke is located beginning on page 55.

Trading Program.

Although the seven trading programs that Clarke currently trades differ in certain respects, they share a number of common elements. Under all seven programs, Clarke’s trading strategy is strictly technical in nature. That is, the strategy relies on an analysis of patterns of actual price movements from which Clarke determines procedures for initiating and liquidating positions in the markets. Clarke does not use fundamental analysis (that is, an analysis of supply and demand factors, general economic factors or world events).

Clarke will manage the partnership’s assets using the Global Basic program. The Global Basic program trades approximately 17 domestic and international commodity interests, utilizing five intermediate time-frame models. These five models have been selected for their ability as a group to provide a high return for the amount of exposure or time that a position is held. This program has a high percentage of interest rate futures in the group that it follows. There will be times when there is significant correlation among global interest rates, possibly in an adverse direction to positions held in a client’s account. Clients of the Global Basic program should be aware that this factor alone, although there are others, will lead to periods of extreme volatility and possibly very large draw-downs in a client’s equity.

The Global Basic program will, at times, have a significantly higher margin to equity ratio than other Clarke programs and at other times will trade very lightly due to the selectivity of its models. The average margin to equity ratio for Clarke is approximately 35% but can range up to 60%. During periods of higher margin to equity ratios, Clarke attempts to counterbalance the inherent increased volatility one would expect with this higher ratio by using five models with relatively short focus. These models have stringent entry techniques when evaluating initial risk and quick acting initial exit techniques. By industry standards these models would probably be classified as intermediate.

D.    Rohrs & Company LLC

Rohrs & Company LLC will trade the partnership’s assets allocated to it using its Seasonal Commodities Program. Rohr’s Seasonal Commodities Program is based on fundamental versus technical analysis, and seeks to take advantage of identifiable seasonal trends in the prices of certain commodities, including agricultural products, energy, metals and interest rates, in order to anticipate price changes. Rohrs currently trades in agricultural products, energy, metals, but may trade additional products in the future. Rohrs may also use the forward markets, the interbank markets or exchange futures for physicals (“EFP’s”) in connection with its Seasonal Commodities Trading Program. Options on futures may also be bought and sold, either in the initiation of a trade, or to augment or balance a position once a futures trade has been initiated.

Rohrs & Company, LLC (“Rohrs”) provides professional investment management services across a variety of futures markets worldwide. Its investment programs are based on fundamental versus technical analysis, and are speculative in nature. Rohrs is an Illinois limited liability company that was registered as a commodity pool operator with the Commodity Futures Trading Commission on June 16, 1999 and was registered as a commodity trading advisor on June 6, 2000. Rohrs is a member of the National Futures Association (“NFA”). Rohrs & Company LLC is the General Partner of The Grow Fund, L.P., a commodity pool that first began trading in October 1999. Rohrs’ principal office is located at Suite 1340A, 141 West Jackson Boulevard, Chicago Illinois 60604. Rohrs’ telephone number is (312) 264-4360. All books and records of Rohrs will be maintained and will be available for inspection at Rohrs’ principal office.

Principal of the Trading Advisor.

The Principals of Rohrs are George H. Rohrs, Jr., Gary L. Knapp and Toshie Miura.

George H. Rohrs, Jr., born 1944, has been the President and Manager of Rohrs since it was established. In addition, since October 2001, Mr. Rohrs has been a Senior Vice President and an associated person of The Price Futures Group, a registered introducing broker. He is also a principal at Atrium Securities, Inc. and at Uhlmann Price Securities LLC, each of which is a registered broker-dealer and an affiliate of The Price Futures Group. Uhlmann Price Securities LLC is also a registered introducing broker, and Mr. Rohrs has been registered as an associated person of that entity since April 2005. (Mr. Rohrs is a principal of Uhlmann Price Securities LLC only in its capacity as a registered broker-dealer, not in its capacity as an introducing broker.) Previously, from July 2000 to October 2001, Mr. Rohrs was Vice-President of O’Brien Investment Management, Inc., a registered commodity trading advisor and commodity pool operator. During this same period, he was also Vice President and Secretary of RJO Securities, Inc., a registered broker dealer. Earlier, from 1982 through July 2000, Mr. Rohrs was associated with R. J. O’Brien & Associates Inc., a registered futures commission merchant, where he served as Vice President/Institutional Market. Mr. Rohrs holds a Bachelor of Science degree in marketing from Manhattan College.

Gary L. Knapp, born 1947, has been a principal of Rohrs since May 2004 and is responsible for the development and implementation of Rohrs’s trading program. In addition to his position with Rohrs, Mr. Knapp has been an investment executive with Uhlmann Price Securities LLC, a registered broker-dealer, since March 2003 and has been a quantitative consultant with the New York Board of Trade since December 2002, assisting in the development of index based derivatives products for that exchange. From April 2002 though December 2002, Mr. Knapp was a Director, US Manager Selection, for Swiss American Corp., an indirect subsidiary of Credit Suisse Private Bank, where he was responsible for selecting hedge funds for the bank’s hedge fund portfolio. From June 2001 through April 2002, Mr. Knapp was a Managing Director, Portfolio Management, for HFR Asset Management. Previously, from September 1995 through May 2001, he served as a trader and investment analyst with General Motors Asset Management. Mr. Knapp is a graduate of Northwestern University with a degree in mechanical engineering and has a master’s degree in Financial Markets and Trading from the Illinois Institute of Technology. Mr. Knapp is a Chartered Financial Analyst.

Toshie Miura, born 1963, has been a Vice President, principal and an associated person of Rohrs since July 3, 2003. She also has been an associated person of The Price Futures Group, a registered introducing broker, since July 2003. In addition, in December 2004, Ms. Miura became a principal and associated person of Ascendia Capital Management LLC, a registered commodity trading advisor, and, more recently, in March 2005 became an associated person and registered representative with Uhlmann Price Securities LLC. From April 1995 through January 2003, Ms. Miura was a consultant with Personnel Decisions International, a human resources consulting firm, both in Tokyo and Chicago. Ms. Miura holds a Masters in Business Administration from the Leicester University, United Kingdom, as well as a Masters degree in Industrial and Organizational Psychology from the University of Tulsa. She is a member of Managed Funds Association.

Trading Program.

Rohrs’ trading program is proprietary and confidential. The following description is, of necessity, general and is not intended to be exhaustive.

Rohrs’ Seasonal Commodities Program is based primarily on fundamental analysis and seeks to take advantage of identifiable seasonal trends in the prices of certain commodities, including agricultural products, energy, metals and interest rates, to anticipate price changes. Rohrs currently trades in agricultural products, energy and metals, but may trade additional products in the future.

The cycles of seasonal price patterns that Rohrs seeks to identify from time to time are not perfectly consistent or absolutely predictable. Seasonal trends are subject to various and often conflicting fundamental forces. Gary L. Knapp, Rohrs’ trading principal, has developed a trading program designed to identify the more reliable seasonal price patterns in various commodities. Mr. Knapp will combine his understanding of these price patterns with rigorous fundamental analysis to select the commodities to be traded and the appropriate entry and exit points.

Rohrs may also use the forward markets, the interbank markets or exchange futures for physicals in connection with its trading strategies. Options on futures may be bought and sold, either in the initiation of a trade, or to augment or balance a position once a futures trade has been initiated.

Required performance disclosure for Rohrs is located on page 60.

E.    Smith Point Investments, Ltd.

Smith Point Investments, Ltd., a Connecticut corporation, is a commodity trading advisor registered in such capacity since February 21, 1995 with the CFTC and is also a member of the NFA. Smith Point was incorporated on December 27, 1994. Its business address is 12 Havemeyer Place, Greenwich, CT 06830: Its telephone number is (203) 669-2082.

Principal of the Trading Advisor.

Stephen R. Powell is the sole shareholder and principal of Smith Point Investments, Ltd. He is also registered as an associated person with Smith Point.

Mr. Powell has a Bachelor of Science in Business Administration from Miami University in Oxford, Ohio and a Masters of Business Administration degree from the Wharton School of the University of Pennsylvania.

Prior to founding Smith Point, Mr. Powell spent twelve years at Bankers Trust Company of New York, eventually becoming a Managing Director and co-head of the firm’s institutional bond management group. In that capacity he had responsibility for the management of over $20 billion in assets and twenty portfolio managers, traders and analysts. He also worked at the in-house pension funds of IBM and GE.

In 1994 he left Bankers Trust to start Smith Point Investments.

Required performance disclosure of Smith Point can be found beginning on page 62.

Trading Program.

Smith Point’s trading programs are designed to identify and capitalize on trends in futures contracts’ prices and to minimize risk during trendless periods. The programs use a two-part model which is applied to each contract traded. The first part, the trend portion of the model, is used to determine whether to be long or short the relevant futures contract. The second part, the volatility measure, is used to determine the number of contracts to buy or sell. All transactions are based solely on buy or sell signals generated by the models’ objective, proprietary formulas.

Smith Point offers two programs, the Regular and Aggressive Programs. The programs trade only five and ten-year US Treasury Note futures contracts and they are identical except that the Aggressive Program employs two times the leverage of the Regular Program. The Price Fund utilizes the Aggressive Program.

As noted above, the Treasury programs buy or sell only five and ten-year US Treasury Note futures contracts. The decision to buy or sell is determined by a trend model. For example when interest rates are falling and bond contract prices are rising, the trend model generates “buy” signals and contracts are purchased. Those contracts are held until interest rates rise and contract prices fall enough to generate a “sell” signal. In the event of a sell signal, contracts are sold to both liquidate any long positions and to establish outright short positions. Whether prices are rising or falling, the futures positions taken enable investors to profit in the event that the price increase or decline materializes into a major trend.

Taken independently, the trend portion of the model attempts to provide investors with a means of capitalizing on major shifts in interest rates. Smith Point believes that while the returns associated with the trend portion of the model alone are not unfavorable, they can be somewhat volatile.

To attempt to reduce that volatility and minimize losses during trendless periods and maximize gains during trending periods, the program uses the second model to evaluate the risk level of a given trend signal. This model measures the volatility of a futures contract’s price and compares that recent volatility with the contract price’s longer-term volatility. In periods when prices are moving up and down dramatically by the model’s historic standards, the costs associated with being wrong about the direction of a trend are perceived as greater than in periods of lower price volatility. Accordingly, in periods of high volatility by the model’s standards, exposure is reduced. In periods of moderate volatility, exposure is set at moderate levels. In periods of low volatility, the risk of big, against the trend price movements is perceived as reduced and exposure is increased.

In the Aggressive Program, the margin to equity ratio ranges from approximately 0.6% in periods of high volatility to approximately 4.1% in periods of moderate volatility to 10.6% in periods of low volatility. These ratios may change in the event of changes in margin levels set by the exchanges and as a result of market volatility.

F.    Brandywine Asset Management, Inc.

Brandywine Asset Management, Inc. (“Brandywine”) is a research and trading firm engaged in the business of managing Client accounts in a broad range of international financial and commodity markets. Programs offered by Brandywine include those that trade in futures contracts, options on futures contracts, forward contracts, cash currencies and other commodity interests traded in the interbank market and on United States and on non-United States exchanges and markets. (Referred to herein as Brandywine’s “Managed Futures Programs” or “Trading Programs”.) (The contracts traded in these Managed Futures Programs are hereinafter referred to collectively as “derivatives”.)

Brandywine has been registered with the CFTC as a CTA since September 2, 1982 and as a CPO since March 16, 1993 and has been a member of the NFA since July 1, 1984. Brandywine’s principal business address where its books and records are kept is at The Mill, 381 Brinton Lake Road, Thornton, Pennsylvania 19373. Brandywine’s telephone number is (610) 361-1000, its facsimile number is (610) 361-1001 and its e-mail address is info@brandywine.com.

Principals of the Trading Advisor.

Brandywine’s principals are Michael P. Dever and Christian J. Colton. Robert Sell and John Killmer are, respectively, Brandywine’s Lead Developer – Research Support, and Lead Research Developer.

Michael P. Dever, born 1957, is the Chairman, Director of Research and principal of Brandywine (since its formation in 1982). He received a bachelor’s degree in Business from West Chester University in 1981. Mr. Dever devotes the majority of his time at Brandywine directing Brandywine’s investment research and overall corporate strategy.

Christian J. Colton, born 1962, is Brandywine’s President and a principal. He joined Brandywine in January 2005 and his responsibilities include working with Mr. Dever in establishing overall corporate strategy, managing Brandywine’s client relationships and contributing to new product development. Prior to Brandywine he worked for 8 years at Exelon Power Team, where he developed their first risk management system and served as a member of their mergers & acquisition team. He began his career with six years at Merrill Lynch and one year at Canter Fitzgerald. Mr. Colton received his B.A. in Economics and Philosophy from the College of William and Mary and a Master of Public Administration from Indiana University.

There have been no material administrative, civil or criminal actions, whether pending or concluded, within five years preceding the date of this disclosure document, against Brandywine or its principals.

Trading Program.

Brandywine and its Chairman & Director of Research, Michael Dever, have developed and employed hundreds of unique futures trading strategies over the past 25 years. These strategies incorporate a diverse range of variables, including: fundamental, seasonal, sentiment, arbitrage and technical factors—the majority of them producing returns that are uncorrelated to trend following futures traders. As a result, adding Brandywine to a portfolio of trend following traders can increase the Fund’s risk-adjusted rate of return, sometimes substantially.

Furthermore, Brandywine’s investment philosophy is based on the belief that the most consistent and persistent investment returns across all market environments are best achieved by combining multiple uncorrelated trading strategies—each designed to profit from a logical, distinct return driver—into a truly diversified investment portfolio. Because Brandywine does not rely exclusively on short-term strategies or a niche portfolio to produce uncorrelated returns, and its returns are distributed across a large number of unique strategies and market positions, this increases the significance of both Brandywine’s tested and actual results.

Brandywine’s Diversified Futures program trades in more than 80 individual markets, plus holds dozens of additional positions in multiple contract months as required by many of the strategies. Brandywine’s proprietary portfolio allocation model is designed to dynamically readjust the allocations made to each position based on changes in each market’s volatility and correlation to the other markets in the portfolio. This ensures that, over time, an “average” move in any single market will not have a greater influence on the volatility of the portfolio than an “average” move in any of the other markets traded. The allocation of Brandywine’s Diversified Futures’ portfolio includes the Energy, Metals, Grain and Oilseeds, Food and Fiber, Interest Rate, Stock Index and FX Market Sectors.

In addition to market diversification across seven market sectors, Brandywine incorporates more than thirty independent trading strategies into its trading model. Brandywine has aggregated these trading strategies into six “Strategy Types”, as follows (the target allocation for each trading strategy is expressed in parentheses as a percentage of Brandywine’s overall trading model): (i) Short-term trend (15%): Intra-day to two-week trades designed to capture short-term structural or emotional moves based on time-price series analysis; (ii) Sentiment (5%): These strategies create trades based on either explicit information, such as sentiment surveys or implicit information, such as measures of options volatility; (iii) Arbitrage/Intermarket (25%): Rather than focusing on tightly constrained arbitrage trades (which are already well exploited by a large number of traders), Brandywine is primarily involved in what we define as “directional arbitrage”. An example is to evaluate the basis between futures and cash market prices, taking positions in the futures in anticipation of a convergence with cash prices; (iv) Fundamental (incl. Event & An example of a fundamental strategy is one that employs systematic Seasonal Strategies) (25%): analysis of the sugar market’s stocks/consumption ratio to identify periods to hold long and short positions in the sugar market; Event strategies respond to individual markets’ reactions following the release of fundamental information affecting each market, for example, a crop production report. Price activity of each relevant market is then tracked following the event and trades made based on divergences that occur from the “expected” price action; Seasonal strategies exploit the seasonal tendencies of certain markets; (v) Counter-trend (15%): One example of this is a strategy developed by Brandywine that looks for commodity markets that are trading at or near their marginal cost of production, and then uses any additional price declines to enter or add-to (within certain constraints) long positions. Long positions entered on such price declines are subsequently sold out following advances;

and (vi) Momentum/trend-following (10%): These generate trades based on the technical price trends exhibited by each futures market. While over the long-term (decades) a diversified portfolio utilizing trend-following strategies can be profitable, short-term performance of these strategies in any given market is usually quite erratic. These strategies provide great diversification in a portfolio with open arbitrage and counter-trend strategies, as their performances are often negatively correlated with each other.

As is evident from the foregoing, Brandywine’s uncorrelated returns (to trend followers) are the result of having a preponderance of strategies that are based on variables that are dissimilar to those underlying trend-following strategies.

A key element in the success of Brandywine’s multi-strategy approach is its proprietary portfolio allocation model, which balances trades across multiple independent trading strategies and markets. This portfolio allocation model was originally developed in the late-1980’s, near the end of Brandywine’s first decade of trading, by its in-house staff in combination with outside researchers from three Universities.

The model takes into account the fact that some strategies, by design, are specific to certain markets (such as fundamental, seasonal and event strategies), while others can be more broadly applied (such as short-term trend and sentiment strategies). Because of this the model is designed to dynamically adjust the weightings among each of the trading strategies and markets in the portfolio to account for the calculated risk and profit opportunities being signaled by the interaction of the various strategies operating in each market.

Because many of the strategies developed by Brandywine over the past two decades continue to be valid today, it has been able to build on this cumulative expertise. Without this it would be extremely difficult to simultaneously build the broad research and trading expertise necessary to launch such a broadly diversified managed futures trading program. Consistent with its multi-strategy approach, Brandywine is firmly dedicated to conducting ongoing research designed to further diversify its trading model.

Although Brandywine’s daily investment decisions are extremely disciplined and fully systematic, it does not employ a black-box investment approach. Before Brandywine begins testing a trading strategy, it seeks to understand the source of the return that it is attempting to capture and the potential persistence of the strategy. This requires Brandywine to fully develop a hypothesis. Because of this, testing is not intended to be the source of new investment ideas, rather it is the confirmation of the effectiveness of Brandywine’s investment hypothesis.

Required performance disclosure of Brandywine is located beginning on page 64.

G.    Marathon Capital Growth Partners LLC.

Marathon Capital Growth Partners L.L.C. is a Delaware limited liability corporation organized in March 1995. Marathon’s main business office is 264 Riverside Avenue, Westport, Connecticut 06880, and its telephone number is (203) 227-3412. Marathon has been registered as a CTA since March 29, 1995, and is a member of the NFA in such capacity.

Principals of the Trading Advisor.

The Principals of Marathon are Robert Ecke, Bruce Terry and Larry Snoddon.

Robert Ecke, age 62, has been a Member and a Managing Director of Marathon since its founding in March 1995. Mr. Ecke graduated from Amherst College with an A.B. in mathematics in 1965 and from Harvard University with a M.A. in mathematics education in 1967. From 1984-1985, Mr. Ecke competed in three consecutive United States Trading Championships (Options Division) finishing in the top 8 in each competition, registering returns of 80.7%, 43% and 45.1% respectively. Out of over 200 entrants Mr. Ecke was one of two participants to finish in the top 8 all three times. Mr. Ecke began managing futures portfolios with his short-term discretionary approach in 1995. He is solely responsible for management decisions with regard to the Marathon’s Discretionary Portfolio. Mr. Ecke, along with Mr. Terry, is directly responsible for all trading and money management decisions made by Marathon. Mr. Ecke has spent a number of years researching and developing proprietary models for Futures Interest trading. Along with Mr. Terry, Mr. Ecke has developed the risk management and asset allocation methodology employed by Marathon.

From January 1991 until December 1994, Mr. Ecke served as Director of Research for Chang-Crowell Management Corporation (“CCMC”) (and its predecessors), a registered CTA and CPO and an NFA member. Under his direction, CCMC broadened its participation in global Futures Interest markets, and introduced option strategies. Mr. Ecke continues as a principal and shareholder of Marathon Capital Investment Management Inc. (“MCIM”), formerly known as Chang-Crowell Investment Management Inc. (“CCIM”) a registered CTA and CPO and NFA member. From 1979 until March 1995, Mr. Ecke was associated with Smith Barney Inc. (and its predecessor) as an account executive where he designed and marketed hedging strategies to institutions utilizing futures and options.

Bruce Nelson Terry, age 47, has been a Member and a Managing Director of Marathon since its founding in March 1995. Mr. Terry graduated from the University of Rochester with a B.A. in economics in 1981. Mr. Terry, along with Mr. Ecke, is directly responsible for all trading and money management decisions made by Marathon. They have developed the risk management and asset allocation methodology employed by Marathon. Mr. Terry is registered as an Associated Person of Marathon. From August 1988 until March 1995, Mr. Terry served as Director of Business Development, for CCMC. He served as a principal of CCIM from July 1990 to November 2003 when it became MCIM. He continues as a principal and shareholder of MCIM. From June 1999 to October 2005 Mr. Terry served as President of Weston Financial Services (“WFS”) an NASD registered broker dealer and a subsidiary of Weston Capital Management, LLC (“WCM”), a specialist in alternative investments. WCM is a registered CTA, CPO, RIA and NFA member, and Mr. Terry has been registered as an associated person and principal of WCM and a member of the NFA in such capacities since September 2003 as well as branch manager of WCM since December 2003. Mr. Terry was responsible for Weston’s worldwide distribution of WCM’s products and services.

From 1984 until March 1995, Mr. Terry was associated with Smith Barney Inc. (and its predecessors) where he held the following positions: Marketing Manager-Managed Futures Products; Vice President; Regional Sales Director; and Account Executive. Mr. Terry began his career as computer programmer and researcher of computer trading systems in 1981. Mr. Terry was formerly a Director of the Financial Instrument Exchange, and a former member of the Executive Board of Directors of the Managed Funds Association. Mr. Terry is a frequent speaker at international conferences on topics in the derivative management field. Mr. Terry has participated in several international marathons.

Larry E. Snoddon, age 60, has been a Member of Marathon since May 1999. He received his undergraduate degree from the University of Michigan and a M.A. from the University of Wisconsin. Mr. Snoddon began working in public relations for American Express and General Motors Corporation. Since 1972 he has been employed by and held several executive positions at Burson-Marsteller Inc. (“BM”), the world’s largest public relations firm, before moving into the position of CEO. During this period, Mr. Snoddon managed BM’s relationship with Merrill Lynch, one of its largest clients. The firm served Merrill Lynch in virtually all areas of communications and marketing, including capital markets, private client, corporate issues and government relations. He also founded the BM’s health care practice that grew to become its largest business line. Under his management, business in the European market tripled for a five-year period and the office network increased to 65 offices worldwide. He has worked with CBS Inc., DuPont, Anderson consulting (now Accenture), Sun Microsystems, Coca Cola, Nike, Pfizer, Merck, Johnson & Johnson, Hoechst, Glaxo, Smith Kline Beecham, among others. He has supervised global marketing and public affairs campaigns as well as crisis management programs.

Until his retirement in January 1998, Mr. Snoddon was Vice Chairman of, a member of the Executive Committee for and a Director of Young & Rubicam Inc. as well as a Director of its Burson-Marsteller division. In this position, he was responsible for managing the development and implementation of the company’s corporate business plan, managing all aspects of the Y&R lines of business. He also maintained direct client responsibilities.

Currently, Mr. Snoddon is Vice Chairman of APCO Worldwide, a global public affairs and strategic communications firm headquartered in Washington, D.C. He holds memberships at the University Club (New York), New York Yacht Club,

Greenwich Country Club, Riverside Yacht Club and the Royal Automobile Club of London. Mr. Snoddon is an avid sailor and served on the Board of the New York Yacht Club’s Americas Cup Challenge in 1997. He is presently Fleet Captain, Chairs the Club’s Communications Committee and serves on the Committee on Competitions.

Mr. Snoddon has served as one of two public directors on the national Board of Directors of the American Institution of Architects and also is a Director of the Isle of Man Broadcasting Corporation. He is a Fellow of the Royal Society for the Arts in London and has served as a trustee of the U.S. China Arts Exchange of Columbia University.

Required performance disclosure of Marathon is located beginning on page 67.

Trading Program.

Marathon will trade the partnership’s assets allocated to it using the System Diversified Portfolio.

The System Diversified Portfolio is based on technical, trend following trading methodologies. In an attempt to achieve long-term capital growth for clients, Marathon is committed to paying equal attention to trend recognition, portfolio diversification and risk management.

The signal generator utilizes a number of independent trading systems, which analyze market movements and internal market and price configuration. The primary objective of each trading system is to profit from major and sustained Futures Interest price trends. In an attempt to limit losses, each system-generated position maintains a stop-loss point. This point is predetermined daily by a proprietary computer model.

The portfolio will participate in approximately 35 futures contract markets in the following markets sectors: Foreign Exchange, Interest Rates, Metals, Energies and Softs & Grains. The ratio of position margin to account equity ranges from 12% to 18%.

Marathon’s proprietary portfolio risk filter is designed to identify certain conditions that have historically proven ideal for both increasing and decreasing portfolio exposure. The risk management approach incorporates a multiple of systems. Volatility is one of the primary components in determining when to increase and decrease portfolio exposure. Average volatility is monitored in a variety of time periods daily, weekly and monthly. The risk management model is systematic and operates independent of the signal generator.

H.    NuWave Investment Corp.

NuWave Investment Corp. (“NuWave”) is engaged in the business of providing trading advisory services to customers with respect to futures contracts, forward contracts, options on futures contracts and physical commodities, exchange of futures for physical (“EFP”) transactions, and other futures-related interests (collectively, “futures interest contracts”) on United States and foreign exchanges and markets. NuWave trades futures interest contracts including, but not limited to, contracts in agricultural items, energy products, financial instruments and indices, foreign currencies, and metals.

NuWave has been registered with the CFTC as a commodity trading advisor since February 24, 1993 and as a commodity pool operator since June 14, 2004. NuWave is a member of the NFA in such capacities effective December 2001. NuWave operates its principal office at 1099 Mount Kemble Avenue, Morristown, New Jersey 07960, Telephone: (973) 425-9192, Fax: (973) 425-9190, E-mail: info@NuWavecorp.com.

Principals of NuWave.

NuWave’s principals are Troy W. Buckner, John S. Ryan and Yury V. Orlov.

Troy W. Buckner is a principal of NuWave. Mr. Buckner is a 17 year industry veteran who began his career at Salomon Brothers, Inc. as a derivatives and program trading specialist in 1986. In 1989 Mr. Buckner left Salomon Brothers to focus his full attention on the design and implementation of sophisticated trading models for use in the futures and equity markets. After five years of full time position trading based on his proprietary methodologies, Mr. Buckner joined Classic Capital as a principal with responsibility for the design and execution of both futures and U.S. equity investment models. In 1995 Hyman Beck & Company hired Mr. Buckner as a principal to develop and manage systematic, short-term investment strategies capable of trading the world’s liquid futures and currency markets. His extensive research into innovative, non-correlated investment programs is complemented by years of trading experience and an in-depth understanding of market theory. As of March 2003, Mr. Buckner is listed as a principal and AP of Mt. Kemble Futures, a registered IB set up to service the needs of potential NuWave clients in need of a clearing relationship. Mr. Buckner graduated Magna Cum Laude from the University of Delaware in 1984 with a double major (finance/accounting) and a minor (economics) before earning his M.B.A from the University of Chicago in 1986.

John S. Ryan is a principal of NuWave. Mr. Ryan began his career in 1988 at IBM, where he designed corporate networks in New York City. Specializing in systems and communications, he implemented custom solutions for top NYC law firms and universities. In 1993, after five years at IBM, Mr. Ryan was recruited by recently formed Hyman Beck & Company to head their technology effort. At Hyman Beck he held the titles of Principal and Director of Technology and was credited with helping build the infrastructure that was critical to their success. In addition to his technology role, Mr. Ryan was a member of Hyman Beck’s research team, where his programming and quantitative skills were utilized in designing new trading systems. At the time of his departure in January 2001, Mr. Ryan was integrally involved with the establishment of Hyman Beck’s electronic trading presence. Mr. Ryan earned his B.B.A degree in Computer Information Systems from Bernard Baruch College, City University of New York.

Yury V. Orlov is a principal of NuWave. Dr. Orlov began his professional career in 1986 at the Nuclear Physics Institute, Moscow State University where he held the title of Research Scientist until October 2003. The principals of NuWave engaged Dr. Orlov as an off-site consultant beginning in 1997, and by January 2000, he had become integral in the design of NuWave’s advanced electronic execution and modeling software. In October 2003, Dr. Orlov moved to the United States, joining NuWave as a Principal in their New Jersey offices. Dr. Orlov’s expertise is in the area of pattern recognition, genetic algorithms, time series analysis, and programming. Mr. Orlov obtained his Masters Degree in Physics in 1983 and his PhD in Time Series Segmentation and Pattern Recognition, both from Moscow State University. Dr. Orlov has authored or co-authored more than 50 publications relating to his specialties and has been published in several scientific journals.

Trading Program.

NuWave relies primarily on technical analysis. The trading methodologies employed by NuWave are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative and proprietary in nature. Unlike many technical trading managers employing simplistic trend-following strategies, NuWave utilizes unique methodologies that target half the risk for the same level of return provided by other futures managers. These strategies are designed to provide increased levels of stability and consistency while offering low correlation with both traditional and non-traditional investments.

NuWave, from time to time, may change or refine the trading systems employed to manage its accounts as a result of ongoing research and development. Limited Partners will not be informed of these changes as they may occur. Additional trading systems may be developed by the principals of NuWave and may be employed in trading accounts managed by NuWave. The principals of NuWave review and maintain discretion over all computer generated trading parameters.

Although technical trading systems normally consist of a series of fixed rules applied manually or by computer, such systems still require certain subjective judgments and decisions. For example, NuWave will select the contracts and markets which will be followed, the contracts and markets which will be actively traded and the contract months in which positions will be maintained. NuWave will also determine when to roll over a position (i.e., liquidate a position which is about to expire and initiate a new position in a more distant contract month). These types of decisions require consideration of, among other things, the volatility of a particular market, the pattern of price movements (both interday and intraday), open interest, trading volume, changes in spread relationships between various contract months and between various contracts and overall portfolio balance and risk exposure. With respect to the timing and execution of trades, NuWave must make decisions that it believes will minimize market impact. No assurance can be made that consideration will be given to any or all of the foregoing factors by NuWave with respect to every trade for an account managed by it or that consideration of any of such factors in a particular situation will lessen the account’s risk of loss. Limited Partners should be aware that such decisions may involve a substantial element of judgment and the unavailability of NuWave or its principals to make such decisions could materially impair the operation of the technical trading approach.

Along with the subjective decision making authority reserved for its principals, NuWave also maintains certain risk management procedures for determining the appropriate quantity of contracts to be traded for an account of a given size and for all accounts. NuWave may continually adjust its trading portfolios and the position size of an order immediately prior to placement, and/or after the initial position is established, based on such factors as past market volatility, prices of commodities, amount of risk, potential return and margin requirements. The decision not to trade a certain futures interest at certain times or to reduce the number of contracts traded in a particular futures interest may result in missing significant profit opportunities that otherwise might have been captured if NuWave depended solely on the computer-based aspects of its trading strategy or on different trading strategies altogether.

NuWave may, at its discretion, adjust leverage in certain markets or entire portfolios. Adjustments to certain positions or entire portfolios for leverage may positively or negatively affect performance. In addition, if an adjustment is made to one trading portfolio it is not necessarily made to all portfolios. Factors which may affect the decision to adjust leverage include research, portfolio diversification, current market volatility, risk exposure, subjective judgment, and evaluation of other general market conditions. No assurance is given to clients such as the Partnership that such leverage adjustments will be to their financial benefit, and such leverage adjustments may actually result in lost opportunities or substantial losses.

New client accounts may encounter certain risks related to the initial investment of assets during account start-up periods. For example, during an account’s start-up period, the level of diversification may be lower than a previously existing account with a fully committed and diversified portfolio. Also, a new account may commence trading in markets which have experienced price movement in the account’s favor but then subsequently retrace.

Since NuWave considers preservation of initial assets paramount to producing trading results, NuWave employs risk management techniques in an effort to reduce risk. These techniques include attempts to trade multiple uncorrelated markets in an effort to diversify as well as to limit the equity committed to each market and market sector. In addition, NuWave prefers to initiate new client accounts following periods of negative performance in order to protect initial capital. No assurance can be given to clients such as the Fund that such techniques will be to their financial benefit, and such techniques may actually result in lost opportunities or substantial losses.

The potential for profit, and associated risks, for a particular client’s account at different times, and for different client accounts at the same time, may vary significantly according to factors including, but not limited to, the NuWave portfolio traded, market conditions, the size of the given account, the brokerage commissions charged, the management and incentive fees charged, the contracts, if any, excluded by the client, and the account commencement date. Accordingly, no client should expect the same performance results as any other account or the composite performance presented herein.

NuWave currently offers its clients two portfolios in which to participate: “Combined Portfolio” and “Electronic Futures Portfolio”. Each portfolio is traded pursuant to NuWave’s trading methodologies. NuWave, at its discretion and according to its research, may add to or delete from the markets traded in each portfolio. The actual portfolio balance and number of markets traded may depend, in part, on the size of the client’s account.

The Combined Portfolio evolved from the intent NuWave’s principals to achieve a more stable, lower volatility return enhanced by diversification not only across different markets, but across trading styles as well. NuWave believes, based on its research to date, that the performance of each of its three programs, Alpha, Pattern Recognition and Beta, exhibit a substantial degree of non-correlation with one another as well as with other traditional strategies in any investment arena.

Combining the three programs in one portfolio provides prospective investors with both enhanced diversification and expected cost savings. It is common for the Alpha, Pattern Recognition or Beta programs to hold opposite positions in any given market. Because positions for these programs are netted within a single account, clients save needless transactions costs that occur if these programs were managed by separate advisors. Similarly, incentive fees are netted for the three trading programs that comprise the Combined Portfolio. This prevents an incentive fee payment to NuWave unless the net performance across programs warrants. NuWave believes that a long-term commitment to its trading approach is necessary for profitable trading opportunities.

The Alpha Program is a technical and systematic trading program designed to provide broadly diversified, low correlation returns from a trading style considerably different than that which is typical of the managed futures industry. Portfolio composition includes a broad and diverse group of domestic and international futures and currency markets. Nearly 65% of market exposure is derived from international stock, bond and currency markets. The remaining 35% includes various commodity markets.

Alpha positions itself to take advantage of significant longer term price moves, often before it has become clear to market participants that such a movement in price is underway. The program employs a series of proprietary algorithms that highlight trading opportunities that may be with, or against, the current trend. The result is a strategy with the ability to trade in varying market conditions, multiple time frames, and in any liquid market. There is the potential for more consistent, low correlation returns and the opportunity to manage larger pools of assets due to the offbeat nature of trade selection, entry, and exit.

History has shown that managers of non-correlated futures portfolios are forced to trade the very short-term. This fact typically limits asset growth significantly. The Alpha Program, as it is applied here, generally trades the longer term time frame. As a result, low correlations and more consistent returns are possible from approximately 800 round turns per $1 million, per year versus the 2000-4000 round turns typical of short-term traders. This program is offered only as a component of the Combined Portfolio.

The Pattern Recognition Program is a unique, systematic program that trades what NuWave believes are the world’s 35 most liquid futures markets while generating results that are designed to have little correlation with other investment styles. Nearly 65% of market exposure is derived from international stock, bond and currency markets. The remaining 35% includes various commodity markets. The trading strategy is based upon the assumption that markets exhibit a degree of repetitive price action that can be identified throughout history. Factors responsible for such repetition may include fundamental factors (economic cycles, interest rates, weather and seasonality etc.) and human factors (fear, greed and other emotions).

NuWave’s experience suggests that all successful traders rely on some form of pattern recognition, although the information they analyze to discern repetitive price tendencies may differ. For example, discretionary traders possess historical knowledge and experience which allows them to analyze many kinds of information that give clues to future market direction. Traders such as these study current fundamental data, economic trends, technical factors, etc. that collectively form the current pattern of events. This current pattern of events is evaluated in the context of history in order to form an opinion of the likely effect on prices.

The Pattern Recognition Program analyzes current price patterns in the context of history, emphasizing those occasions where there is statistical, evidence supporting the probability that prices will move in a particular direction.

NuWave believes that markets are, in general, very efficient and that price movement is to a large extent random. These facts do not prevent the identification of repetitive profit opportunities, however, they merely underscore the difficulty associated with capturing these opportunities with reasonable consistency. With a rigorous, probabilistic methodology that identifies repetitive historical tendencies, NuWave attempts to benefit from a modest but consistent edge and solid risk control. This program is offered only as a component of the Combined Portfolio.

The Beta Program is a technical and systematic trading program designed to provide broadly diversified, low correlation returns from a short-term trading style considerably different than that which is typical of the managed futures industry. Incorporating a broad and diverse group of domestic and international futures and currency markets in its trading mix, nearly 65% of market exposure is derived from international stock, bond, and currency markets. The remaining 35% includes various commodity markets.

Designed to take advantage of short-term volatility and the more random nature of short-term price movements, Beta will trade with 9-day average holding periods. It has been designed to complement the Alpha and Pattern Recognition programs that currently make up the Combined Portfolio and will not be offered separately. Correlation between the Beta Program and the other two Combined components will be approximately 0.1.

History has shown that managers of non-correlated futures portfolios are forced to trade the very short-term, with round-turns of 2000-4000 per $1 million per/year. This fact typically limits asset growth significantly. The Beta Program generates only 1000 round-turns per $1 million per/year and is unique in its ability to complement both short and long term investment styles, while maintaining significant asset capacity.

The Electronic Futures Portfolio is based upon NuWave’s fully automated, state-of-the-art trading program. Focusing only on those futures contracts that exist and trade in a purely electronic fashion, the portfolio’s returns are generated through the identification of short-term price dislocations. All trading is 100% automated, allowing a rapid style of trading that would not be possible without the aid of sophisticated computer programming. While presently focused on domestic stock index contracts, NuWave expects to broaden trading in this program to include several worldwide futures contracts with a particular focus on financial futures.

Required performance disclosure of NuWave is located beginning on page 72.

PERFORMANCE RECORDS

THE PARTNERSHIP

The table below contains the actual subscription and trading performance of The Price Fund I, L.P. since inception in January 2004. As of the date of this document, the partnership has invested approximately 31% of its assets with Abraham Trading Company, 12% with Ascendia Capital Management LLC, 25% with Clarke Capital Management, Inc., 3% with Rohrs & Company LLC, 16% with Smith Point Investments, Ltd and 13% in U.S. Treasury Bills or cash.

PERFORMANCE OF THE PRICE FUND I, L.P.

January 2004*-December 2005

Type of Pool:	Publicly Offered
Inception of Trading:	1/04
Aggregate Gross Subscriptions as of December 31, 2005:	$2,253,787
Net Asset Value as of December 31, 2005:	$1,504,416
Worst Monthly Percentage Draw-Down(1):	Jan 04 (-6.02%)
Worst Peak-to-Valley Draw-Down(1):	May 04 to Apr 05 (-6.85%)
*	The Partnership commenced trading on January 12th, 2004
(1)	“Draw-Down means losses experienced by the fund over a specific period.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

MONTH	2005	2004
JAN	-2.73%	-6.02%
FEB	-0.37%	4.46%
MAR	0.47%	0.93%
APR	-0.52%	0.86%
MAY	7.98%	2.17%
JUN	0.30%	-4.84%
JUL	-0.08%	-0.30%
AUG	-1.24%	1.63%
SEP	-1.29%	-2.17%
OCT	0.98%	4.06%
NOV	-1.66%	-0.36%
DEC	-2.54%	-1.68%
YEAR	-1.11%	-1.80%

COMMODITY TRADING ADVISORS

The following tables contain capsule performance data for Abraham Trading Company, Ascendia Capital Management LLC, Clarke Capital Management, Inc., Rohrs & Company LLC, Smith Point Investments, Ltd, Brandywine Asset Management, Inc, Marathon Capital Growth Partners and NuWave Investment Corp. The general partner has assets allocated to, Abraham, Ascendia, Clarke, Rohrs and Smith Point as of the date of this document.

The respective advisors have provided this information to the partnership. Such data is presented in two parts for each advisor: first with respect to programs into which the partnership intends on allocating a portion of its assets, and second for programs offered by such advisors into which the partnership does not intend presently to allocate a portion of its assets.

A.    PROGRAM CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

1.    ABRAHAM TRADING CO.

Name of CTA	Abraham Trading Co.
Name of Trading Program	Diversified Program
Inception of Trading by CTA	Jan-88
Inception of Trading in Program	Jan-88
Number of Accounts in Program as of December 2005	11
Total Assets Managed as of December 2005	$134,807,166
Total Assets Managed in this Program as of December 2005	$134,807,166
Worst Monthly Percentage Draw-Down	-13.68% (11/01)
Worst Peak-to-Valley Draw-Down	27.18% (11/04-07/05)
Number of Accounts Closed with a Profit as of December 2005	3
Number of Accounts Closed with a Loss as of December 2005	7

ABRAHAM-DIVERSIFIED PROGRAM

MONTH	2005	2004	2003	2002	2001
JAN	-5.48%	0.47%	24.18%	-1.73%	2.28%
FEB	-8.95%	8.38%	13.18%	1.33%	2.99%
MAR	-1.00%	0.88%	-4.73%	-6.62%	15.17%
APR	-10.04%	-6.22%	2.02%	4.99%	-10.20%
MAY	1.93%	2.53%	5.59%	1.51%	5.13%
JUN	6.66%	1.37%	-7.06%	7.75%	4.47%
JUL	-12.16%	6.74%	-4.86%	-3.97%	-2.85%
AUG	15.74%	-12.25%	-3.54%	9.86%	4.89%
SEP	-5.79%	7.84%	7.02%	3.29%	9.28%
OCT	-5.98%	4.32%	22.09%	-10.19%	4.13%
NOV	14.15%	2.79%	-0.03%	-1.80%	-13.68%
DEC	3.93%	-0.51%	8.69%	18.41%	-0.50%
YEAR	-10.98%	15.38%	74.66%	21.51%	19.17%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

1.    ABRAHAM TRADING CO.

Salem Futures Fund-Commodity Pool

The following summary performance information presents the composite results of the Salem Futures Fund from January 2001 through December 2005.

Name of Pool:    Salem Futures Fund, L.P.

Type of Pool:    Privately offered

Inception of trading by Trading Advisor:    November 1, 1990

Aggregate subscriptions since inception:    $160,256,638

Current Net Asset Value:    $101,096,255

Largest monthly Composite drawdown (five year period):    -13.68% (11/01)

Largest peak-to-valley Composite drawdown (five year period):    -27.14% (11/04- 7/05)

SALEM FUTURES FUND—Commodity Pool

Year	2005	2004	2003	2002	2001
Return	-10.68%	15.40%	74.66%	21.50%	19.17%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE PARTNERSHIP’S ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE.

A.    PROGRAM CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

2.    ASCENDIA CAPITAL MANAGEMENT LLC

Name of CTA	Ascendia Capital Management LLC
Name of Trading Program	Global Diversified
Inception of Trading by CTA	June 1998
Inception of Trading in Program	June 1998
Number of Accounts in Program as of December 31, 2005	1
Total Assets Managed as of December 31, 2005	$2,066,023 (Nominal Funds)
Total Assets Managed in this Program as of December 31, 2005	$2,066,023 (Nominal Accounts)
Worst Monthly Percentage Draw-Down	-14.77 (7/01)
Worst Peak-to-Valley Draw-Down	-26.95% (2/03-9/03)
Number of Accounts in Program Closed with a Profit as of December 31, 2005	0
Number of Accounts in Program Closed with a Loss as of December 31, 2005	0

ASCENDIA—GLOBAL DIVERSIFIED PROGRAM

MONTH	2005	2004	2003	2002	2001
JAN	-8.72%	4.60%	11.82%	-1.88%	-2.73%
FEB	-0.88%	13.29%	2.88%	-6.32%	-2.52%
MAR	0.13%	-2.00%	-11.80%	1.26%	13.35%
APR	-6.30%	-8.22%	0.28%	-0.16%	-9.72%
MAY	-4.27%	-2.86%	6.95%	6.44%	12.34%
JUN	1.78%	-1.71%	-6.43%	7.72%	-3.11%
JUL	0.34%	-1.52%	-5.40%	12.96%	-14.77%
AUG	3.70%	-3.46%	-1.37%	8.93%	5.13%
SEP	13.40%	13.12%	-11.55%	8.73%	7.21%
OCT	-8.57%	8.86%	8.74%	-8.34%	11.96%
NOV	6.74%	8.92%	-1.44%	-7.62%	-9.78%
DEC	-3.29%	0.65%	10.92%	10.05%	-3.02%
YEAR	-7.90%	30.62%	-0.10%	32.84%	-0.62%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

A.    PROGRAMS CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

3.    CLARKE CAPITAL MANAGEMENT, INC.

Name of CTA	Clarke Capital Management, Inc
Name of Trading Program	Global Basic Program
Inception of Trading by CTA	Dec-93
Inception of Trading in Program	Feb-96
Number of Accounts in Program as of December 2005	72
Total Assets Managed as of December 2005	$332,320,120
Total Assets Managed in this Program as of December 2005	$12.1 million
Worst Monthly Percentage Draw-Down	-12.25% (1/03)
Worst Peak-to-Valley Draw-Down	-22.57% (3/01 – 11/02)
Number of Accounts in Program Closed with a Profit as of December 2005	22
Number of Accounts in Program Closed with a Loss as of December 2005	18

CLARKE—GLOBAL BASIC PROGRAM

MONTH	2005	2004	2003	2002	2001
JAN	-3.94%	-7.15%	-12.25%	-2.57%	-2.54%
FEB	0.67%	16.19%	13.32%	-5.71%	-0.02%
MAR	-1.38%	2.54%	-8.90%	7.50%	12.78%
APR	2.96%	1.47%	5.81%	-5.80%	-7.38%
MAY	20.05%	6.68%	45.50%	3.25%	1.09%
JUN	4.13%	-7.75%	-4.69%	2.29%	-4.88%
JUL	1.20%	-0.86%	-0.94%	2.45%	0.22%
AUG	0.47%	2.01%	-2.19%	0.45%	5.28%
SEP	-1.03%	-2.42%	-0.50%	-3.36%	-4.59%
OCT	-0.21%	0.43%	-11.00%	-10.68%	12.26%
NOV	1.50%	2.65%	-3.35%	-3.00%	-8.29%
DEC	-1.82%	1.32%	12.30%	33.80%	-0.88%
YEAR	22.78%	14.11%	23.78%	13.77%	0.56%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

3.    CLARKE CAPITAL MANAGEMENT, INC.

CLARKE—Worldwide Program

The following summary performance information presents the composite results of the Worldwide Program from January 2001 through December 2005.

Name of CTA:    Clarke Capital Management, Inc.

Name of Trading Program:    Worldwide Program

Inception of Trading by CTA:    12/93

Inception of Trading in Program:    1/96

Total Number of Accounts in Program as of December 2005:    113

Total Assets Managed as of December 2005:    $332,320,120

Total Assets Managed in this Program as of December 2005:    $42.2 million

Worst Monthly Percentage Draw-Down:    -7.12% (3/03)

Worst Peak-to-Valley Draw-Down:    -13.94% (3/1 – 2/02)

Number of Accounts in Program Closed with a Profit as of December 2005:    10

Number of Accounts in Program Closed with a Loss as of December 2005:    28

CLARKE—Worldwide Program

Year	2005	2004	2003	2002	2001
Return	8.09%	6.47%	27.12%	15.79%	-9.49%

CLARKE—Domestic Diversified Program

The following summary performance information presents the composite results of the Domestic Diversified Program from January 2001 through December 2005.

Name of CTA:    Clarke Capital Management, Inc.

Name of Trading Program:    Domestic Diversified Program

Inception of Trading by CTA:    12/93

Inception of Trading in Program:    12/93

Total Number of Accounts in Program as of December 2005:    0

Total Assets Managed as of December 2005:    $332,320,120

Total Assets Managed in this Program as of December 2005:    $0 – Closed Program

Worst Monthly Percentage Draw-Down:    -12.09% (4/98)

Worst Peak-to-Valley Draw-Down:    -22.14% (2/97 – 4/98)

Number of Accounts in Program Closed with a Profit as of December 2005:    18

Number of Accounts in Program Closed with a Loss as of December 2005:    4

CLARKE—Domestic Diversified Program

Year	2005	2004	2003	2002	2001
Return	N/A	N/A	N/A	N/A	N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE PARTNERSHIP’S ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE.

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND, L.P.

3.    CLARKE CAPITAL MANAGEMENT, INC. (continued)

CLARKE—Global Magnum Program

The following summary performance information presents the composite results of the Global Magnum Program from January 2001 through December 2005.

Name of CTA:    Clarke Capital Management, Inc.

Name of Trading Program:    Global Magnum Program

Inception of Trading by CTA:    12/93

Inception of Trading in Program:    8/97

Total Number of Accounts in Program as of December 2005:    199

Total Assets Managed as of December 2005:    $332,320,120

Total Assets Managed in this Program as of December 2005:    $48.1 million

Worst Monthly Percentage Draw-Down:    -8.87% (11/01)

Worst Peak-to-Valley Draw-Down:    -25.40% (10/01 – 10/02)

Number of Accounts in Program Closed with a Profit as of December 2005:    24

Number of Accounts in Program Closed with a Loss as of December 2005:    10

CLARKE—Global Magnum Program

Year	2005	2004	2003	2002	2001
Return	10.95%	8.60%	49.86%	10.10%	17.10%

CLARKE—Millennium Program

The following summary performance information presents the composite results of the Millennium Program from January 2001 through December 2005.

Name of CTA:    Clarke Capital Management, Inc.

Name of Trading Program:    Millennium Program

Inception of Trading by CTA:    12/93

Inception of Trading in Program:    1/98

Total Number of Accounts in Program as of December 2005:    60

Total Assets Managed as of December 2005:    $332,320,120

Total Assets Managed in this Program as of December 2005:    $158.6 million

Worst Monthly Percentage Draw-Down:    -18.09% (3/03)

Worst Peak-to-Valley Draw-Down:    -20.43% (3/01–4/02)

Number of Accounts in Program Closed with a Profit as of December 2005:    6

Number of Accounts in Program Closed with a Loss as of December 2005:    12

CLARKE—Millennium Program

Year	2005	2004	2003	2002	2001
Return	10.65%	11.18%	39.22%	34.31%	2.88%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE PARTNERSHIP’S ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE.

B.     PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND, L.P.

3.    CLARKE CAPITAL MANAGEMENT, INC. (continued)

CLARKE—Orion Program

The following summary performance information presents the composite results of the Orion Program from January 2001 through December 2005.

Name of CTA:    Clarke Capital Management, Inc.

Name of Trading Program:    Orion Program

Inception of Trading by CTA:    12/93

Inception of Trading in Program:    7/99

Total Number of Accounts in Program as of December 2005:    9

Total Assets Managed as of December 2005:    $332,320,120

Total Assets Managed in this Program as of December 2005:    $2.0 million

Worst Monthly Percentage Draw-Down:    –7.56% (10/02)

Worst Peak-to-Valley Draw-Down:    –9.51% (5/01-2/02)

Number of Accounts in Program Closed with a Profit as of December 2005:    9

Number of Accounts in Program Closed with a Loss as of December 2005:    1

CLARKE—Orion Program

Year	2005	2004	2003	2002	2001
Return	3.87%	-1.92%	17.12%	10.54%	-1.14%

CLARKE—FXF-Plus Program

The following summary performance information presents the composite results of the FXF-Plus Program from May 2004 (inception of trading) through December 2005.

Name of CTA:    Clarke Capital Management, Inc.

Name of Trading Program:    FXF-Plus Program

Inception of Trading by CTA:    12/93

Inception of Trading in Program:    5/04

Total Number of Accounts in Program as of December 2005:    1

Total Assets Managed as of December 2005:    $332,320,120

Total Assets Managed in this Program as of December 2005:    $1.4 million

Worst Monthly Percentage Draw-Down:    –11.65% (7/04)

Worst Peak-to-Valley Draw-Down:    –21.84% (5/04-7/04)

Number of Accounts in Program Closed with a Profit as of December 2005:    0

Number of Accounts in Program Closed with a Loss as of December 2005:    0

CLARKE—FXF-Plus Program

Year	2005	2004 (since May)
Return	28.25%	4.75%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE PARTNERSHIP’S ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

3.    CLARKE CAPITAL MANAGEMENT, INC. (continued)

CLARKE—Energy Only Program

The following summary performance information presents the composite results of the Energy Only Program from April 2005 through December 2005.

Name of CTA:    Clarke Capital Management, Inc.

Name of Trading Program:    Energy Only Program

Inception of Trading by CTA:    12/93

Inception of Trading in Program:    4/2005

Total Number of Accounts in Program as of December 2005:    1

Total Assets Managed as of December 2005:    $332,320,120

Total Assets Managed in this Program as of December 2005:    $1.9 million

Worst Monthly Percentage Draw-Down:    -4.92% (6/05)

Worst Peak-to-Valley Draw-Down:    -9.90% (4/05 - 5/05)

Number of Accounts in Program Closed with a Profit as of December 2005:    0

Number of Accounts in Program Closed with a Loss as of December 2005:    0

CLARKE—Energy Only Program

Year	2005
Return	9.40%

CLARKE—Jupiter Program

The following summary performance information presents the composite results of the Jupiter Program from May 2005 through December 2005.

Name of CTA:    Clarke Capital Management, Inc.

Name of Trading Program:    Jupiter Program

Inception of Trading by CTA:    12/93

Inception of Trading in Program:    5/2005

Total Number of Accounts in Program as of December 2005:    1

Total Assets Managed as of December 2005:    $332,320,120

Total Assets Managed in this Program as of December:    $14.9 million

Worst Monthly Percentage Draw-Down:    -4.83% (10/05)

Worst Peak-to-Valley Draw-Down:    -4.83% (9/05 - 10/05)

Number of Accounts in Program Closed with a Profit as of December 2005:    0

Number of Accounts in Program Closed with a Loss as of December 2005:    0

CLARKE—Jupiter Program

Year	2005
Return	21.38%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE PARTNERSHIP’S ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE.

A.    PROGRAM CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

4.    ROHRS AND COMPANY, LLC

Name of CTA	Rohrs & Company LLC
Name of Trading Program	Seasonal Commodities Program
Inception of Trading by CTA	June 2004
Inception of Trading in Program	June 2004
Number of Accounts in Program as of December 31, 2005	1
Total Assets Managed as of December 31, 2005	$67,861 (Nominal Funds)
Total Assets Managed in this Program as of December 31, 2005	$67,861 (Nominal Accounts)
Worst Monthly Percentage Draw-Down	-6.71% (11/04)
Worst Peak-to-Valley Draw-Down	-15.19% (7/04-6/05)
Number of Accounts in Program Closed with a Profit as of December 31, 2005	0
Number of Accounts in Program Closed with a Loss as of December 31, 2005	1

ROHRS & COMPANY—SEASONAL COMMODITY PROGRAM

MONTH	2005	2004
JAN	0.10%
FEB	-0.19%
MAR	-1.34%
APR	1.90%
MAY	-0.25%
JUN	-5.18%	6.24%
JUL	0.48%	5.41%
AUG	9.85%	-4.22%
SEP	-1.25%	2.70%
OCT	4.51%	-2.52%
NOV	7.85%	-6.71%
DEC	-2.21%	-0.21%
YEAR	14.14%	-0.04%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

4.    ROHRS AND COMPANY, LLC

Grow Fund, L.P.—Commodity Pool

The following summary performance information presents the composite results of the Grow Fund from January 2001 through December 2005.

Name of Pool:    Grow Fund, L.P.

Type of Pool:    Privately Offered

Inception of trading:    October 1999

Aggregate Gross Subscriptions as of December 2005:    $132,000

Net Asset Value as of December 2005:    $121,698

Largest monthly percentage drawdown:    -12.38% (5/04)

Largest peak-to-valley drawdown:    -42.95% (10/03-7/05)

GROW FUND, L.P.—Commodity Pool

Year	2005	2004	2003	2002	2001
Return	-5.53%	-29.52%	18.91%	6.19%	-23.86%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE FUND’S ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE.

A.    PROGRAM CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

5.    SMITH POINT INVESTMENTS, LTD

Name of CTA	Smith Point Investments, Ltd
Name of Trading Program	Aggressive Program
Inception of Trading by CTA	Mar-95
Inception of Trading in Program	Mar-95
Number of Accounts in Program as of December 2005	4
Total Assets Managed as of December 2005	$37,729,373
Total Assets Managed in this Program as of December 2005	$15.3 million
Worst Monthly Percentage Draw-Down	-23.49% (3/03)
Worst Peak-to-Valley Draw-Down	-31.18% (2/03 –1/04)
Number of Accounts in Program Closed with a Profit as of December 2005	0
Number of Accounts in Program Closed with a Loss as of December 2005	0

SMITH POINT—AGGRESSIVE PROGRAM

MONTH	2005	2004	2003	2002	2001
JAN	-0.17%	-1.14%	-2.81%	-1.37%	2.73%
FEB	0.55%	19.47%	16.88%	3.20%	-0.54%
MAR	5.78%	12.85%	-23.49%	-8.26%	0.13%
APR	-3.12%	-2.90%	-8.43%	-1.51%	-4.96%
MAY	3.15%	1.54%	18.88%	8.56%	-2.80%
JUN	-3.63%	0.41%	-4.05%	18.58%	-7.61%
JUL	-2.77%	3.34%	8.64%	15.02%	10.87%
AUG	-0.94%	6.81%	-5.01%	3.47%	9.99%
SEP	-2.29%	0.32%	0.56%	1.08%	10.32%
OCT	12.53%	2.04%	-1.74%	-3.91%	4.67%
NOV	-13.75%	-0.98%	-11.00%	-0.56%	-12.22%
DEC	-2.82%	-6.33%	-3.83%	-0.92%	0.92%
YEAR	-9.23%	38.30%	-20.29%	34.81%	8.92%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

5.    SMITH POINT INVESTMENTS, LTD

SMITH POINT—Regular Program

The following summary performance information presents the composite results of the Regular Program from January 2001 through December 2005.

Name of CTA:    Smith Point Investments, Ltd.

Name of Trading Program:    Regular Program

Inception of Trading by CTA:    3/95

Inception of Trading in Program:    3/95

Total Number of Accounts in Program as of December 2005:    2

Total Assets Managed as of December 2005:    $37,729,373

Total Assets Managed in this Program as of December 2005:    $22.3 million

Worst Monthly Percentage Draw-Down:    -12.05% (2/03)

Worst Peak-to-Valley Draw-Down:    -16.60% (3/03 – 1/04)

Number of Accounts in Program Closed with a Profit as of December 2005:    1

Number of Accounts in Program Closed with a Loss as of December 2005:    0

SMITH POINT—Regular Program

Year	2005	2004	2003	2002	2001
Return	-3.94%	18.13%	-10.76%	17.55%	6.52%

SMITH POINT FUND L.P.—Commodity Pool

The following summary performance information presents the composite results of the Diversified Program from January 2001 through July 2005.

Name of Pool:    Smith Point Fund

Name of Pool Operator:    Diversified Program

Inception of Trading by CTA:    3/95

Inception of Trading in Pool:    2/99

Total Number of Accounts in Program as of July 2005:    1

Total Assets Managed as of July 2005:    $27,527,022

Total Assets Managed in this Program as of July 2005:    $0 Closed Fund (7/05)

Worst Monthly Percentage Draw-Down:    -9.18% (8/04)

Worst Peak-to-Valley Draw-Down:    -19.69% (3/03 – 7/05)

Number of Accounts in Program Closed with a Profit as of July 2005:    1

Number of Accounts in Program Closed with a Loss as of July 2005:    0

SMITH POINT—Diversified Program

Year	2005 (7 months)	2004	2003	2002	2001
Return	-2.56%	1.11%	-10.03%	14.58%	14.13%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE PARTNERSHIP’S ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE.

A.    PROGRAM CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

6.    BRANDYWINE ASSET MANAGEMENT, INC.

Name of CTA	Brandywine Asset Management, Inc.
Name of Trading Program	Diversified Futures
Inception of Trading by CTA	June 1984
Inception of Trading in Program	January 2004
Number of Accounts in Program as of December 31, 2005	2
Total Assets Managed as of December 31, 2005	$18,249,547 (Nominal Funds)
Total Assets Managed in this Program as of December 31, 2005	$13,755,929 (Nominal Accounts)
Worst Monthly Percentage Draw-Down	-18.24% (8/2005)
Worst Peak-to-Valley Draw-Down	-26.31% (6/2005-8/2005)
Number of Accounts in Program Closed with a Profit as of December 31, 2005	0
Number of Accounts in Program Closed with a Loss as of December 31, 2005	1

BRANDYWINE-DIVERSIFIED FUTURES PROGRAM

MONTH	2005	2004
JAN	-9.09%	-0.18%
FEB	4.69%	6.31%
MAR	-3.52%	-2.47%
APR	5.83%	-1.42%
MAY	7.05%	-1.75%
JUN	-9.33%	3.78%
JUL	-0.59%	4.23%
AUG	-18.24%	3.67%
SEP	14.50%	1.15%
OCT	3.35%	-2.35%
NOV	12.60%	3.25%
DEC	1.53%	-2.02%
YEAR	3.71%	12.28%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

6.    BRANDYWINE CAPITAL MANAGEMENT, INC

Brandywine—Financial Futures Portfolio

The following summary performance information presents the composite results of the Financial Futures Portfolio from January 2004 through December 2005.

Name of Trading Advisor:    Brandywine Asset Management, Inc.

Name of Trading Program:    Financial Futures

Inception of trading by Trading Advisor:    June 1984

Inception of trading in program:    January 2004

Number of open accounts as of December 31, 2005:    1

Total assets in all programs (including notional funds) as of December 31, 2005:    $18,249,547

Total assets in this program (including notional funds) as of December 31, 2005:    $6.5 million

Largest monthly Composite drawdown (five year period):    -7.40% (1/05)

Largest peak-to-valley Composite drawdown (five year period):    -7.68% (12/04- 1/05)

Number of profitable closed accounts (five year period) as of December 31, 2005:    0

Number of unprofitable closed accounts (five year period) as of December 31, 2005:    0

Brandywine—Financial Futures

Year	2005	2004	2003	2002	2001
Return	23.95%	13.76%	N/A	N/A	N/A

Brandywine—FX Program

The following summary performance information presents the composite results of the FX Portfolio from January 2004 through December 2005.

Name of Trading Advisor:    Brandywine Asset Management, Inc.

Name of Trading Program:    FX

Inception of trading by Trading Advisor:    June 1984

Inception of trading in program:    January 2004

Number of open accounts as of December 31, 2005:    1

Total assets in all programs (including notional funds) as of December 31, 2005:    $18,249,547

Total assets in this program (including notional funds) as of December 31, 2005:    $6.4 million

Largest monthly Composite drawdown (five year period):    -10.72% (9/05)

Largest peak-to-valley Composite drawdown (five year period):    -29.77% (12/04- 12/05)

Number of profitable closed accounts (five year period) as of December 31, 2005:    0

Number of unprofitable closed accounts (five year period) as of December 31, 2005:    0

Brandywine—FX Program

Year	2005	2004	2003	2002	2001
Return	-21.83%	2.88%	N/A	N/A	N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE FUND’S ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE.

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

6.    BRANDYWINE CAPITAL MANAGEMENT, INC.

Brandywine—L/S Futures Program

Name of CTA:    Brandywine Asset Management, Inc.

Start Date (Client Accounts):    June 1984

Start Date (This Program):    September 2002

Number of Accounts in Program:    0 (Program closed September 2003)

Total Nominal Assets Under Management by CTA (1)(2):    $18,249,547

Worst Monthly Percentage Draw-down (3):     -15.33% (12/2002)

Worst Peak-to-Valley Drawdown (4):    -15.33% (12/2002- 12/2002)

Rate of Return:

2003 Annual Return:    161.39% (9 months)

2002 Annual Return:    23.56% (4 months)

Brandywine—Benchmark (Modified)

Name of CTA:    Brandywine Asset Management, Inc.

Start Date (Client Accounts):    June 1984

Start Date (This Program):    November 2001

Number of Accounts in Program:    0 (Program closed in October 2003)

Total Nominal Assets Under Management by CTA (1)(2):    $18,249,547

Worst Monthly Percentage Draw-down (3):    -4.36% (10/2002)

Worst Peak-to-Valley Drawdown (4):    -12.52% (11/2001- 6/2002)

Rate of Return:

2003 Annual Return:    3.74% (10 months)

2002 Annual Return:    -3.94%

2001 Annual Return:    -5.86% (2 months)

Brandywine—Benchmark ST

Name of CTA:    Brandywine Asset Management, Inc.

Start Date (Client Accounts):    June 1984

Start Date (This Program):    October 2000

Number of Accounts in Program:    0 (Program closed in December 2003)

Total Nominal Assets Under Management by CTA (1)(2):     $18,249,547

Worst Monthly Percentage Draw-down (3):    -6.76% (9/2001)

Worst Peak-to-Valley Drawdown (4):    -15.76% (5/2001- 6/2002)

Rate of Return:

2003 Annual Return:    5.39%

2002 Annual Return:    -0.09%

2001 Annual Return:    -5.96%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE PARTNERSHIPS ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE

A.    PROGRAM CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

7.     MARATHON CAPITAL GROWTH PARTNERS, LLC

Name of CTA	Marathon Capital Growth Partners, LLC
Name of Trading Program	System Diversified Portfolio
Inception of Trading by CTA	Mar-95
Inception of Trading in Program	Mar-95
Number of Accounts in Program as of December 2005	1
Total Assets Managed as of December 2005	$96,260,638
Total Assets Managed in this Program as of December 2005	$541,516
Worst Monthly Percentage Draw-Down	-7.59 (10/03)
Worst Peak-to-Valley Draw-Down	-18.21% (5/01 - 2/02)
Number of Accounts Closed with a Profit as of December 2005	5
Number of Accounts Closed with a Loss as of December 2005	2

MARATHON—SYSTEM DIVERSIFIED PORTFOLIO

MONTH	2005	2004	2003	2002	2001
JAN	-2.59%	-0.62%	1.85%	0.99%	-0.19%
FEB	-3.47%	2.95%	2.22%	-4.09%	-2.18%
MAR	1.04%	-0.01%	-4.49%	5.01%	2.61%
APR	-7.00%	-1.35%	1.63%	0.72%	-1.20%
MAY	4.66%	-1.18%	2.85%	4.55%	1.58%
JUN	2.41%	-3.42%	-1.84%	10.58%	-2.25%
JUL	2.19%	-0.87%	-0.33%	3.12%	-1.13%
AUG	-1.80%	1.51%	7.87%	1.09%	-0.77%
SEP	-0.47%	3.97%	-0.59%	0.77%	-6.86%
OCT	-2.55%	5.28%	-7.59%	-0.59%	-0.62%
NOV	3.88%	4.89%	0.98%	-1.70%	-1.68%
DEC	-2.63%	-1.60%	3.39%	4.71%	4.68%
YEAR	-6.77%	9.48%	5.19%	27.29%	-15.09%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

7.    MARATHON CAPITAL GROWTH PARTNERS, LLC

MARATHON—Macro Strategic Allocation Portfolio

The following summary performance information presents the composite results of the Macro Strategic Allocation Portfolio from January 2001 through December 2005.

Name of CTA:    Marathon Capital Growth Partners, LLC

Name of Trading Program:    Macro Strategic Allocation Portfolio

Inception of Trading by CTA:    3/95

Inception of Trading in Program:    7/98

Total Number of Accounts in Program as of December 2005:    1

Total Assets Managed as of December 2005:    $96,260,638

Total Assets Managed in this Program as of December 2005:    $6.93 million

Worst Monthly Percentage Draw-Down:    -7.11% (9/01)

Worst Peak-to-Valley Draw-Down:    -20.66% (1/01 – 2/02)

Number of Accounts in Program Closed with a Profit as of December 2005:    2

Number of Accounts in Program Closed with a Loss as of December 2005:    1

MARATHON—Macro Strategic Allocation Portfolio

Year	2005	2004	2003	2002	2001
Return	-6.52%	6.12%	3.11%	5.24%	-17.28%

MARATHON—System Financial Portfolio

The following summary performance information presents the composite results of the System Financial Portfolio from January 2001 through December 2005.

Name of CTA:    Marathon Capital Growth Partners, LLC

Name of Trading Program:    System Financial Portfolio

Inception of Trading by CTA:    3/95

Inception of Trading in Program:    3/95

Total Number of Accounts in Program as of December 2005:    23

Total Assets Managed as of December 2005:    $96,260,638

Total Assets Managed in this Program as of December 2005:    $15.4 million

Worst Monthly Percentage Draw-Down:    -12.35% (12/96)

Worst Peak-to-Valley Draw-Down:    -21.46% (6/99 – 6/00)

Number of Accounts in Program Closed with a Profit as of December 2005:    17

Number of Accounts in Program Closed with a Loss as of December 2005:    11

MARATHON—System Financial Portfolio

Year	2005	2004	2003	2002	2001
Return	-10.36%	1.94%	3.95%	24.32%	-1.54%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE PARTNERSHIP’S ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE.

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

7.    MARATHON CAPITAL GROWTH PARTNERS, LLC (continued)

MARATHON—System FX Portfolio

The following summary performance information presents the composite results of the System FX Portfolio from January 2001 through December 2005.

Name of CTA:    Marathon Capital Growth Partners, LLC

Name of Trading Program:    System FX Portfolio

Inception of Trading by CTA:    3/95

Inception of Trading in Program:    1/98

Total Number of Accounts in Program as of December 2005:    1

Total Assets Managed as of December 2005:    $96,260,638

Total Assets Managed in this Program as of December 2005:    $4.9 million

Worst Monthly Percentage Draw-Down:    -3.94% (3/00)

Worst Peak-to-Valley Draw-Down:    -6.56% (5/01 – 11/01)

Number of Accounts in Program Closed with a Profit as of December 2005:    2

Number of Accounts in Program Closed with a Loss as of December 2005:    2

MARATHON—System FX Portfolio

Year	2005	2004	2003	2002	2001
Return	-3.09%	1.62%	7.49%	14.59%	-3.15%

MARATHON—System CFE Portfolio

The following summary performance information presents the composite results of the System CFE Portfolio from January 2001 through December 2005.

Name of CTA:    Marathon Capital Growth Partners, LLC

Name of Trading Program:    System CFE Portfolio

Inception of Trading by CTA:    3/95

Inception of Trading in Program:    1/00

Total Number of Accounts in Program as of December 2005:    5

Total Assets Managed as of December 2005:    $96,260,638

Total Assets Managed in this Program as of December 2005:    $28.2 million

Worst Monthly Percentage Draw-Down:    -7.64% (10/03)

Worst Peak-to-Valley Draw-Down:    -12.56% (5/01 – 2/02)

Number of Accounts in Program Closed with a Profit as of December 2005:    3

Number of Accounts in Program Closed with a Loss as of December 2005:    1

MARATHON—System CFE Portfolio

Year	2005	2004	2003	2002	2001
Return	-3.53%	7.39%	6.38%	21.79%	-7.93%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE PARTNERSHIP’S ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE.

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

7.    MARATHON CAPITAL GROWTH PARTNERS, LLC (continued)

MARATHON—Plus Portfolio

The following summary performance information presents the composite results of the Plus Portfolio from January 2001 through December 2005.

Name of CTA:    Marathon Capital Growth Partners, LLC

Name of Trading Program:    Plus Portfolio

Inception of Trading by CTA:    3/95

Inception of Trading in Program:    4/98

Total Number of Accounts in Program as of December 2005:    24

Total Assets Managed as of December 2005:    $96,260,638

Total Assets Managed in this Program as of December 2005:    $40.2 million

Worst Monthly Percentage Draw-Down:    -9.77% (10/99)

Worst Peak-to-Valley Draw-Down:    -16.34% (6/99 – 12/99)

Number of Accounts in Program Closed with a Profit as of December 2005:    3

Number of Accounts in Program Closed with a Loss as of December 2005:    0

MARATHON—Plus Portfolio

Year	2005 YTD	2004	2003	2002	2001
Return	-9.31%	3.67%	2.80%	16.09%	-9.68%

MARATHON—Discretionary (ST) Portfolio

The following summary performance information presents the composite results of the Discretionary Short Term Portfolio from January 2001 through December 2005.

Name of CTA:    Marathon Capital Growth Partners, LLC

Name of Trading Program:    Discretionary (ST) Portfolio

Inception of Trading by CTA:    3/95

Inception of Trading in Program:    4/98

Total Number of Accounts in Program as of December 2005:    0

Total Assets Managed as of December 2005:    $96,260,638

Total Assets Managed in this Program as of December 2005:    0 – Closed Program

Worst Monthly Percentage Draw-Down:    -5.27% (10/98)

Worst Peak-to-Valley Draw-Down:    -6.77% (9/98 – 11/98)

Number of Accounts in Program Closed with a Profit as of December 2005:    1

Number of Accounts in Program Closed with a Loss as of December 2005:    0

MARATHON—Discretionary (ST) Portfolio

Year	2002	2001
Return	0.91%	1.98%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE PARTNERSHIP’S ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE.

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

7.    MARATHON CAPITAL GROWTH PARTNERS, LLC (continued)

MARATHON—Discretionary Short Term (2X) Portfolio

The following summary performance information presents the composite results of the Discretionary Short Term (2X) Portfolio from January 2001 through December 2005.

Name of CTA:    Marathon Capital Growth Partners, LLC

Name of Trading Program:    Discretionary Short Term (2X) Portfolio

Inception of Trading by CTA:    3/95

Inception of Trading in Program:    1/95

Total Number of Accounts in Program as of December 2005:    0 – This is a proprietary account

Total Assets Managed as December 2005:    $96,260,638

Total Assets Managed in this Program as of December 2005:    $0-closed program

Worst Monthly Percentage Draw-Down:    -9.20% (10/98)

Worst Peak-to-Valley Draw-Down:    -23.15% (9/96 – 6/97)

Number of Accounts in Program Closed with a Profit as of December 2005:    0

Number of Accounts in Program Closed with a Loss as of December 2005:    0

MARATHON—Discretionary Short Term (2X) Portfolio

Year	2003	2002	2001
Return	2.53%	1.78%	5.15%

A.    PROGRAM CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

8.    NuWAVE INVESTMENT CORP.

Name of CTA	NuWave Investment Corp.
Name of Trading Program	Combined Portfolio 2X
Inception of Trading by CTA	May-01
Inception of Trading in Program	June-01
Number of Accounts in Program as of December 2005	17
Total Assets Managed as of December 2005	$171,830,662
Total Assets Managed in this Program as of December 2005	$96.1 million
Worst Monthly Percentage Draw-Down	-8.77% (11/02)
Worst Peak-to-Valley Draw-Down	-13.81% (12-01-4/02)
Number of Accounts Closed with a Profit as of December 2005	0
Number of Accounts Closed with a Loss as of December 2005	0

NUWAVE—COMBINED PORTFOLIO 2X PROGRAM

MONTH	2005	2004	2003	2002	2001
JAN	-2.67%	4.68%	9.70%	-2.33%
FEB	-0.48%	5.03%	10.98%	-2.82%
MAR	1.10%	-0.94%	-6.51%	-5.70%
APR	-4.93%	-4.33%	-3.09%	-3.70%
MAY	4.15%	-0.26%	2.12%	-1.39%
JUN	3.98%	1.91%	-2.17%	7.49%	2.13%
JUL	3.82%	-2.93%	0.42%	8.74%	0.89%
AUG	6.80%	0.29%	4.59%	4.61%	0.95%
SEP	2.59%	2.42%	-3.89%	9.76%	-1.31%
OCT	-7.18%	4.47%	8.63%	-2.87%	-0.10%
NOV	5.06%	10.54%	2.07%	-8.77%	-0.31%
DEC	2.45%	2.69%	1.27%	15.46%	3.08%
YEAR	14.36%	25.24%	24.88%	20.00%	5.39%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

8.    NuWAVE INVESTMENT CORP.

NuWave—Combined Portfolio

The following summary performance information presents the composite results of the Combined Portfolio from June 2001 through December 2005.

Name of Trading Advisor:    NuWave Investment Corp.

Name of Trading Program:    Combined Portfolio

Inception of trading by Trading Advisor:    May 2001

Inception of trading in program:    June 2001

Number of open accounts as of December 31, 2005:    20

Aggregate assets in all programs (including notional funds) as of December 31, 2005:    $171,830,662

Aggregate assets in Combined Portfolio (including notional funds) as of December 31, 2005:    $62.8 million

Largest monthly Composite drawdown (five year period):    -4.34% (11/ 02)

Largest peak-to-valley Composite drawdown (five year period):    -6.91% (12/01- 4/02)

Number of profitable closed accounts (five year period) as of December 31, 2005:    7

Number of unprofitable closed accounts (five year period) as of December 31, 2005:    2

NuWAVE—Combined portfolio

Year	2005	2004	2003	2002	2001
Return	8.75%	11.99%	12.25%	9.94%	2.76%

NuWave—Electronic Futures Portfolio

The following summary performance information presents the composite results of the Electronic Futures Portfolio from May 2001 through December 2005.

Name of Trading Advisor:    NuWave Investment Corp.

Name of Trading Program:    Combined Portfolio

Inception of trading by Trading Advisor:    May 2001

Inception of trading in program:    May 2001

Number of open accounts as of December 31, 2005:    7

Aggregate assets in all programs (including notional funds) as of December 31, 2005:    $171,830,662

Aggregate assets in Combined Portfolio (including notional funds) as of December 31, 2005:    $12.7 million

Largest monthly Composite drawdown (five year period):    -3.02% (03/03)

Largest peak-to-valley Composite drawdown (five year period):    -5.87% (11/03- 11/05)

Number of profitable closed accounts (five year period) as of December 31, 2005:    1

Number of unprofitable closed accounts (five year period) as of December 31, 2005:    8

NuWAVE—Electronic Futures Portfolio

Year	2005	2004	2003	2002	2001
Return	-1.87%	-3.11%	0.53%	9.22%	6.02%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE PARTNERSHIP’S ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE.

B.    PROGRAMS NOT CURRENTLY INCLUDED IN THE PRICE FUND I, L.P.

9.    SRB CAPITAL MANAGEMENT, INC

TAHOE PARTNERS FUND, L.P.—Commodity Pool

The following summary information presents the performance of the Tahoe Partners Fund, L.P. from January 2000 through January 2005.

Name of Pool:    Tahoe Partners Fund, L.P.

Name of Pool Operator:    SRB Capital Management, Inc.

Scott R. Baldwin president and sole principal of pool operator

Type of Pool:    Privately Offered

Inception of Trading:    9/97

Aggregate Gross Subscriptions as of December 2005:    $2,456,205

Net Asset Value as of December 2005:    $1,878,247

Worst Monthly Percentage Draw-Down:    -3.21% (03/01)

Worst Peak-to-Valley Draw-Down:    -3.21% (03/01)

TAHOE PARTNERS FUND, L.P.—Commodity Pool

Year	2005	2004	2003	2002	2001
Return	5.61%	2.40%	8.16%	4.22%	10.13%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE PARTNERSHIP’S ACCOUNT IS NOT TRADED PURSUANT TO THE PROGRAMS ON THIS PAGE.

THE COMMODITY BROKERS

CLEARING BROKER

Man Financial Inc. (“Man Financial”), a member of the Man Group of Companies, acts as the clearing broker for the partnership and, as such receives commissions for clearing and executing trades on behalf of the partnership with respect to partnership assets allocated to the trading advisors. In addition, Man Financial may act as the counterparty on the partnership’s foreign currency forward contracts entered into by the trading advisors. Man Financial will hold partnership funds as segregated customer funds, and all payments, including margin payments, to and from the futures exchanges resulting from the partnership’s trades will flow through Man Financial.

Man Financial is registered under the Commodity Exchange Act, as amended, as a futures commission merchant and a commodity pool operator, and is a member of the National Futures Association in such capacities. Man Financial’s subsidiary Man Securities Inc. is registered with the National Association of Securities Dealers, Inc. as a broker-dealer. Companies and affiliates within the Man Group are members of major futures and securities exchanges worldwide. Man Financial’s main office is located at One Financial Place, 440 South LaSalle Street, 20th Floor, Chicago, Illinois 60604. Man Financial’s telephone number at such location is (312) 663-7500.

Man Financial acts only as clearing broker for the partnership and as such is paid commissions for executing and clearing trades on behalf of the partnership. Man Financial has not passed upon the adequacy or accuracy of this prospectus. Man Financial neither will act in any supervisory capacity with respect to the general partner nor participate in the management of the general partner or the partnership. Therefore, prospective investors should not rely on Man Financial in deciding whether or not to participate in the partnership.

INTRODUCING BROKER

The Price Futures Group, Inc., an Illinois corporation, acts as the partnership’s introducing broker. In that capacity, it will introduce the partnership’s futures transactions effected by the trading advisors to the clearing broker, in return for a portion of the clearing broker’s commission. It will also monitor the futures positions that the clearing broker reports in the partnership’s trading accounts for any errors in trade or valuation prices.

The Price Futures Group is a registered introducing broker registered with the CFTC, and is a member of the NFA. The offices of the introducing broker are located at 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, and the telephone number is (312) 264-4300.

BROKERAGE ARRANGEMENTS

The general partner will review the partnership’s brokerage arrangements not less frequently than once per year to ensure that those arrangements are fair, reasonable and competitive, taking into consideration:

•	the size of the partnership;

•	the futures, forwards, options on futures and physicals trading activity;

•	the services provided to the partnership by the commodity broker or any of its affiliates;

•	the cost incurred by the commodity broker or any of its affiliates in organizing and operating the partnership and offering units; and

•	the overall costs to the partnership.

Each customer agreement sets forth a standard of liability for the commodity broker and provides for indemnities of the commodity broker.

LITIGATION

The General Partner

There have never been any material administrative, civil or criminal proceedings against the general partner or its principals.

Clarke Capital Management, Inc.

There have never been any material administrative, civil or criminal proceedings against Clarke Capital Management or its principals.

Smith Point Investments, Ltd.

There have never been any material administrative, civil or criminal proceedings against Smith Point Investments or its sole principal.

Marathon Capital Growth Partners, LLC.

There have never been any material administrative, civil or criminal proceedings against Marathon Capital Growth Partners or its principals.

Abraham Trading Co.

There have never been any material administrative, civil or criminal proceedings against Abraham Trading L.P. or its sole principal.

Brandywine Asset Management, Inc.

There have never been any material administrative, civil or criminal proceedings against Brandywine Asset Management, Inc. or its principals.

NuWave Investment Corp.

There have never been any material administrative, civil or criminal proceedings against NuWave Investment Corp. or its principals.

Rohrs & Company, LLC

There have never been any material administrative, civil or criminal proceedings against Rohrs & Company LLC or its principals.

Ascendia Capital Management, LLC

There have never been any material administrative, civil or criminal proceedings against Ascendia Capital Management LLC or its principals.

The Introducing Broker

Within the past five years, The Price Futures Group, Inc. was a party to one arbitration proceeding that is now closed. There have been no material administrative, regulatory, civil, or criminal proceedings against the Price Futures Group, Inc. or any of its principals.

The Clearing Broker

At any given time, Man Financial is involved in numerous legal actions and administrative proceedings. In the aggregate, as of the date of this prospectus, these legal actions and administrative proceedings are not expected to have a material effect upon Man Financial’s condition, financial or otherwise, or upon the services it will render to the partnership. There have been no material administrative, civil or criminal proceedings pending, on appeal or concluded against Man Financial or any of its principals within the five years preceding the date of this prospectus.

THE LIMITED PARTNERSHIP AGREEMENT

This section of the prospectus summarizes material provisions of the limited partnership agreement of the partnership that are not discussed elsewhere in the prospectus. A form of the limited partnership agreement is annexed to the prospectus as Exhibit B.

NATURE OF THE PARTNERSHIP

The partnership was formed on October 5, 2000, under Delaware law. The fiscal year of the partnership begins on January 1 of each year and ends on the following December 31.

The units that you purchase and pay for in this offering will be fully paid and non-assessable. You may be liable to the partnership for liabilities that arose before the date of a redemption. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a redemption, together with interest on any of these amounts. However, the partnership will not make a claim against you for any amounts received in connection with a redemption of units unless the net assets of the partnership are insufficient to discharge the liabilities of the partnership that arose before any distributions were made to you. The general partner will be liable for all obligations of the partnership to the extent that the assets of the partnership are insufficient to pay those obligations.

MANAGEMENT OF PARTNERSHIP AFFAIRS

You will not participate in the management or operations of the partnership. Under the limited partnership agreement, the general partner is solely responsible for managing the partnership.

The general partner may use the partnership’s funds only to operate the business of the partnership. The general partner may hire an affiliate to perform services for the partnership if the general partner determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the partnership without penalty upon 60 days’ written notice.

Other responsibilities of the general partner include:

•	determining whether the partnership will make a distribution;

•	administering redemptions; preparing monthly and annual reports;

•	preparing and filing tax returns for the partnership;

•	signing documents on behalf of the partnership and its limited partners under powers of attorney; and

•	supervising the liquidation of the partnership, if necessary.

SHARING OF PROFITS AND LOSSES

You will have a capital account in the partnership in which you invest, with an initial balance equal to the amount you paid for units of the partnership, less selling commissions and reimbursement of offering expenses, if any. The general partner will also have a capital account. The partnership’s net assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. Profits and losses will be shared by the general partner and limited partners in proportion to the size of their capital accounts.

OPTIONAL REDEMPTIONS

If you redeem your units in whole or in part during the first nine months following the closing at which the units were issued, you will be subject to the following redemption fees: (i) units redeemed on or before the end of the first six months after their effective date will be charged a redemption fee of 3% of the net asset value at which they are redeemed and (ii) units redeemed after six months, but on or before the end of nine months after their effective date will be charged a redemption fee of 2% of the net asset value at which they are redeemed. These redemption fees will be paid to the general partner.

The partnership’s general partner holds back a nominal amount at the time of certain redemptions, i.e., most redemptions which are not made at the close of a fiscal year, in order to ensure that regular expenses attributable to the withdrawn units will be funded. The amount held back by the partnership’s general partner is equal to the greater of 2% of the net asset value per unit as of the close of business on the withdrawal date, or $100. The held-back amount is intended to cover accrued, but unpaid management fees and other expenses payable by the partnership and chargeable against net assets as of that date. Within 45 days of redemption the account of the limited partner who effected the withdrawal will be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the amount held back. After such charge, any positive balance remaining from the held-back amount will be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal.

Redemption fees will be waived if your redemption proceeds are used to purchase units or interests in another fund sponsored by the general partner. Redemption fees will not reduce net asset value or net trading profit for any purpose and will only affect the amount you will receive upon your redemption of an interest.

In addition to redemption charges, your capital account will be charged the unpaid portion, if any, of the selling commissions and offering expenses advanced by the general partner which have not been charged to the partnership as of the date of redemption.

Unless you are redeeming your entire interest in the partnership, redemptions may only be made in whole units, with a minimum of 5 units (2 units for IRAs or qualified retirement plans) required for each redemption.

Redemptions will only be effective as of the last day of the month in which a request for redemption in proper form has been timely received by the general partner at the net asset value of the partnership on such date. A “request for redemption” is a letter in the form specified by the general partner that must be sent by you to and received by the general partner at least ten (10) business days before the redemption date. A form of request for redemption is attached to the limited partnership agreement, which is annexed to this prospectus as Annex A to the form of limited partnership agreement.

Additional copies of the request for redemption may be obtained by written request to the general partner.

MANDATORY REDEMPTIONS

The general partner may, on written notice, require any limited partner that is a pension plan within the meaning of the Employee Retirement Income Security Act of 1974 (ERISA) to redeem some or all of its units if the general partner determines a mandatory redemption is necessary to insure that the partnership’s assets will not be deemed to be pension plan assets within the meaning of the ERISA or regulations issued by the United States Department of Labor (DOL) under ERISA. A mandatory redemption of a limited partner’s units will be effective as of the last day of the month in which the general partner notifies the limited partner of the mandatory redemption. The general partner may adopt procedures for mandatory redemptions that the general partner determines are fair and equitable to all limited partners.

REDEMPTION PAYMENTS

If you redeem units or your units are the subject of a mandatory redemption, you will receive 100% of the net asset value of each unit redeemed as of the redemption date, less any applicable redemption charges. The “net asset value” of a unit is an amount equal to the partnership’s net assets allocated to capital accounts represented by units, divided by the number of units outstanding.

“Net assets” means the total assets of the partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures, forwards, options on futures and physicals positions and other assets of the partnership, less the total liabilities of the partnership, including, but not limited to, all brokerage, incentive and management fees, interest payable to the general partner and extraordinary expenses, as determined in accordance with accounting principles generally accepted in the United States of America consistently applied under the accrual basis of accounting.

The market value of a futures contract traded on a United States exchange means the settlement price on the exchange on which that futures contract is traded on the day net assets are being determined. However, if a futures contract could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures contract could be liquidated will be the market value of that futures contract for that day. The market value of a forward or futures contract traded on a foreign exchange or market means its market value as determined by the general partner on a basis consistently applied for each different variety of forward contract or futures interest.

The general partner will endeavor to pay for units that have been redeemed within ten (10) business days after the redemption date. In the event it does not have sufficient cash on hand, the partnership may be forced to liquidate open futures positions to satisfy redemptions. The partnership will make redemption payments by check mailed to you. Your right to redeem units is contingent upon the partnership having assets sufficient to discharge its liabilities on the redemption date and timely receipt by the general partner of your request for redemption as described above.

RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

You may withdraw capital or profits from the partnership only by redeeming units. Transfers and assignments of your units are subject to certain restrictions contained in the limited partnership agreement, and any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective. Any transfer or assignment of units by you will take effect at the end of the month in which the transfer or assignment is made, subject to the following conditions. The partnership must receive written notice from you at least 15 days before the proposed transfer. You must sign the notice and include the address and social security or taxpayer identification number of the transferee or assignee and the number of units transferred or assigned. You cannot transfer or assign less than all of your units if, as a result of the transfer, either you or your transferee would own fewer than the minimum number of units required for an initial investment in the partnership (subject to certain exceptions relating to gifts, death, divorce or transfers to family members or affiliates).

The transferee or assignee may not become a limited partner without the written consent of the general partner, which consent may be withheld solely to prevent or minimize potential adverse legal or tax consequences to the partnership as a result of such transfer or assignment. Notwithstanding the transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. The general partner will not recognize any transfer or assignment of units if the transfer or assignment would result in the termination of the partnership for federal income tax purposes or if, as a result of the transfer, the partnership’s assets would be deemed plan assets within the meaning of ERISA or regulations issued under ERISA by the DOL. You must pay all costs, including any attorneys’ and accountants’ fees, related to a transfer or assignment of your units.

The general partner may withdraw any portion of its capital in the partnership that exceeds the minimum amount of capital required under the limited partnership agreement without prior notice to or consent of the limited partners. In addition, the general partner may withdraw or assign its entire interest in the partnership if it gives 120 days’ prior written notice to the limited partners. If a majority of the limited partners elects a new general partner or partners to continue the business of the partnership, the withdrawing general partner must pay all reasonable expenses incurred by the partnership in connection with its withdrawal.

AMENDMENTS; MEETINGS

The limited partnership agreement may be amended by the general partner subject to the consent of the limited partners owning more than 50% of the units of the partnership. In addition, the general partner may make certain amendments to the limited partnership agreement without the consent of the limited partners, including any amendment that is not adverse to the limited partners or required by the staff of the SEC, the CFTC, any other federal agency, any state “Blue Sky” official or other governmental official or to comply with applicable law. However, an amendment that would reduce the capital account of any partner, modify the percentage of profits, losses or distributions to which any partner is entitled, or change the provisions of the limited partnership agreement relating to amendments requiring the consent of all partners, requires the consent of all affected partners.

Upon written request to the general partner and payment of all printing and duplicating costs you or your authorized representative may obtain a list of the names and addresses of, and units owned by, all limited partners. Limited partners owning at least 10% of the units of the partnership may request a meeting to consider any matter upon which limited partners may vote. Upon receipt of a request for a meeting, the general partner must call a meeting of the partnership, by written notice sent by certified mail or delivered in person within 15 days of the request. The meeting must be held at least 30 but not more than 60 days after the mailing by the general partner of notice of the meeting. The notice must specify the date, a reasonable place and time, and the purpose of the meeting.

At any meeting of the limited partners, the following actions may be taken upon the affirmative vote of limited partners owning more than 50% of the units:

•	amend the limited partnership agreement;

•	dissolve the partnership;

•	remove and replace the general partner;

•	elect a new general partner or general partners if the general partner terminates or liquidates or elects to withdraw from the partnership, or becomes insolvent, bankrupt or is dissolved;

•	terminate any contract with the general partner or any of its affiliates on 60 days’ prior written notice; and

•	approve the sale of all or substantially all of the assets of the partnership.

Any of the foregoing actions may also be taken by limited partners without a meeting, without prior notice, and without a vote, by means of written consents signed by limited partners owning the required number of units. Notice of any actions taken by written consent must be given to non-consenting limited partners within seven business days.

BOOKS AND RECORDS; REPORTS TO LIMITED PARTNERS

The books and records of the partnership are maintained at its principal office for at least five years. You or your authorized attorney or agent will have the right during normal business hours to inspect and copy the books and records of the partnership. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The partnership will retain copies of subscription documentation in connection with purchases and exchanges of units for at least six years.

Within 30 days after the close of each calendar month, the general partner will provide such financial and other information with respect to the partnership as the CFTC and NFA may require, together with information concerning any material change in the brokerage commissions or fees payable by the partnership to any commodity broker. You will also receive within 90 days after the close of each fiscal year an annual report containing audited financial statements for the partnership prepared by an independent public accountant. Within 30 days of receipt by the general partner of Schedule K-1’s from the funds in which the partnership invests, the partnership will provide you with the tax information necessary for you to prepare your federal income tax return. The net asset value of the partnership’s units, which is estimated daily by the general partner, will be promptly supplied to you upon written request.

A written notice, including a description of limited partners’ redemption and voting rights, will be mailed to the limited partners of the partnership within seven business days if any of the following events occurs:

•	net asset value of a unit decreases by at least 50% from the net asset value of that unit as of the end of the immediately preceding month;

•	the limited partnership agreement is materially amended;

•	any change in a trading advisor or any material change in an advisory agreement with a trading advisor;

•	any change in commodity brokers or any material change in the compensation arrangements with a commodity broker;

•	any change in general partner or any material change in the compensation arrangements with a general partner;

•	any change in the partnership’s fiscal year;

•	any material change in the partnership’s trading policies as specified in the limited partnership agreement; or

•	cessation of futures interests trading by the partnership.

If you receive a notice as to a 50% decrease in net asset value per unit, that notice will also advise you that a “special redemption date” will take place when limited partners may redeem their units in the same manner as on regular redemption dates. Further, following the close of business on the date of the 50% decrease giving rise to that notice, the partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures, forwards, options on futures and physicals trading through the special redemption date. The general partner will then determine whether to reinstitute futures interests trading or to terminate the partnership.

In addition, subject to limits imposed under state guidelines incorporated in the limited partnership agreement, no increase in any of the management, incentive or brokerage fees payable by the partnership, or any of the caps on fees, may take effect until the first business day following a redemption date. In the event of an increase:

•	notice of the increase will be mailed to limited partners at least five business days before the last date on which a “request for redemption” must be received by the general partner with respect to the applicable redemption date;

•	the notice will describe the redemption and voting rights of limited partners; and

•	units redeemed at the first redemption date following the notice will not be subject to any redemption charges.

Each limited partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting or appraisal of the assets of the partnership and any right to an audit or examination of the books of the partnership.

PLAN OF DISTRIBUTION

GENERAL

Uhlmann Price Securities, a registered broker-dealer and member of the NASD, is offering units under a selling group manager agreement with the partnership and the general partner. Uhlmann Price Securities may appoint selling agents to make offers and sales of the units. These selling agents may include any securities broker which is a member in good standing of the NASD. The general partner intends to also conduct direct marketing efforts, including making information available on an internet website located at http://www.priceasset.com.

Uhlmann Price Securities is offering the units on a “best efforts” basis without any agreement by Uhlmann Price Securities to purchase units. Uhlmann Price Securities will receive a 3.5% commission ($35 per $1,000 invested), and Uhlmann Price Securities may pay some or all of this commission to any selling agent it may appoint. A selling agent will receive the same commission percentage for any additional unit purchased by an investor to whom the selling agent originally sold a unit. Uhlmann Price Securities and each selling agent will identify to the partnership the individual salesperson responsible for selling each unit. The sales agent receives a trailing commission for each unit an individual salesperson sells equal to 1.5% of the net asset value of a unit. The trailing commission will be paid monthly based on net asset value of a unit as of the last day of each month, beginning thirteen months after the unit has been outstanding. No trailing commission will accrue or be paid for any unit that has been outstanding for less than one full year. If a unit has been outstanding for a year and is redeemed during a subsequent year, the trailing commission for the subsequent year will be prorated. To be eligible to receive the trailing commission, the salesperson at the time of payment must be a registered representative of a broker-dealer that is registered with the SEC and is a member of the NASD or an associated person of a futures commission merchant registered with the CFTC. In addition, if the salesperson has left the firm that he or she was with at the time of the original sale, the salesperson must have entered into an agreement with the fund to provide continuing investor services to those persons who purchased units from him or her.

The maximum number of units the partnership may sell is 100,000. The general partner may in the future subdivide or combine outstanding units of the partnership, in its discretion, provided that any subdivision or combination will not affect the net asset value of any limited partner’s interest in the partnership.

The partnership has generally agreed to indemnify its trading advisors, Man Financial, Uhlmann Price Securities and any selling agents Uhlmann Price Securities may appoint against losses or claims arising from the offer and sale of the units. This indemnity does not apply to the extent a claim relates to information specifically supplied by the trading advisors, Man Financial, or Uhlmann Price Securities for use in connection with the offering.

STATE SUITABILITY REQUIREMENTS

Except as indicated below, investors must have a net worth (exclusive of home, furnishings and automobiles) of at least $150,000 or, failing that standard, have both a net worth (same exclusions) of at least $45,000 and an annual gross income of at least $45,000. If an investor is subscribing with his/her spouse as joint owners, he/she may count joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. However, the states listed below (or, in certain cases, in special Supplements attached to the Prospectus) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, “AI” means annual gross income; and “TI” means annual taxable income for federal income tax purposes.)

1.	Arizona - $225,000 NW or $60,000 NW and $60,000 AI.

2.	California - $225,000 NW or $60,000 NW and $60,000 AI.

3.	Iowa - $225,000 NW or $60,000 NW and $60,000 TI.

4.	Kansas - $225,000 *NW or $60,000 *NW and $60,000 AI. It is recommended that Kansas investors not invest more than 10% of their net worth in the partnership and other managed future programs.

5.	Massachusetts - $225,000 NW or $60,000 NW and $60,000 AI.

6.	Michigan - $225,000 NW or $60,000 NW and $60,000 AI during the preceding year and the expectation of $60,000 AI during the current year.

7.	Missouri – $225,000 NW or $60,000 NW and $60,000 AI. Missouri investors may not invest more than 10% of their net worth, exclusive of home, furnishings and automobiles, in the partnership.

8.	New Hampshire - $250,000 NW or $125,000 NW and $50,000 AI, exclusive of home, furnishings and automobiles.

9.	North Carolina - $225,000 NW or $60,000 NW and $60,000 TI.

10.	Ohio - $250,000 NW or $70,000 NW and $70,000 AI. Ohio investors may not invest more than 10% of their net worth, exclusive of home, furnishings and automobiles, in the partnership.

11.	Oregon - $225,000 NW or $60,000 NW and $60,000 AI.

12.	Pennsylvania - $175,000 NW or $100,000 NW and $50,000 AI. Pennsylvania investors may not invest more than 10% of their net worth, exclusive of home, furnishings and automobiles, in the partnership. Because the minimum closing amount is less than 1/15th of the maximum offering size, Pennsylvania investors are cautioned to carefully evaluate the partnership’s ability to fully accomplish its stated objectives and to inquire as to the current dollar value of partnership subscriptions.

13.	Tennessee - $225,000 NW or $60,000 NW and $60,000 AI.

14.	Texas - $225,000 *NW or $60,000 *NW and $60,000 TI.

*	Excluding home, home furnishings and automobiles

CONTINUING OFFERING

You may purchase units as of the last day of each month, provided that your subscription has been accepted at least seven business days before the end of the month. The purchase price will be 100% of the net asset value per unit on the date of purchase. There is no minimum for additional subscriptions, except that subscriptions must be in multiples of $1,000. Initially, the entire proceeds of your subscription will be added to your capital account and you will receive the number of units obtained by dividing the subscription proceeds by the applicable net asset value per unit. At each month end during the first year, your capital account will be reduced by one twelfth of the total of the (a) sales commission (up to 3.5%) attributed to your investment, and (b) your share of the offering expenses (0.75%). This deduction will be accompanied by a corresponding decrease in the number of units held by you.

SUBSCRIPTION ARRANGEMENTS

The partnership’s administrator, DPM, will deposit subscription payments in a special non-interest bearing subscription account until each monthly closing date. The partnership will not deposit funds in this account for any new subscriber until the partnership has accepted the subscriber’s subscription documents.

SUBSCRIPTION PROCEDURE

To purchase units of the partnership, you must complete, sign, and deliver the subscription documents to Derivatives Portfolio Management, LLC as subscription agent. Sample forms of the subscription documents are annexed to this prospectus as Exhibit C and Exhibit D. Separate copies of the subscription documents accompany this prospectus or you may obtain them, after delivery of this prospectus, from Uhlmann Price Securities or an appointed selling agent.

When you submit your subscription documents forms, you must also pay the full amount of your subscription. Payment instructions appear on the subscription instruction page and in the prospectus. The minimum initial subscription is $5,000 ($2,000 for IRAs or qualified retirement plans). There is no minimum amount for additional subscriptions, except that they must be made in increments of $1,000.

The general partner may reject any subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you will not receive any certificate evidencing units, but you will be sent a confirmation of purchase. If you pay for your units by check, your subscription will not be accepted until your check has cleared.

You may revoke your subscription, and receive a full refund of the subscription amount you paid, by delivering timely written notice to the general partner. A revocation notice must be delivered to the general partner no later than 3:00 p.m., Chicago time, seven (7) business days prior to the date of the initial closing or applicable monthly closing. Subscriptions not timely revoked become irrevocable.

PURCHASES BY EMPLOYEE BENEFIT PLANS—ERISA CONSIDERATIONS

Units might or might not be a suitable investment for an employee benefit plan. If you are a person with investment discretion on behalf of an employee benefit plan, before proceeding with a purchase of units, you should determine whether the purchase of units is permitted under the governing instruments of the plan. You should also determine if a purchase of the units is appropriate for the particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the other considerations discussed below.

As used in this section, the term “employee benefit plans” refers to plans and accounts of various types, including their related trusts that provide for the accumulation of a portion of an individual’s earnings or compensation, as well as investment income, typically free from federal income tax until funds are distributed from the plan. These plans include corporate pension and profit-sharing plans, such as so-called “401(k)” plans, “simplified employee pension plans,” so-called “Keogh” plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts (IRAs), as described in Section 408 of the Internal Revenue Code of 1986, as amended.

Notwithstanding the general requirement that investors in the partnership must initially invest a minimum of $5,000, the minimum initial purchase requirement for IRAs or qualified retirement plans is $2,000. The securities laws and regulations of certain states may require greater minimum purchases, and each investor should consult the subscription agreement to determine the applicable investment requirements.

The DOL has adopted so-called plan asset regulations under the ERISA. Under these regulations, if an employee benefit plan acquires an equity interest in an entity such as the partnership which is not a “publicly offered security,” the plan’s assets will generally be considered to include both the equity interest in the entity and an individual interest in each of the entity’s underlying assets. This will not be the case if (a) the equity participation in the entity by employee benefit plans is not “significant” (defined as 25% or more of any class of the entity’s equity interests) or (b) the entity qualifies for another exception under the plan asset regulations.

If the underlying assets of the partnership were considered plan assets, those persons who have discretion in the management of the partnership and the partnership’s assets would become fiduciaries of the plan. In addition, financial transactions involving the partnership’s assets would be subject to ERISA reporting and disclosure requirements that the partnership generally could not comply with.

The general partner expects that units in the partnership will be “publicly offered securities” for purposes of the DOL plan asset regulations, with the result that the regulations should not apply. The DOL defines a “publicly offered security” as a security that is (a) freely transferable (determined on the basis of all relevant facts and circumstances), (b) either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold as part of a public offering under an effective registration statement under the Securities Act of 1933 and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, and (c) part of a class of securities that is “widely held.”

A class of securities is “widely held” only if it is owned by 100 or more investors independent of the issuer and of one another. Once a class of securities is widely held, it will not lose that status if the number of independent investors later falls below 100 as a result of events beyond the control of the issuer (for example, redemptions of partnership units).

Units in the partnership should be freely transferable within the meaning of the DOL plan asset regulations, and units in the partnership will be registered under securities laws and regulations as described above. The general partner expects that there will be in excess of 100 investors over time, given the number of units being offered and the relatively small minimum purchase requirement. However, there may be a time following the initial offering of units when the partnership does not have 100 or more investors, and it is possible that units in the partnership will never be acquired by 100 or more investors.

In any case where units in the partnership are not “widely held” and therefore not considered “publicly offered securities,” the partnership intends to limit investment by employee benefit plans to less than 25% of the units. To comply with this limitation, the general partner reserves the right to:

•	determine that units may not be acquired by an employee benefit plan investor;

•	require an employee benefit plan investor to redeem some or all of its units; and

•	limit the transfer of units by investors to employee benefit plans to ensure that investment by employee benefit plans is less than 25% of the partnership’s units at any time that the units are not “publicly offered securities.”

The general partner believes, based upon the advice of its legal counsel, that income earned by the partnership will not constitute “unrelated business taxable income” under Section 512 of the Internal Revenue Code of 1986 to employee benefit plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite these rulings as precedent. If you have investment discretion on behalf of an employee benefit plan, you should consult a professional tax advisor regarding the application of the foregoing matters to the purchase of units.

Units may not be purchased with the assets of an employee benefit plan if the general partner, Man Financial, The Price Futures Group any selling agents, any trading advisor or any of their affiliates either:

•	has investment discretion with respect to the investment of these plan assets;

•	has authority or responsibility to give or regularly gives investment advice with respect to these plan assets for a fee and under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets and that this advice will be based on the particular investment needs of the plan; or

•	is deemed to be an employer maintaining or contributing to the plan.

Subscribing for units does not create an IRA or other employee benefit plan. If you are considering the purchase of units on behalf of an IRA or other employee benefit plan, you must first ensure that the plan has been properly established in accordance with the Internal Revenue Code and applicable regulations and administrative rulings, and that the plan has been adequately funded. Then, after taking into account all of the considerations discussed above, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for units in the partnership, subject to the applicable minimum subscription requirement.

Acceptance of subscriptions on behalf of IRAs or other employee benefit plans is in no respect a representation by the general partner, The Price Futures Group, Uhlmann Price Securities any selling agents, the partnership or any trading advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

This discussion summarizes certain United States federal income tax considerations generally applicable to prospective investors in the partnership. This discussion does not deal with all income tax considerations that may be relevant to specific investors because of their particular circumstances. We urge you to consult with your own tax advisors as to the specific federal, state, local and foreign tax consequences of your investment in the partnership.

Except where specifically addressing considerations applicable to tax-exempt or foreign investors, this discussion assumes that each limited partner is a United States citizen or resident individual. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (Code), existing Treasury Regulations and judicial decisions, and current administrative rules by the Internal Revenue Service (IRS). Future changes in law or the interpretations of law, applied either prospectively or retroactively, could produce materially different tax considerations. The partnership has not requested, and will not request, any rulings from the IRS as to any matter, including whether the partnership will be treated as such for federal income tax purposes rather than an association taxable as a corporation.

Classification as a partnership.    Under current Treasury Regulations, the partnership will be classified as a partnership for federal income tax purposes provided the partnership does not elect to be taxable as a corporation. The general partner has represented that it will not elect to treat the partnership as a corporation for federal income tax purposes. Nevertheless, the partnership may be treated as a corporation for tax purposes if it is considered a “publicly traded partnership.” If the partnership is treated as a corporation for federal income tax purposes, there will be potentially adverse consequences to the limited partners. In particular, (a) a limited partner’s share of income, gain, losses, deductions, and tax credits of the partnership will not be includible in his federal income tax, (b) the partnership will be subject to federal income tax at the rates applicable to corporations, and (c) distributions by the partnership to the limited partners, other than liquidating distributions, will constitute dividend income to the extent of the partnership’s earnings and profits. The limited partners will be taxed on these dividends, and the partnership will not be able to deduct them in computing its taxable income.

Classification as a “publicly traded partnership.”    A publicly traded partnership is a partnership whose interests are either (a) traded on an established securities market, or (b) readily tradable on a secondary market or the equivalent. Even if a partnership is considered to be publicly traded, it will not be treated as a corporation for federal income tax purposes if, as to each taxable year of its existence: (a) the partnership is not required to be registered under the Investment Company Act of 1940; and (b) at least 90% of its gross income is “qualifying income” such as interest, dividends, gains from the disposition of stock or securities, and, in the case of a partnership that has as a principal activity the buying and selling of commodities and commodity instruments, income and gains from commodities transactions.

The general partner has represented that based on the partnership’s objectives and trading policies it believes that at least 90% of the annual gross income of the partnership will consist of qualifying income, as defined above. Based on that conclusion, the partnership is expected to satisfy the qualifying income requirement in each of its taxable years, beginning with the current taxable year. Furthermore, so long as the partnership is engaged primarily in commodity trading, it should not be required to register under the Investment Company Act. Therefore, the partnership does not expect to be taxed as a corporation even if it is considered publicly traded for federal income tax purposes.

Should the facts, assumptions and representations described above fail to be accurate for any reason, the IRS may argue that the partnership should be taxed as a corporation for federal income tax purposes. The continued treatment of the partnership as a partnership for federal tax purposes depends upon existing Code provisions, Treasury Regulations and administrative interpretations, all of which are subject to change. Therefore, we cannot assure you that the partnership’s tax treatment for federal income tax purposes may not be changed during the term of its existence.

The remainder of this discussion assumes that the partnership will be treated as a partnership and will not be classified as a publicly traded partnership for federal income tax purposes.

Partners, not partnership, subject to tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, its partners must take into account their allocable shares of the partnership’s items of income, gain, losses, deduction and credit, whether or not they receive any distributions from the partnership. The partnership currently does not plan to make cash distributions. Therefore, a limited partner may have taxable income from the partnership without receiving any cash from the partnership with which to pay the tax liability.

In general, an item of income or deduction will have the same character for a partner as it has for the partnership.

Syndication and organization expenses.     Neither the partnership nor any partner will be entitled to any deduction for syndication expenses (that is, those amounts paid or incurred in connection with offering and sale of the units). Expenses incurred in the organization of the partnership are not currently deductible and must be capitalized and amortized over a five-year period.

Allocation of partnership profits and losses.     In general, the limited partnership agreement allocates items of ordinary income and expense pro rata among the partners based upon their capital accounts as of the end of the month in which these items are accrued.

The partnership generally will allocate net recognized capital gain or loss among all partners based upon their capital accounts. However, the partnership may allocate capital gain or loss first to partners who have redeemed units during a taxable year to the extent of the difference between the amount received on the redemption and the partner’s unit allocation account as of the date of redemption attributable to the redeemed units. The partnership may then allocate any remaining net recognized capital gain or loss among all those partners whose capital accounts differ from their unit allocation accounts based on the differences for each partner.

The special allocation of the partnership’s net gain or loss upon a redemption of units may alter the character of a redeeming limited partner’s income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the limited partner’s recognition of income.

These allocation provisions are designed to reconcile tax allocations to economic allocations. However, the general partner cannot assure you that the IRS will not challenge the allocations, including the partnership’s tax allocations relating to redeemed units.

If the IRS does not recognize the allocations provided by the limited partnership agreement, the amount of income or loss the partnership allocates to the partners for federal income tax purposes may be increased or reduced or the character of the income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner’s units normally will not result in additional taxable income or loss to the limited partner. However, a limited partner will be taxed on distributions (if any) from the partnership and amounts the limited partner receives upon the partial or complete redemption of the limited partner’s units to the extent cash distributions or amounts received upon redemption exceed the limited partner’s adjusted tax basis in his units. This excess will be taxable to the limited partner as though it were a gain from a sale of the units. The limited partner will recognize a loss upon a redemption of the limited partner’s units only if, after the redemption of all of the limited partner’s units, the limited partner has any tax basis remaining in his units. In that case, the limited partner will recognize loss to the extent of the remaining basis. Generally, if a limited partner is not a “dealer” with respect to the limited partner’s interest in the partnership and the limited partner has held the limited partner’s interest in the partnership for more than one year, the gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

Nature of partnership income.    The partnership does not expect to hold its futures, forwards, options on futures or physicals for sale to customers. For federal income tax purposes, substantially all of the profit and loss the partnership generates from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term or a combination of short-term and long-term. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below.

Mark-to-market.    Section 1256 contracts held at the end of the partnership’s taxable year will be treated as though they were sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain and loss. Section 1256 contracts include futures contracts that are traded on regulated United States and certain foreign exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and United States and certain foreign exchange-traded options on futures on commodities, including options on regulated futures contracts, debt securities and stock indices. While the partnership expects that a majority of its trading activities will be conducted in Section 1256 contracts, the partnership also expects that a portion of its trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most foreign exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.

Subject to certain limitations, a limited partner, other than a corporation, estate or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, these losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax treatment for Section 1256 contracts, and gain or loss on sale generally will be long-term only if the property has been held for more than one year.

Section 988.    Currency gain or loss with respect to foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts and futures contracts traded on most foreign exchanges may be treated as ordinary income or loss under Section 988 of the Code. The partnership may elect to treat these contracts as Section 1256 contracts (in other words, mark them to market). If the partnership makes this election, gain or loss with respect to these contracts is treated as entirely short-term capital gain or loss.

Straddles.    If the partnership incurs a loss when it disposes of any position that is part of a “straddle” (that is, two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). The partnership must capitalize interest and other carrying charges allocable to positions, which are part of a straddle, rather than deduct them currently. Certain modified “short sale” rules may apply to positions held by the partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.

A limited partner who takes into account gain or loss with respect to a position held by the partnership, will be treated as holding the partnership’s position, except to the extent the Treasury Regulations provide otherwise. Accordingly, the partnership’s positions may limit the deductibility of losses a limited partner may incur on positions he holds for his own account, and positions a limited partner holds for his own account may limit his ability to deduct losses that the partnership incurs. Thus, a limited partner may not use straddles to defer gain from one taxable year to the next. Taxpayers generally must disclose all unrecognized gains on positions held at the end of the taxable year. The principle described above, under which a limited partner may be treated as holding partnership positions, may also require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

Where the positions of a straddle consist of both Section 1256 and non-Section 1256 contracts, the mixed straddle rules of the Code and Treasury Regulations will apply. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections the partnership makes.

TAXATION OF LIMITED PARTNERS

Limitations on deductibility of partnership losses.    The amount of partnership loss, including capital loss, which a limited partner may take into account for federal income tax purposes is limited to the adjusted tax basis of his units. Generally, a limited partner’s initial tax basis will be the amount paid for each unit. A limited partner’s adjusted tax basis will be his initial tax basis reduced by the limited partner’s share of partnership distributions (if any), losses and expenses and increased by his share of partnership income and gains.

A partner may not deduct partnership losses for tax purposes to the extent these losses exceed the amount he has “at risk” with respect to the units. A limited partner generally is “at risk” for an amount equal to his tax basis for his units, less: (a) any amounts he has borrowed in connection with his purchase of the units for which he is not personally liable and for which he has pledged no property other than his units; (b) any amounts he has borrowed from persons who have a proprietary interest in the partnership; and (c) any amounts he has borrowed for which he is protected against loss through guarantees or similar arrangements.

Limitations on deductibility of passive losses.    An individual who derives losses from activities in which he does not materially participate (“passive activities”) generally may deduct those losses only to the extent he has income from passive activities. Portfolio income (such as dividends, interest and gain from the sale of securities which are actively traded or held for investment) or “non-passive” income is not treated as income from passive activity, and thus may not be offset by losses from passive activities. All of the partnership’s income is likely to be portfolio income or non-passive income. Therefore, a limited partner likely will be unable to offset his share of partnership income with losses from his passive activities. It is unclear whether or to what extent partnership losses, if any, will be treated as losses from a passive activity. The Treasury Regulations provide that for purposes of the passive loss rules the activity of “trading personal property for the account of the owners of interests in the activity” is not a passive activity. If this provision of the Treasury Regulations applies to the partnership, the passive activity loss rules would not restrict a limited partner’s ability to reduce his income for federal income tax purposes by his share of the partnership’s losses and deductions. However, he may be subject to other limitations on the use of these losses and deductions, including restrictions on the use of miscellaneous itemized deductions and capital losses).

If partnership losses are treated as losses from a passive activity, it is likely that a partner could use these losses only to offset passive income, if any, generated by the partnership. He could not use these losses to offset net income from other passive activities. Any passive losses that a limited partner cannot deduct currently, may be carried forward to offset any passive income the partnership may generate in future years, or until he disposes of his entire interest in the partnership.

Limited deduction of certain expenses.    The partnership will deduct certain operating expenses. These expenses may be classified either as expenses incurred in the conduct of a trade or business, or as investment expenses. If the expenses are investment expenses, a limited partner may deduct them only to the extent that they exceed 2% of his adjusted gross income. His itemized deductions are further reduced by an amount equal to the lesser of (a) 3% of his adjusted gross income in excess of a certain threshold amount or (b) 80% of his itemized deductions. Moreover, investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating his alternative minimum tax liability. The IRS is likely to closely scrutinize these expenses and may challenge deductions based on a re-characterization of the expenses or a claim that the expenses are excessive. Because of the factual issues involved, counsel to the partnership has not given an opinion concerning the deductibility of these expenses.

Tax liability will exceed distributions.    Under federal tax law, a limited partner must report and pay tax on his share of the partnership income each year, even though the general partner does not intend to make any distributions from the partnership.

Alternative minimum tax.    The alternative minimum tax for individuals is imposed on “alternative minimum taxable income” that exceeds certain exemption amounts. Alternative minimum taxable income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. A taxpayer may not offset alternative minimum taxable income with certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the partnership. Corporations are also subject to an alternative minimum tax. The extent to which a limited partner will incur the alternative minimum tax will depend on his overall tax situation at the end of the taxable year.

Limitation on deductibility of interest on investment indebtedness.    Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Non-corporate taxpayers generally may deduct this interest only to the extent it does not exceed net investment income. A limited partner’s net capital gain from the disposition of units is investment income only if the limited partner waives the benefit of the preferential tax rate on the gain. Whether a limited partner’s distributive share of partnership net capital gain constitutes investment income where the gain is taxed at the maximum rate for capital gains is unclear. Interest expense a limited partner incurs to acquire his units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the next taxable year.

Tax elections.    The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734 of the Code) and transfers of units, including transfers by reason of death (Section 743 of the Code), provided that the partnership has made an election under Section 754 of the Code. As a result of the complexities and added expense of the tax accounting required to implement this election, the general partner may not make this election for the partnership. Therefore, the partners may lose any benefits which might be available to the partners from that election.

Tax returns and information.    Within 30 days after the general partner receives Schedule K-1’s from the funds in which the partnership invests, the partnership will furnish each limited partner, and any assignee of the limited partner’s units, copies of the partnership’s Schedule K-1 indicating the limited partner’s distributive share of tax items and any additional information reasonably necessary for the limited partner to prepare his own federal and state tax returns.

Partnership’s taxable year.    The partnership’ taxable year will be the calendar year.

Unrelated business taxable income of employee benefit plans and other tax-exempt investors.    Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Code, provided that the units purchased by these plans and entities are not “debt-financed.”

However, if the partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, the gain would likely constitute unrelated business income. The partnership is entitled to engage in these leveraged purchases of physical commodities.

TAX AUDITS

All partners are required under the Code to report all the partnership items on their own returns consistently with the treatment by the partnership, unless they file a statement with the IRS disclosing the inconsistencies. Adjustments in tax liability on partnership items will be made at the partnership level. The general partner will represent the partnership during any audit and in any dispute with the IRS. The general partner will inform each limited partner of any audit of the partnership. In general, the general partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners who own less than a 1% profits interest if the partnership has more than 100 partners. However, before any settlement, such a limited partner may file a statement with the IRS stating that the general partner does not have the authority to settle on his behalf.

The IRS generally may assess a deficiency against a partner with respect to a partnership tax item for three years after the partnership files its return. However, the general partner may consent on behalf of the partnership to the extension of the period for assessing a deficiency. As a result, a limited partner’s federal income tax return may be subject to examination and adjustment by the IRS for a partnership item more than three years after the partnership’s tax return has been filed.

STATE AND LOCAL INCOME TAX ASPECTS

In addition to the federal income tax consequences for individuals described under “Material Federal Income Tax Considerations” above, the partnership and its limited partners may be subject to various state and local taxes. Certain of these taxes could, if applicable, have a significant effect on the amount of tax payable as a result of an investment in the partnership.

A limited partner’s distributive share of the partnership’s realized profits may need to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and, therefore, may be inconsistent with the federal income treatment of gains and losses arising from the partnership’s transactions in Section 1256 contracts. Accordingly, you should consult with your own tax advisors concerning the applicability of state and local taxes to an investment in the partnership.

NASAA GUIDELINES

The following guidelines are contained in Section IV.C. of the NASAA Registration of Commodity Pool Programs: (a) the aggregate of (i) the management fees payable by the partnership to the general partner and the trading advisor(s), and (ii) the partnership’s customary and routine administrative expenses (other than commodity brokerage commissions or fees, transaction fees and costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), may not exceed 1/2 of 1% of the partnership’s net assets per month, or 6% of the partnership’s net assets annually; (b) the aggregate quarterly incentive fees payable by the partnership may not exceed 15% of the partnership’s “trading profits” attributable to that trading advisor for the applicable calculation period, provided that the incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of net assets annual limit thereon (that is, if such fees and expenses are 4% of net assets, the maximum incentive fee payable may be increased to 19%); (c) any “round turn” brokerage commissions (excluding transaction fees and costs) payable by the partnership to any commodity broker may not exceed 80% of that commodity broker’s published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the partnership to any commodity broker, (ii) any transaction fees and costs separately payable by the partnership, and (iii) any net excess interest and compensating balance benefits to any commodity broker (after crediting the Partnership with interest), may not exceed 14% annually of the partnership’s average monthly net assets as at the last day of each month during each calendar year.

LEGAL MATTERS

Legal matters in connection with the units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership and disposition of units, have been passed upon for the partnership and the general partner by Henderson & Lyman, 175 West Jackson Boulevard, Suite 240, Chicago, Illinois 60604. Henderson & Lyman also has acted as counsel for Uhlmann Price Securities in connection with the offering of units. Henderson & Lyman may advise the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the partnership.

EXPERTS

The financial statements for the partnership as of December 31, 2003, 2004 and 2005 and for the years ended December 31, 2003, 2004 and 2005, and the general partner as of December 31, 2005, included in this prospectus, have been audited by Altschuler, Melvoin and Glasser LLP, an independent registered public accounting firm, as stated in their reports, and are included in reliance upon their reports given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The partnership has filed a registration statement relating to the units registered with SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

You may read the registration statement, or obtain copies by paying prescribed charges, at the SEC’s public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statement is also available to the public from the SEC’s Web site at “http://www.sec.gov.”

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Partners of

The Price Fund I, L.P.

We have audited the accompanying statements of financial condition of The Price Fund I, L.P. (the “Partnership”) as of December 31, 2005 and 2004, including the schedules of investments as of December 31, 2005 and 2004, and the related statements of operations, changes in partners’ capital and financial highlights for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Price Fund I, L.P. as of December 31, 2005 and 2004, and the results of its operations, its changes in partners’ capital and financial highlights for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States.

Altschuler, Melvoin and Glasser LLP

Chicago, Illinois

March 6, 2006

The Price Fund I, L.P.

Statements of Financial Condition

December 31, 2004 and 2005

	12/31/2004	12/31/2005
ASSETS
Cash at bank	$427,976	$12,961
Cash at broker	227,010	410,859
Investment in US Government obligations	996,015	1,494,091
Unrealized net trading gains on open futures contracts	1,010	9,001
Accounts receivable—General Partner	3,905	8,986

Total Assets	$1,655,916	$1,935,898

LIABILITIES
Management and incentive fees payable	$7,720	$5,286
Administrative fees payable	36,246	81,947
Redemptions payable	—	323,687
Subscriptions received in advance	58,174	20,000
Other	831	761

Total Liabilities	102,971	431,681

PARTNERS’ CAPITAL
Partners’ Capital
Limited partners	1,259,832	1,214,366
General Partner	293,113	289,851

Total Partners’ Capital	1,552,945	1,504,217

Total Liabilities and Partners’ Capital	$1,655,916	$1,935,898

See accompanying notes to financial statements.

The Price Fund I, L.P.

Schedule of Investments as of December 31, 2004

		Market Value	Percent of Partners’ Capital
US Government obligations (total cost—$994,888)

US Treasury Bills, due 2/10/05, Principal amount $1,000,000		$996,015	64.14%

Open Futures Contracts:

	Number of Contracts
Unrealized gains (77.85% US based)
Agricultural	8	$100	0.01%
Currencies	12	2,372	0.15%
Financials	13	1,219	0.08%

	33	$3,691	0.24%

Unrealized losses (100.00% US based)
Agricultural	8	$1,900	0.12%
Financials	5	781	0.05%

Total	13	$2,681	0.17%

Unrealized net trading gains on open futures contracts		$1,010	0.07%

The Price Fund I, L.P. Schedule of Investments as of December 31, 2005
		Market Value	Percent of Partners’ Capital
US Government obligations: (total cost—$1,481,130)
US Treasury Bills, due 1/19/06, Principal amount $500,000		$499,013	33.17%
US Treasury Bills, due 2/16/06, Principal amount $1,000,000		995,078	66.15%

Total		$1,494,091	99.32%

Open Futures Contracts:

	Number of Contracts
Unrealized gains (100.00% US based)
Agricultural	3	$2,700	0.18%
Currencies	13	2,069	0.14%
Energy	1	63	0.00%
Financials	18	6,344	0.42%
Metals	2	4,280	0.28%

	37	$15,456	1.02%

Unrealized losses (66.66% US based)
Agricultural	1	$250	0.02%
Currencies	1	1,288	0.09%
Energy	1	2,140	0.14%
Financials	4	2,777	0.18%

	7	$6,455	0.43%

Unrealized net trading gains on open futures contracts		$9,001	0.59%

See accompanying notes to financial statements.

The Price Fund I, L.P.

Statement of Operations

For the Years Ended December 31, 2003, 2004 and 2005

	12/31/2003	12/31/2004	12/31/2005
Trading income:
Net trading gains—commodities
Realized		$136,586	$161,838
Change in unrealized		1,010	7,991
Foreign exchange gains (losses)		4,119	(10,599)
Commissions		(31,685)	(16,069)

Net trading income	—	110,030	143,161

Investment income:
Interest		11,165	52,380

	—	11,165	52,380

Expenses:
Management fees—General Partner		14,388	17,934
Management fees—Trading Advisors		19,912	22,577
Incentive fees—Trading Advisor		37,125	36,420
Trailing commissions		—	40,663
Professional fees		54,060	122,860
Bank fees and other expenses	156	13,750	1,500

Total expenses before reimbursement of expenses	156	139,235	241,954
Less: reimbursement of expenses			(16,000)

Net expenses	156	139,235	225,954
Net investment loss	(156)	(128,070)	(173,574)

Net loss	$(156)	$(18,040)	$(30,413)

See accompanying notes to financial statements.

The Price Fund I, L.P.

Statements of Changes in Partners’ Capital for the Years Ended December 31, 2003, 2004 and 2005

	Year ended 12/31/03	Year ended 12/31/04	Year ended 12/31/05
Partners’ Capital at beginning of period	$677	$521	$1,552,945
Contributions	—	1,595,172	646,891
Net (loss)	(156)	(18,040)	(30,413)
Withdrawals	—	(24,708)	(665,206)

Partners’ Capital at end of period	$521	$1,552,945	$1,504,217

Per unit data	12/31/03	12/31/04	12/31/05
Net asset value	—	$981.95	$971.03

Units outstanding	—	1,582	1,549

Unit data cannot be provided for any periods prior to 2004 as the Partnership had not yet commenced operations.

The information presented for the year ended December 31, 2003 is for the General Partner’s capital only as no limited partners were admitted to the Partnership prior to the first quarter of 2004.

See accompanying notes to financial statements.

The Price Fund I, L.P.

Financial Highlights for the Years Ended December 31, 2003, 2004 and 2005

Per Unit Performance

	Year Ended 12/31/2003	Year ended 12/31/2004	Year ended 12/31/2005
Net asset value per unit at the beginning of the period	$—	$1,000.00	$981.95

Income
Net Trading Income	—	77.31	88.17
Investment Income
Interest Income	—	8.31	29.91
Expenses	—	(103.67)	(129.00)

Net investment loss	—	(95.36)	(99.09)

Net loss per Unit	—	(18.05)	(10.92)

Net Asset Value per unit at the end of the period	$—	$981.95	$971.03

	Year ended 12/31/2003	Year ended 12/31/2004	Year ended 12/31/2005
Ratio of Net Investment Loss to Average Partners’ Capital		(9.10)%	(9.98)%
Ratio of Expenses to Average Partners’ Capital		9.89%	12.99%
Total Return		(1.80)%	(1.12)%

The above ratios have been calculated for the partners taken as a whole. The computation of such ratios was not based on the amount of expenses assessed and income allocated to an individual partner’s capital account, which may vary from these ratios based on the timing of capital transactions. Ratios for the year ended December 31, 2003 cannot be presented as the Partnership did not commence trading until the first quarter of 2004.

See accompanying notes to financial statements.

The Price Fund I, L.P.

Notes to the Financial Statements

Note 1 Nature of Operations and Significant Accounting Policies

Nature of Operations—The Price Fund I, L.P. (a Delaware limited partnership) (the “Partnership”) was organized on October 5, 2000 to engage in speculative trading of a diversified portfolio of commodity interests, including futures, options on futures and forward contracts. The Partnership commenced trading activities on January 12, 2004.

Price Asset Management, Inc., the general partner of the Partnership (the “General Partner”), is registered as a commodity pool operator and commodity trading advisor. The Price Futures Group, Inc., an entity affiliated through common ownership, acts as the introducing broker for the Partnership, whereby certain of the Partnership’s accounts are introduced to the Partnership’s clearing broker. Man Financial Inc. serves as the clearing broker.

The General Partner and each limited partner share in the profits and losses of the Partnership in proportion to their respective ownership interests.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Net Assets—The valuation of net assets includes unrealized gains and losses on open commodity futures and forward contracts owned by the Partnership, if any, at the end of the reporting period. The unrealized gains and losses on these contracts have been calculated based on closing prices on the last business day of each reporting period. Foreign currency is translated into US dollars at the exchange rate prevailing on the last business day of each month. Gains and losses from translation to U.S. dollars are included in trading income (loss) on the statement of operations. Net asset value is determined by subtracting liabilities from assets, which also equals Partners’ capital.

Revenue Recognition—Commodity futures contracts are recorded on the trade date, and open positions are reflected in the accompanying statements of financial condition as the difference between the original contract value and the market value on the last business day of the reporting period. The market value of the commodity futures contracts is based upon the most recent available settlement prices on the appropriate commodity exchanges. Changes in unrealized gains or losses represent the total increases or decreases in unrealized gains or increases or decreases in unrealized losses on open positions during the period.

Interest Income Recognition—The Partnership records interest income in the period it is earned.

Income Taxes—The Partnership is not subject to federal income taxes because its income and losses are includable in the tax returns of its partners.

Note 2 The Limited Partnership Agreement and Related-Party Activities

The General Partner is responsible for management of the Partnership.

New limited partners may purchase units of the Partnership upon approval by the General Partner at the net asset value, as defined, as of the last day of each month or on any other date as determined by the General Partner. Such purchases are effective as of the beginning of the following month. The Partnership may sell up to 50,000 units.

After holding the units for nine months, limited partners may require the Partnership to redeem some or all of their units at the net asset value, as defined, as of the last day of each month without a redemption charge. Any units redeemed before the holder has been a limited partner for six months will be assessed a redemption charge equal to 3 percent of the net asset value per unit on the date of such redemption and units redeemed after six but within nine months will be assessed a 2 percent redemption charge.

The Partnership will terminate and its remaining net assets will be distributed pro rata to the holders of

The Price Fund I, L.P.

Notes to the Financial Statements—(Continued)

the then outstanding units on December 31, 2035, or earlier if certain events occur.

The Partnership pays management and other fees as specified in the Registration Statement and offering documents. A summary of such fees payable to related entities is as follows:

Price Asset Management, Inc., as General Partner

The Partnership pays the General Partner a monthly management fee based on the Partnership’s total assets, based on a 1 percent annual rate. The General Partner may choose one or more trading advisors that are responsible for making all trading decisions on behalf of the Partnership. The trading advisors, as selected by the General Partner and described in the Registration Statement, charged the Partnership management fees up to 2 percent per annum (based on assets managed) and quarterly incentive fees of up to 20 percent of new trading profits, as defined. Effective January 1, 2006, the quarterly incentive fees earned by the trading advisors may be up to 30% of new trading profits dependent upon the agreement with each trading advisor.

The General Partner receives a portion of the incentive fee assessed by certain advisors. However, this fee is payable by the advisor to the General Partner and is not an obligation of or payable by the Partnership. Incentive fees paid by the advisors to the General Partner for the year ended December 31, 2004 and 2005 amounted to $3,801 and $2,355, respectively.

The Partnership has advanced amounts to the General Partner for sales fees due relating to units sold. The balance owed to the Partnership as of December 31, 2004 and 2005 amounted to $3,905 and $8,986, respectively.

The Price Futures Group, Inc., as Introducing Broker

The clearing broker pays Price Futures Group a portion of the brokerage fee paid by the Partnership for clearing transactions.

In addition, the Partnership pays Price Futures Group 1 percent of the purchase price of each limited partnership unit sold for syndication costs incurred by Price Futures Group. These syndication costs, which are related to the issuance of limited partnership units, are charged to partners’ capital upon the issuance of such units.

Uhlmann Price Securities, LLC, as Selling Group Manager

Uhlmann Price Securities, LLC, a related party to the General Partner by reason of common management, acts as the selling group manager for the Partnership. The Partnership, through the General Partner, pays Uhlmann Price Securities a commission of 3.5 percent (which includes a re-allowance of up to 3% to other broker dealers) of the purchase price of each unit sold.

These commissions are charged to partners’ capital upon the issuance of such units. In addition, the Partnership pays a trailing commission to salespersons identified by Uhlmann Price Securities or selling agents beginning twelve months after that unit has been outstanding. The trailing commission is equal to 3 percent of the net asset value of a unit. Effective January 1, 2006, the trailing commission for each unit sold was reduced to 2 percent of the net asset value of a unit. No trailing commission will accrue or be paid for any unit that has been outstanding for less than one full year. As of December 31, 2004, no units qualified for the trailing commission. As of December 31, 2005, 1,241 units qualified for the trailing commissions.

The Partnership pays all of its direct legal, accounting, filing, reporting and data processing expenses, incentive fees, management fees, brokerage fees and extraordinary expenses, subject to overall limitations on fees described in the Partnership’s limited partnership agreement. The General Partner will bear any fees in excess of these limitations.

The Price Fund I, L.P.

Notes to the Financial Statements—(Continued)

A summary of fees incurred by the Partnership included:

	Year ended December 31, 2004	Year ended December 31, 2005
Management Fees—General Partner	$14,388	$17,934
Management Fees—Trading Advisors	19,912	22,577
Incentive Fees—Trading Advisors	37,125	36,420
Syndication Costs—Price Futures Group	9,016
Selling Commissions—Uhlmann Price Securities	43,757	15,234
Trailing Commissions— Uhlmann Price Securities	0	40,633

Note 3 Financial Instruments with Off-Balance-Sheet Risk

The Partnership’s trading involves activities that have market and/or credit risk.

Market Risk—Market risk arises primarily from changes in the market value of financial instruments. Theoretically, the Partnership’s exposure is equal to the notional value of futures contracts purchased and unlimited on such contracts sold short. As both a buyer and seller of options on futures, the Partnership pays or receives a premium at the outset and then bears the risk of unfavorable market variations underlying the option. The risk of loss for purchased options on futures is limited to the premiums paid; written or sold options on futures expose the Partnership to potentially unlimited liability. Cash and US Government obligations at the clearing broker are available to satisfy margin requirements.

Exposure to market risk is influenced by a number of factors, including the relationships between financial instruments, and the volatility and liquidity in the markets in which the financial instruments are traded. In many cases, the use of financial instruments may serve to modify or offset market risk associated with other transactions and, accordingly, may serve to decrease the Partnership’s overall exposure to market risk. The Partnership attempts to control its exposure to market risk through various analytical monitoring techniques.

Credit Risk—Credit risk arises primarily from the potential inability of counterparties to perform in accordance with the terms of a contract. The Partnership’s exposure to credit risk associated with counterparty nonperformance is limited to the current cost to replace all contracts in which the Partnership has a gain. Exchange-traded financial instruments generally do not give rise to significant counterparty exposure due to the cash settlement procedures for daily market movements and the margin requirements of individual exchanges.

Concentration of Credit Risk—Some of the Partnership’s trades are cleared through Price Futures Group’s clearing broker. In the event this counterparty does not fulfill its obligations, the Partnership may be exposed to risk. This risk of default depends in part on the creditworthiness of this counterparty. The Partnership attempts to minimize this credit risk by monitoring the creditworthiness of the clearing broker.

Report of Independent Registered Public Accounting Firm

Board of Directors of

Price Asset Management, Inc.

We have audited the accompanying statement of financial condition of Price Asset Management, Inc. as of December 31, 2005. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Price Asset Management, Inc. as of December 31, 2005 in conformity with accounting principles generally accepted in the United States.

Altschuler, Melvoin and Glasser LLP

Chicago, Illinois

March 13, 2006

Price Asset Management, Inc.

Statement of Financial Condition

December 31, 2005
Assets
Cash and cash equivalents	$70,846
Due from affiliates	250,636
Management fee receivable	1,527
Notes receivable	230,775
Investment in The Price Fund I, L.P.	289,851
Furniture, fixtures and equipment	78,956
Cash surrender value of life insurance	60,816
Other receivables	70,436

Total assets	$1,053,843

Liabilities and Stockholder’s Equity
Liabilities
Accounts payable and accrued expenses	$8,122

Total liabilities	8,122

Stockholder’s equity
Common stock, 10,000 shares of no par value authorized, 1,000 shares issued and outstanding	10
Additional paid-in capital	1,107,466
Retained earnings (deficit)	(61,755)

Total stockholder’s equity	1,045,721

Total liabilities and stockholder’s equity	$1,053,843

See accompanying notes to statement of financial condition.

Price Asset Management, Inc.

Notes to the Statement of Financial Condition

Note 1 Nature of Operations and Significant Accounting Policies

Nature of Operations—Price Asset Management, Inc. (the “Company”) was incorporated in Illinois in November 1998 and is registered as a commodity pool operator and a commodity trading advisor. The Company provides investment advisory services to The Price Futures Group, Inc. (“Price Futures Group”). Price Futures Group is a guaranteed introducing broker under the Commodity Exchange Act that introduces customers, which are located primarily in the United States, Europe, and Asia, to its clearing broker, which provides clearing and execution services for futures, options on futures, and forward transactions. The Company and Price Futures Group are affiliated through common ownership.

The Company is the general partner of The Price Fund I, L.P. (the “Partnership”), a limited partnership formed pursuant to the Delaware Revised Uniform Limited Partnership Act on October 5, 2000. The Partnership was organized to engage in speculative trading of a diversified portfolio of commodity interests.

The Company has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code, effective as of January 1, 2001. Therefore, no provision has been recorded for federal income taxes as the Company’s income is taxable to its stockholder.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

Investment in The Price Fund I, L.P.—The Company’s investment as general partner is carried at market value based on the valuation of the Partnership’s net assets. The Company earns a management fee from the Partnership, of which $1,527 was due as of December 31, 2005.

Emerging Issues Task Force Issue 04-05 provides that, if a general partner controls (as defined) a limited partnership, then that limited partnerships’ financial statements should be consolidated into the General Partner’s financial statements. Issue 04-05 is effective for the Company beginning in 2006. The Company may be required to consolidate The Price Fund I, L.P. beginning in 2006, but the ultimate effect of Issue 04-05 on the Company has not yet been determined.

Cash and Cash Equivalents—The Company considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

Income Recognition—Investment advisory fees are recorded on the accrual basis as earned. Management fees earned from the Partnership are calculated on the accrual basis at an annual rate of one percent of the Partnership’s total assets and are recorded by the Company on the accrual basis.

Furniture, Fixtures and Equipment—Furniture, Fixtures and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, which are generally five years. Amortization of leasehold improvements is provided over the lesser of the estimated lives of the improvements or the lease term.

Note 2 Furniture, Fixtures and Equipment

Furniture, fixtures and equipment at December 31, 2005 consist of:

Leasehold improvements	$52,971
Automobiles	43,181
Equipment	20,688
Furniture and fixtures	5,525

122,365
Accumulated depreciation and amortization	(43,409)

$78,956

Note 3 Notes Receivable

The notes receivable, due from employees of Price Futures Group, are payable on demand, and

Price Asset Management, Inc.

Notes to the Statement of Financial Condition

accrue interest between 8.0 and 8.5 percent per annum. On February 1, 2006, the Company’s sole stockholder, Walter Thomas Price III, contributed units of the Partnership valued at $198,000 to the Company as additional paid in capital and personally assumed employee notes receivable totaling $131,486.

Note 4 Related Party Transactions.

The amount due from affiliates at December 31, 2005 consists primarily of advances to Price Futures Group and expenses paid on behalf of the Partnership.

The Company provides investment advisory services to Price Futures Group. Price Futures Group provides facilities and administrative services to the Company.

Based on management’s assessment of current conditions, it has concluded that no allowance for doubtful accounts is required.

Other receivables at December 31, 2005 included a receivable from the Company’s sole stockholder of $70,421 which was repaid on February 9, 2006.

THE PRICE FUND I, L.P.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

This Statement of Additional Information dated March 31, 2006 is the second part of a two-part Disclosure Document and should be read in conjunction with Part One of such Disclosure Document dated March 31, 2006.

MANAGED FUTURES—DIVERSIFICATION BENEFITS

INCLUDING MANAGED FUTURES IN YOUR PORTFOLIO

Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. Modern Portfolio Theory is the academic affirmation of the value of diversification. Developed in the 1950’s, the theory suggests that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio.

Consider these factors when contemplating an investment in managed futures:

•	Investment in a multi-advisor fund can increase portfolio diversification through the trading of a broad range of global markets.

•	By diversifying your portfolio, you may increase your potential for enhanced returns and decrease the risk of volatility.

•	Advisors for the partnership have the ability to initiate both long and short positions in rising or declining markets, allowing the ability to profit in any economic environment.

•	Managed futures have historically shown to be non-correlated to traditional investments.

Through the use of historic data, the graph above illustrates that a gradual introduction of managed futures to a traditional mix of 60% stocks and 40% bonds increases overall portfolio performance while decreasing the associated standard deviation (one measure of risk).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. TRADING IN FUTURES CONTRACTS, OPTIONS ON FUTURES CONTRACTS AND FORWARD CONTRACTS IS NOT SUITABLE FOR ALL INVESTORS AND INVOLVES SUBSTANTIAL RISKS.

MANAGED FUTURES—DIVERSIFICATION BENEFITS

Managed futures offer unique return opportunities through trading on a variety of global futures markets and by holding long and/or short positions in different economic environments.

The chart below is a comparison of the major economic indices and managed futures annualized returns over a 10-year time period. These dates immediately follow as well as encompass periods of historical economic significance, which include: wars in the Middle East, stock and bond market collapses, reports of U.S. corporate accounting fraud, multiple natural disasters, and two presidential administrations.

After viewing the performance results below, it is easier to understand how an investment consisting of managed futures may help diversify a portfolio and thereby potentially improve returns when combined with traditional investments when such investments are negative.

*	This chart represents a comparison of annualized monthly returns for the CISDM Public CPO Asset Weighted Index, a benchmark of managed futures funds, and the annualized returns of the other indices shown since 1995. It does not propose to represent a single investment such as Price Fund I, L.P. due to the impact that is achieved when combining several funds into one index.
Each time period reflects an average compound monthly return that assumes the same annualized return, when applied to a specific time period. For example, an investment in the NASDAQ Composite Index, 5 years ago, would represent an annualized compounded return of -10.14% per year, through September 2005.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. TRADING IN FUTURES CONTRACTS, OPTIONS ON FUTURES CONTRACTS AND FORWARD CONTRACTS IS NOT SUITABLE FOR ALL INVESTORS AND INVOLVES SUBSTANTIAL RISKS.

MANAGED FUTURES—DIVERSIFICATION BENEFITS

MANAGED FUTURES OFFER THE POTENTIAL FOR NON-CORRELATION

Managed futures have historically performed independently of traditional investments such as stocks and bonds. This is referred to as non-correlation and is shown above. A correlation of +1 indicates perfect correlation, a correlation of 0 indicates no correlation and a correlation of -1 indicates perfect negative correlation. The CISDM Public CPO Asset Weighted Index is a widely followed benchmark that includes the performance of public and private pools and off-shore funds. It is shown above as a benchmark to which others are compared and therefore has a correlation coefficient of 1.0 with itself.

The degree of non-correlation of any given managed futures fund will vary as a result of market conditions. Some funds will have a significantly lesser degree of non-correlation (or greater correlation) with stocks and bonds than other funds.

An alternative investment’s ability to be non-correlated to conventional investment vehicles can offer an important advantage when added to a portfolio mix that contains only long positions in traditional investments.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. TRADING IN FUTURES CONTRACTS, OPTIONS ON FUTURES CONTRACTS AND FORWARD CONTRACTS IS NOT SUITABLE FOR ALL INVESTORS AND INVOLVES SUBSTANTIAL RISKS.

THE FUTURES, OPTIONS ON FUTURES AND FORWARD MARKETS

FUTURES CONTRACTS

Futures contracts are standardized contracts traded on a domestic or foreign exchanges that call for the future delivery of specified quantities of various commodities or instruments (collectively “commodities”) at a specified price, time and place. According to the Barclay Research Group, Ltd. there was in excess of $131 billion in assets under management in the managed futures industry as at September 2005.

A market participant may either buy or sell a futures contract. The contractual obligations, if required, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange before the designated date of delivery.

The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as stock indices approved by the CFTC settle in cash (regardless of whether any attempt is made to offset these contracts) rather than delivery of any physical commodity.

OPTIONS ON FUTURES

An option on a futures contract or on a commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the “striking,” “strike” or “exercise” price) in the underlying futures contract or commodity.

The buyer of a “call” option acquires the right to take a long position (that is, the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

The buyer of a “put” option acquires the right to take a short position (that is the obligation to make delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the strike price.

A call option on a futures contract is said to be “in-the-money” if the striking price is below current market levels and “out-of-the-money” if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be “in-the-money” if the striking price is above current market levels and “out-of-the-money” if the strike price is below current market levels.

Options on futures have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options on futures usually trade at a premium above their intrinsic value (that is, the difference between the market price for the underlying futures contract and the strike price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option’s intrinsic and market values is referred to as the “time value” of the option.

FORWARD CONTRACTS

Contracts for the future delivery of certain commodities may also be made through banks or dealers under what are commonly referred to as “forward contracts.” A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the “spread” between the “bid” and the “asked” prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of “offsetting” a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances these contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.

HEDGERS AND SPECULATORS

The two broad classes of persons who trade futures interest’s contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of adverse price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time that the speculator must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks the speculator’s own capital with the hope of making profits from price fluctuations in futures, forwards and options on futures contracts. Speculators rarely take delivery of commodities but rather close out their positions by entering into offsetting purchases or sales of futures, forwards and options on futures contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for the speculator to make profits or incur losses regardless of whether prices go up or down. The partnership will trade for speculative rather than for hedging purposes.

FUTURES EXCHANGES

Futures exchanges provide centralized market facilities for trading futures contracts and options on futures (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Board of Trade.

Each futures exchange in the United States has an associated “clearinghouse.” Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade. Their only remaining concerns are the solvencies of their commodity brokers and the clearinghouse.

Foreign futures exchanges differ in certain respects from their United States counterparts. In contrast to United States exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange does not become substituted for any party.

SPECULATIVE POSITION LIMITS

The Commodity Futures Trading Commission (CFTC) and United States futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the partnership is not) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on that exchange for approval by the CFTC. However, position limits do not apply to many currency futures contracts. Position limits do not apply to forward contract and may not apply on foreign exchanges.

REGULATION

GENERAL

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and has adopted regulations with respect to certain activities of these persons. The CFTC requires a commodity pool operator (such as the general partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations under that Act and in certain other circumstances. Suspension, restriction or termination of the general partner’s registration as a commodity pool operator would prevent it, unless and until its registration has been reinstated, from managing, and might result in the termination of, the partnership. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors. If the registration of one of the partnership’s trading advisor as a commodity trading advisor were to be terminated, restricted or suspended, the trading advisor would be unable, unless and until its registration were to be reinstated, to render trading advice to the partnership. The partnership itself is not registered with the CFTC in any capacity.

The Commodity Exchange Act requires all “futures commission merchants,” such as Man Financial, to (a) meet and maintain specified fitness and financial requirements, (b) segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and (c) to maintain specified books and records open to inspection by the staff of the CFTC. The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

You are afforded certain rights for reparations under the Commodity Exchange Act. You may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act. These rules allow any person to file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor or commodity pool operator, and any of their associated persons.

Under authority in the Commodity Exchange Act, the National Futures Association (NFA) has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with these standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisor, commodity pool operators, futures commission merchants, introducing brokers and their associated persons and floor brokers. The general partner, Man Financial, The Price Futures Group and the trading advisors are all members of the NFA (the partnership itself is not required to become a member of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. The partnership’s trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges.

DAILY LIMITS

Most United States futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) have regulations that limit the amount of fluctuation in futures interests contract prices during a single trading day. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond the limit.

MARGINS

“Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts the trader purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of these low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded, and may be modified from time to time by the exchange during the term of the contract.

Brokerage firms, such as Man Financial, carrying accounts for traders in futures contracts may not accept lower margin, and generally require higher amounts of margin, as a matter of policy for their protection. Man Financial presently intends to require the partnership to make margin deposits equal to the exchange minimum levels for all futures contracts.

Trading in the currency forward contract market does not require margin but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since the partnership’s trading will be conducted through Man Financial, the partnership will be able to take advantage of Man Financial’s credit lines with several participants in the interbank market. Man Financial will require margin with respect to the partnership’s trading of currency forward contracts.

A trader’s commodity broker computes margin requirements each day. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, the commodity broker makes a margin call. If the trader does not meet the margin call within the time required by the broker, the broker may close out the trader’s position. With respect to the partnership’s trading, the partnership, and not its limited partners personally, will be subject to margin calls.

POTENTIAL ADVANTAGES

An investment in the partnership is speculative and involves a high degree of risk. The general partner believes that managed futures investments (such as the partnership) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of your comprehensive financial plan. Taking the risks into consideration, this investment does offer the following potential advantages.

INVESTMENT DIVERSIFICATION

If you are not prepared to make a significant investment or spend substantial time trading various futures, forwards, options on futures and physicals, you may still participate in these markets through an investment in the partnership, obtaining diversification from more traditional investments in stocks, bonds and real estate. The general partner believes that the profit potential of the partnership does not depend upon favorable general economic conditions, and that the partnership is as likely to be profitable during periods of declining stock, bond and real estate markets as at any other time. Conversely, the partnership may be unprofitable during periods of generally favorable economic conditions.

Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. “Modern Portfolio Theory” is the academic affirmation of the value of diversification. Modern Portfolio Theory was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of Modern Portfolio Theory in a groundbreaking study about portfolio diversification. Specifically, Modern Portfolio Theory was used to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner’s work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio’s overall volatility or risk. Lintner’s findings were further supported by the works of Dr. Thomas Schneeweis of the University of Massachusetts, Amherst, in his 1999 study, “The Benefits of Managed Futures.” Dr. Schneeweis concluded that: “while . . . the correlation between managed futures and most traditional investments is approximately zero, when asset returns are segmented according to whether the traditional asset rose or fell, managed futures are often negatively correlated in months when traditional asset returns are negative while being positively correlated when traditional asset returns are positive.”

The partnership’s combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, managed futures investments, such as the partnership, may profit (with commensurate risk) from futures interests market moves, with the potential to enhance your overall portfolio.

The trading advisors’ speculative trading techniques will be the primary factor in the partnership’s success or failure. You should note that there are always two parties to a futures, forward, option or physicals contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures, forwards, options on futures and physicals trading, only 50% of contract interests held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.

The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements and investment preferences, your financial advisor can help you determine the combination of asset classes as well as the type of trading advisor that most suits your investment profile.

Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth and aggressive growth investments.

Managed futures investments are designed to fit into a total financial plan as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). As part of a well-balanced and fully diversified portfolio, managed futures can offer significant benefits.

CORRELATION TO TRADITIONAL INVESTMENTS

Managed futures have historically performed independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation. For example, a managed futures program may have the ability to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (that is greater correlation) with stocks and bonds than other funds.

PROFESSIONAL MANAGEMENT

Professional money management is one of the most significant benefits a managed futures investment can offer. A professional trading advisor has several advantages over an individual investor.

• Discipline.    A professional trading advisor applies an established, disciplined approach to futures trading, with strict money management policies and techniques.

• Planned Strategy.    A professional trading advisor uses a researched trading strategy designed to reduce risk while seeking long-term profit opportunities.

• Risk Control.    A professional trading advisor offers a full time commitment to risk control, applying risk management strategies with years of research and experience.

• Research and Development.    A professional trading advisor is committed to ongoing research and development in an effort to continuously improve upon existing systems and technology to keep pace with industry developments and potentially capitalize on market opportunities as they occur.

In considering the advantages of utilizing a professional trading advisor, you also should consider the fees a trading advisor will be paid to manage a partnership’s account.

ACCESS TO WORLD ECONOMIC ENVIRONMENTS, MARKETS, AND VARYING TRADING CYCLES.

Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among approximately 75 global futures and forward markets on approximately 20 exchanges worldwide. Each limited partner will therefore obtain greater diversification in futures, forwards, and options on futures traded than would be possible trading individually, unless substantially more than the minimum investment described in this prospectus were committed to the futures, forwards, and options on futures markets.

LIMITED LIABILITY

Unlike an individual who invests directly in futures, forwards, options on futures and physicals, an investor in the partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an exchange of units, with interest.

ADMINISTRATIVE CONVENIENCE

The partnership is structured to relieve limited partners from having to handle many of the administrative details involved in engaging directly in futures, forwards and options on futures trading. The partnership’s administrative services include monthly and annual financial reports (including but not limited to, the net asset value of a unit, trading profits or losses, and expenses), and all tax information relating to the partnership necessary for limited partners to complete their federal income tax returns.

POTENTIAL DISADVANTAGES OF FUTURES FUND INVESTMENTS

Some potential disadvantages of investing in futures and forward markets and funds investing in those markets include the following:

Selection of Trading Advisors

Because a managed fund selects trading advisors based on criteria selected by the fund manager, such fund may be less likely to achieve the potential benefits derived from diversification in trading strategies and markets associated with a fund employing a different allocation strategy or available to an investor that makes its own allocation decisions.

Selection of Brokers and Clearing Firm

The manager of a futures fund typically selects the brokers and clearing firm or firms whose services the fund will utilize and investors in the fund are not consulted in such decision. As a result, investors are not able to evaluate competing brokers and clearing firms and select those they feel most satisfactorily suits their requirements.

Potentially Higher Fees

A futures fund typically incurs various fees and expenses not associated with separate managed accounts. Organization and offering expenses and selling expenses are not generally incurred in managed accounts. As a result, investors in such funds must realize a greater gross return from the fund in order to net the same effective return after allowing for such expenses.

Lack of Transparency

Clearing brokers produce daily and monthly statements for accounts they carry. Such information is not directly available to investors in a futures fund and, consequently, such investors do not have access to the same degree of information regarding trading activity that holders of separately managed accounts do.

ADVISOR SELECTION AND ALLOCATION METHODOLOGY

SELECTION

The general partner selects trading advisors for the partnership using a qualitative and quantitative due diligence process in which the general partner evaluates the factors described below. Such selection process will not include notice to investors.

Qualitative Factors

•	Experience of staff responsible for development and management of trading approach;

•	Development of trading advisor’s profile;

•	Consistency of trading approach;

•	On-site office visit to trading advisor headquarters;

•	Ongoing commitment to research and development, and

•	Flexibility to expand to meet demands of growth in assets and capacity constraints.

Quantitative Measures

•	Review of historic performance returns;

•	Review of performance versus managed futures industry;

•	Review of risk, including standard deviation of monthly returns and worst decline periods;

•	Scrutiny of performance in key periods;

•	Leverage policies of trading advisor, and

•	Correlation analysis of trading advisor returns versus managed futures industry indices and other asset class indices.

The general partner’s primary objective in the selection process is to identify trading advisors with whom it believes has the potential to produce future investment returns. The trading advisors initially selected by the general partner to trade managed accounts were screened from a pool of over 500 candidates and have a performance history and trading experience ranging from eighteen months to more than to thirty years.

The general partner selects trading advisors for the partnership using a qualitative and quantitative due diligence process in which the general partner evaluates various factors. These factors include the trading advisors’ performance history, the consistency of their trading approach, the trading advisors’ ongoing commitment to research and development, a review of the trading advisors’ performance versus the managed futures industry performance as a whole, the leverage policies of the trading advisor and the correlation analysis of the trading advisor returns versus the managed futures industry as a whole. In addition, the general partner evaluates the market and trading risks, the past performance of the fund, the cost structure, distribution and redemption policy and the credit worthiness and stability of the clearing broker.

While the selection process cannot guarantee future success, the general partner believes the process can provide the basis for sound decision-making and can increase the potential for future success.

MONITORING

The general partner will use sophisticated analytical tools to monitor daily each trading advisor’s activities on behalf of the partnership and track its performance against others in the industry. The general partner will also periodically conduct on-site due diligence visits to remain abreast of each trading advisor’s continuing efforts toward research and development.

GLOSSARY OF TERMS

The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

Absolute Returns.    Investment performance that seeks consistent positive gains in both up and down markets.

Annualized Standard Deviation.    Measures the dispersal or uncertainty in a random variable (in this case, investment returns) calculated annually. It measures the degree of variation of returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

CISDM Public CPO Asset Weighted Index.    The CISDM Public CPO Asset Weighted Index reflects the dollar-weighted performance of all public Commodity Pool Operators (CPOs) reporting to the CISDM Hedge Fund/CTA Database. CPOs are firms responsible for investing commodity pools’ assets in commodity-futures and options positions. In order to be included in the CPO Public Asset Weighted Index universe, a fund or pool must have at least $500,000 under management and at least a 12-month track record. The index goes back historically to January 1990. The CISDM Index is not the same as an investment in the Fund, and the Fund may perform substantially differently than the Index.

Clearing Broker.    The entity responsible for assuring that futures and options on futures trades for a client are properly processed and recorded or cleared by the clearinghouse affiliated with the exchange on which the trade took place and for holding the client’s funds deposited with it as margin for the trades. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

Commodity Pool.    The partnership or similar form of collective investment vehicle that consolidates funds from investors for the purpose of trading in commodity futures and options on futures contracts.

Commodity Pool Operator.    Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.

Compound (Geometric) Average Return.    The geometric mean is the monthly average return that assumes the same rate of return every period to arrive at the equivalent compound growth rate reflected in the actual return data. In other words, the geometric mean is the monthly average return that, if applied each period, would give you a final VAMI (growth) index that is equivalent to the actual final VAMI index for the return stream you are considering.

Correlation.    Investments that behave in a similar fashion are highly correlated, whereas investments that have unrelated returns are non-correlated.

Cross Rate.    The trading of one foreign currency against another foreign currency.

Daily Price Fluctuation Limit.    The maximum permitted fluctuation imposed by a commodity exchange in the price of a commodity futures contract for a given commodity that can occur on the exchange on a given day in relation to the previous day’s settlement price. The maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on option contracts or outside the U.S.

Delivery.    The process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity, product or instrument to the purchaser of the contract.

Dow Jones Industrial Average.    A price weighted average of thirty stocks selected by Dow Jones & Company. Because it is price weighted (as opposed to capitalization weighted) the stocks in the Index with the highest prices have the biggest effect on the performance of the Index.

(MSCI EAFE) Morgan Stanley Capital International Europe, Australasia, Far East Index.    A capitalization weighted index that is designed to measure the investment returns of developed economies outside of North America. The Index includes publicly traded stocks from twenty-one countries that are divided into industry groups and then representative stocks are selected from each industry group. In addition, cross-ownership is tracked to ensure that the market weight given each company is accurate.

Exchange for Physical.    A transaction permitted under the rules of futures exchanges in which two parties exchange a cash market (physical) commodity position for a futures contract (or vice versa) without making a trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.

Forward Contract.    A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument or currency for delivery at some future time under such terms and conditions as the two may agree upon.

Fundamental Analysis.    The analysis of fundamental market information such as supply and demand levels, weather, economic indicators and geopolitical events.

Futures Contract.    A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument or indices at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument or indices. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument or indices or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange before the designated date of delivery.

Hypothetical Composite Performance.     Results for a combined portfolio of managers or advisors in which the selection of and allocation among such managers or advisors has been done with the benefit of hindsight and is therefore not necessarily indicative of actual trading performance.

Introducing Broker.    A registered firm that introduces customers to a clearing broker who conducts sales activities.

Lehman Aggregate Bond Index.    Composed of bonds that are investment grade (as rated by Moody’s or Standard & Poor’s). Issues must have at least one year to maturity. Total return comprises price appreciation/depreciation and income as a percentage of the original investment. Indexes are rebalanced monthly by market capitalization.

Long Contract or Long Position.    A contract to accept delivery (that is, to buy) a specified amount of a commodity, product, instrument or index at a future date at a specified price.

MAR Fund/Pool Qualified Universe Index.     A dollar weighted index that includes the performance of current as well as retired public futures funds, private pools and offshore funds that have the objective of speculative trading profits. The MAR Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The MAR Index is not the same as an investment in the Fund, and the Fund may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index.

Margin.    A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options on futures contract. Margins on these contracts do not usually involve the payment of interest.

Margin Call.    A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

MAR Ratio.    The annual geometric (compounded) PERCENTAGE (not dollars) return divided by the maximum PERCENTAGE (again, not dollars) drawdown. This is a popular measure used when evaluating hedge fund managers and is equally important when comparing money management based on trading systems.

Maximum Annual Drawdown.    The maximum percentage decrease from an equity high to an equity low for a year.

Monthly Standard Deviation.    Standard Deviation measures the dispersal or uncertainty in a random variable (in this case, investment returns) calculated monthly. It measures the degree of variation of returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

NASDAQ Composite Index.    Measures all NASDAQ domestic and non-U.S. based common

stocks listed on the NASDAQ Stock Market (currently over 5,000 companies). The Index is market-value weighted. This means that each company’s security affects the Index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the Index.

Notional Funds.    The amount by which the nominal size of an account exceeds the amount of actual funds in such account.

Open Position.    A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

Option on a Futures Contract.    A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time.

Parameters.    A value that can be freely assigned in a trading system to vary the timing of signals.

Pro forma.    Actual performance results for an advisor or fund adjusted for uniform levels of expenses, fees and charges across all relevant accounts.

Resistance.    A previous high. A price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

Sharpe Ratio.    The average arithmetic return less the arithmetic risk-free return (annual risk free rate) divided by the average arithmetic standard deviation.

Short Contract or Short Position.    A contract to make delivery of (sell) a specified amount of a commodity, product, instrument or index at a future date at a specified price.

Slippage.    The difference between the price at which a market is quoted and the price at which a trade is actually executed.

Sortino Ratio.    Similar to the Sharpe Ratio, except it uses downside deviation for the denominator, whereas Sharpe uses standard deviation.

Speculative Position Limit.    The maximum number of speculative futures or option contracts in any one commodity (on one exchange), imposed by the CFTC or a United States commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the United States.

Standard and Poor’s 500 Composite Stock Index (S&P 500 Index).    The five hundred stocks in the S&P 500 are chosen by Standard and Poor’s based on industry representation, liquidity and stability. The stocks in the S&P 500 are not the 500 largest companies, rather the Index is designed to capture the returns of many different sectors of the U.S. economy. This is the only index that includes dividends reinvested.

Stark 300 Index.    The Stark 300 Index is compiled using the top 300 trading programs from the Daniel B. Stark and Co. database of over 440 futures trading programs. The top 300 trading programs are determined quarterly based upon assets under management and a minimum of a one year track record. Monthly performance is compiled on an asset weighted basis where trading programs with higher amounts of investment dollars are going to have greater impact on the index’s monthly return figure.

Systematic Technical Charting Systems.    A system that is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

Technical Analysis.    The analysis of technical market information by a trading advisor such as analyzing actual daily, weekly and monthly price fluctuations, trading volume variations and changes in numbers of open positions in various futures and options on futures contracts.

Trading Advisor.    Any person or entity that provides advice as to the purchase or sale of futures, forwards or options on futures contracts. A commodity trading advisor must register as a commodity trading advisor under the Commodity Exchange Act.

Value Added Monthly Index (VAMI).    This index reflects the growth of a hypothetical $1,000 in a given investment over time. The index is equal to $1,000 at inception. Subsequent month-end values are calculated by multiplying the previous month’s VAMI index by 1 plus the current month rate of return.

EXHIBIT A

FORM OF LIMITED PARTNERSHIP

THIRD AMENDED AND RESTATED AGREEMENT FOR THE PRICE FUND I, L.P.

This Third Amended and Restated Agreement of Limited Partnership (this “Agreement”), made as of January 1, 2006, by and among Price Asset Management, Inc., an Illinois corporation (the “General Partner”), and the other parties who execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively “Limited Partners”; the General Partner and Limited Partners may be collectively referred to as “Partners”). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

1. Formation; Name.

The parties to this Agreement have previously formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date of this Agreement (the “Act”). The name of the limited partnership is The Price Fund I, L.P. (the “Partnership”). The General Partner will execute and file a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and will execute, file, record and publish as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and will take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents as the General Partner determines appropriate.

2. Office.

The principal office of the Partnership will be 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, or such other place as the General Partner may designate from time to time.

The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner may designate from time to time.

3. Business.

The Partnership’s business and general purpose is to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any related rights (referred to collectively as “Futures Interests”) and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the “CFTC”) for investment of customer funds and other securities on a limited basis, and to engage in all related activities. The objective of the Partnership’s business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership’s trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for in this Agreement and contemplated by the Act.

4. Term; Dissolution; Fiscal Year.

(a) Term. The term of the Partnership will commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and will end upon the first to occur of the following: (i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding units (as defined in Section 6 below), which notice must be sent by registered mail to the General Partner not less than 120 days before the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership is continued by any remaining or successor general partner(s) in accordance with the provisions of this Agreement; (iv) the occurrence of any event which makes it unlawful for the existence of the Partnership to be continued; (v) a determination by the General Partner upon 60 days’ notice to the Limited Partners to terminate the Partnership; or (vi) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

(b) Dissolution. Upon the occurrence of an event causing the termination of the Partnership, the Partnership will terminate and be dissolved. Dissolution, payment of creditors and distribution of the Partnership’s Net Assets will be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) will share in the Net Assets of the Partnership pro rata in accordance with that Partner’s capital account, less any amount owing by that Partner (or assignee) to the Partnership. The General Partner will, at its option, be entitled to supervise the liquidation of the Partnership.

Nothing contained in this Agreement will impair, restrict or limit the rights and powers of the Partners under the law of the State of Delaware and any other jurisdiction in which the Partnership conducts business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth in this Agreement or any others which they deem appropriate.

(c) Fiscal Year. The fiscal year of the Partnership will begin on January 1 of each year and end on the following December 31.

5. Net Worth of General Partner.

The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it will maintain its net worth at an amount not less than that required by any state in which the Partnership is offering units for sale. For the purposes of this Section 5, “net worth” (a) include amounts payable under enforceable contracts requiring the shareholder(s) of the general partner to purchase additional shares in, or contribute additional capital without the issuance of additional shares to, the general partner and (b) otherwise will be calculated in accordance with generally accepted accounting principles with all current assets based on their then current market values.

The requirements of the preceding paragraph of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) the modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that the proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines or statements of policy issued or applied under such law.

6. Capital Contributions and Offering of Units of Limited Partnership Interest.

The General Partner will contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner’s capital contribution equal to the greater of: (a) one percent (1%) of the total investment in the Partnership by all Limited Partners, and (b) $25,000. Contributions by the General Partner need not exceed the amount described above and will be evidenced by units of General Partnership Interest (“Unit(s) of General Partnership Interest”). The General Partner will maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the General Partnership Interest of the General Partner, will be units of Limited Partnership Interest (“units” or, individually, a “Unit”). The net asset value of a Unit of General Partnership Interest will at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

The General Partner, for and on behalf of the Partnership, will issue and sell units to persons desiring to become Limited Partners, provided that those persons are determined by the General Partner to be qualified investors and their subscriptions for units are accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for units per subscriber will be such amount as the General Partner may determine from time to time in its sole discretion.

The Partnership, directly and/or through a selling agent or agents (each, a “Selling Agent”) as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale units and fractions of units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner may determine in its sole discretion. Units offered during any offering will be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last business day of a month and a closing for subscriptions received during the offering will be held as of that date; provided, however, that the General Partner may hold closings at such other times and for such other periods as it determines appropriate in its sole discretion. At each closing, the Partnership will issue and sell units to each subscriber whose subscription has been accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; provided, however, that the offering price per Unit during any offering of units may not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which the Unit is issued and sold, unless the newly offered units’ participation in the Partnership’s profits and losses is proportionately reduced. During any offering, units may be subscribed for by the General Partner, any trading advisor to the Partnership (each, a “Trading Advisor”), any commodity broker for the Partnership (each, a “Commodity Broker”), and those persons’ shareholders, directors, officers, partners, employees, principals and affiliates. Subscriptions for units by those persons will not preclude them from receiving compensation from the Partnership for services rendered by them in their capacities as other than Limited Partners. No subscriber for units during any offering of units will become a Limited Partner until the General Partner: (a) accepts the subscriber’s subscription at a closing relating to the offering; (b) executes this Agreement on behalf of the subscriber under the power of attorney in the subscription documents executed by the subscriber in connection with the offering; and (c) makes an entry on the books and records of the Partnership reflecting that the subscriber has been admitted as a Limited Partner. Accepted subscribers will be deemed Limited Partners at such time as their admission is reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership will be available to the Partnership to carry on its business, and the Partnership will not pay any interest on any such contribution.

In connection with any offering of units by the Partnership, the General Partner, on behalf of the Partnership, will: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements to them as the General Partner deems advisable or as may be required by applicable law with the CFTC and the National Futures Association (“NFA”), Forms D or other applications, notices or forms with the Securities and Exchange Commission (the “SEC”) and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used in this Agreement, the term “Prospectus” means the most recent version of the

Prospectus issued by the Partnership, or the most recent version of the Disclosure Document or other offering memorandum prepared, in connection with the particular offering of units), and such amendments and supplements to those documents as the General Partner deems advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC and the National Association of Securities Dealers, Inc.; (b) qualify by registration or exemption from registration the units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion deems advisable or as may be required by applicable law; (c) make such arrangements for the sale of units as it deems advisable, including engaging a Selling Agent and entering into a selling agent agreement with the Selling Agent; and (d) take such action in connection with the matters described in clauses (a) through (c) as it deems advisable or necessary.

Except as otherwise specified in the Prospectus, the Partnership will pay any offering expenses and any selling commissions relating to the sale of units, and these offering expenses and selling commissions will be allocated on a per-Unit basis or in such other manner as the General Partner determines appropriate. No Limited Partner will have any preemptive, preferential or other rights with respect to the issuance or sale of any additional units, except as described in the Prospectus. No Limited Partner will have the right to consent to the admission of any additional Limited Partner.

The maximum number of units and the purchase therefore shall be as specified in the prospectus. Any subscription for units will be subject to the collection of good funds.

7. Allocation of Profits and Losses; Accounting; Other Matters.

(a) Capital Accounts. A capital account will be established for each Partner. The initial balance of each Partner’s capital account will be the amount of a Partner’s initial capital contribution to the Partnership less, in the case of a Limited Partner, the amount of offering expenses and selling commissions allocable to the Limited Partner’s units.

(b) Monthly Allocations. As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”) during each fiscal year of the Partnership, the following determinations and allocations will be made:

(i) The Net Assets of the Partnership (as defined in Section 7(d)(i)), before accrual of the monthly management fees and incentive fees payable to any Trading Advisor, will be determined.

(ii) The accrued monthly management fees will then be charged against Net Assets.

(iii) The accrued quarterly incentive fees, if any, will then be charged against Net Assets.

(iv) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (ii) and (iii) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of units to the public), will then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

(v) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of units and any redemption fee paid to the General Partner upon the redemption of units will be charged to that Partner’s capital account.

(c) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year of the Partnership, the Partnership’s realized profit or loss will be allocated among the Partners at the discretion of the General Partner under the following subparagraphs for federal income tax purposes. These allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

(i) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) will be allocated pro rata among the Partners based on their capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

(ii) Net realized capital gain or loss from the Partnership’s trading activities will be allocated as follows:

(A) For the purpose of allocating the Partnership’s net realized capital gain or loss among the Partners, the general partner will establish an allocation account with respect to each outstanding Unit. The initial balance of each allocation account will be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts will be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his units as follows:

(1) Each allocation account will be increased by the amount of income allocated to the holder of the Unit under subparagraph (c)(i) above and subparagraph (c)(ii)(C) below.

(2) Each allocation account will be decreased by the amount of expense or loss allocated to the holder of the Unit under subparagraph (c)(i) above and subparagraph (c)(ii)(E) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

(3) When a Unit is redeemed, the allocation account with respect to that Unit will be eliminated.

(B) Net realized capital gain will be allocated first to each Partner who has partially redeemed his units during the fiscal year up to the excess, if any, of the amount received upon redemption of the units over the allocation account attributable to the redeemed units.

(C) Net realized capital gain remaining after the allocation of that capital gain under subparagraph (c)(ii)(B) above will be allocated next among all Partners whose capital accounts are in excess of their units’ allocation accounts (after the adjustments in subparagraph (c)(ii)(B) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If gain to be allocated under this subparagraph (c)(ii)(C) is greater than the excess of all such Partners’ capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(D) Net realized capital loss will be allocated first to each Partner who has partially redeemed his units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed units over the amount received upon redemption of the units.

(E) Net realized capital loss remaining after the allocation of such capital loss under this subparagraph (c)(ii)(D) above will be allocated next among all Partners whose units’ allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(ii)(D) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If loss to be allocated under this subparagraph (c)(ii)(E) is greater than the excess of all of these allocation accounts over all such Partners’ capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(iii) The tax allocations prescribed by this Section 7(c) will be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. If a Unit has been transferred or assigned under Section 10(a), the allocations prescribed by this Section 7(c) will be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) will be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations will be made to the General Partner’s units of General Partnership Interest on a Unit-equivalent basis.

(iv) The allocation of profit and loss for federal income tax purposes set forth in this Agreement is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to the Partners under Section 7(b) of this Agreement so as to eliminate, to the extent possible, any disparity between a Partner’s capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

(d) Definitions; Accounting.

(i) Net Assets. The Partnership’s “Net Assets” means the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost) and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership) and less the total liabilities of the Partnership (including, but not limited to, all brokerage, management and incentive fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange means the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Futures Interest could not have been liquidated on that day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest is traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could be liquidated will be the market value of those Futures Interest for that day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or market means its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

(ii) Net Asset Value. The “Net Asset Value” of a Unit means the Net Assets allocated to capital accounts represented by units of Limited Partnership Interest divided by the aggregate number of units of Limited Partnership Interest.

(e) Expenses and Limitations on Expenses. In consideration for its management services, the General Partner will be entitled to payment of a monthly management fee equal to 1/12th of 1% of the Net Asset Value of the Partnership. In addition the General Partner or its Affiliate will be entitled to reimbursement of the organizational and initial and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses) to the extent specified in the Prospectus. Subject to the limits set forth below, and except to the extent that the General Partner or an affiliate has agreed to pay any of these fees, costs or expenses as provided in the Prospectus, the Partnership will pay its operational expenses. The General Partner will not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment and staff necessary for Partnership operations and administration of redemptions of units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur. The Partnership’s assets held by any Commodity Broker, as provided in Section 7(i), may be used as margin solely for the Partnership’s trading. The Partnership will bear all commodity brokerage fees and commissions and, except as otherwise set forth in this Agreement or described in the Prospectus, will be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, “give up” or transfer fees, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of any Commodity Broker’s institutional and overnight execution facilities (collectively, “Transaction Fees and Costs”)), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any contingent liability becomes known to the General Partner. These reserves will reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions.

(f) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, will be fully paid and non-assessable. No Limited Partner will be liable for the Partnership’s obligations in excess of that Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of units. The Partnership will not make a claim against a Limited Partner with respect to amounts distributed to that Partner or amounts received by that Partner upon redemption of units unless the Net Assets of the Partnership (which will not include any right of contribution from the General Partner except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Partnership which have arisen before the payment of these amounts.

(g) Return of Limited Partner’s Capital Contribution. Except to the extent that a Limited Partner has the right to withdraw capital through redemption of units in accordance with Section 10(b), no Limited Partner will have any right to demand the return of his capital contribution or any profits added to them, except upon termination and dissolution of the Partnership. In no event will a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

(h) Distributions. The General Partner will have sole discretion in determining what distributions (other than on redemption of units), if any, the Partnership will make to its Partners. If made, all distributions will be pro rata in accordance with the capital accounts of the Partners.

(i) Interest on Assets. The Partnership will deposit all of its assets with any banks or other financial institutions that the General Partner may select and with those Commodity Broker(s) as the Partnership may use from time to time. Unless provided otherwise in the Prospectus, assets deposited with Commodity Broker(s) will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and those Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus.

8. Management and Trading Policies.

(a) Management of the Partnership. Except as may be otherwise specifically provided in this Agreement, the General Partner, to the exclusion of all Limited Partners, will conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner will have the power to represent, act for, sign for or bind the General Partner or the Partnership. Except as provided in this Agreement, no Partner will be entitled to any salary, draw or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership’s Commodity Broker(s) for the purpose of trading in Futures Interests. The General Partner will be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner will have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner may not employ, or permit another to employ, these funds or assets in any manner except for the benefit of the Partnership.

(b) The General Partner. The General Partner, on behalf of the Partnership, will appoint one or more Trading Advisors to make trading decisions for the Partnership, and will delegate trading discretion to those Advisors; provided, however, that the General Partner may override any trading instructions: (i) which the

General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time at which a Trading Advisor becomes incapacitated or some other emergency arises as a result of which the Trading Advisor is unable or unwilling to act and a successor Trading Advisor has not yet been retained.

The Partnership may not enter into any agreement with the General Partner, or their Affiliates (other than a selling agent agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it may be terminated by the Partnership without penalty upon 60 days’ prior written notice by the General Partner; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to the agreement, upon written notice given not less than 60 days before the original termination date or any extended termination date, notifies the other party of its intention not to renew.

Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, an “Advisory Agreement”) with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each of those Trading Advisors the management and incentive fees provided for in the applicable Advisory Agreement, as described in the Prospectus.

The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Advisory Agreement in its sole discretion in accordance with the terms of that Advisory Agreement and to employ from time to time other Trading Advisors under advisory agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion deems to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which is based on any trading profits which are earned by that Trading Advisor(s), regardless of whether those profits exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a “Customer Agreement”) with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to those Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreements in its sole discretion in accordance with the terms of those Agreements and to employ from time to time other Commodity Brokers under customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion deems to be in the best interests of the Partnership; provided, however, that the General Partner must review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided to the Partnership by the Commodity Broker, the General Partner or any of their Affiliates; (iv) the cost incurred by the Commodity Broker, the General Partner or any Affiliate of the General Partner in organizing and operating the Partnership and offering units; (v) the overall costs to the Partnership; and (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets it holds.

The General Partner may subdivide or combine units in its discretion, provided that no subdivision or combination may affect the Net Asset Value of any Limited Partner’s interest in the Partnership.

(c) General Trading Restrictions. The General Partner must require any Trading Advisor retained by the Partnership to follow the trading restrictions set forth below. The following trading restrictions are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

(i) The Partnership will not utilize trading advisors which employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership’s open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute “pyramiding.”

(ii) The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not borrow money except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate of the General Partner, the lending entity (the “Lender”) may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate of the Lender receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

(iii) The Partnership will not permit “churning” of the Partnership’s assets.

(iv) The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers and other financial institutions which the General Partner has determined to be creditworthy.

(v) The Trading Advisors will trade only in those Futures Interests that have been approved by the General Partner.

(vi) Except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market, the Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest.

(d) Changes to Trading Restrictions. The General Partner may not make any material change in the trading restrictions in Section 8(c) without obtaining the prior written approval of Limited Partners owning more than 50% of the units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership’s trading restrictions so approved by the Limited Partners.

(e) Miscellaneous. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

The General Partner will prepare or cause to be prepared and shall file on or before the due date (including any extension) any federal, state or local tax returns which are required to be filed by the Partnership. The General Partner will cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner will not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership is, in good faith and by appropriate legal proceedings, contesting the validity, applicability or amount of that tax and the contest does not materially endanger any right or interest of the Partnership.

The General Partner is authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as “tax matters partner” of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner has notified the Internal Revenue Service and the General Partner that the General Partner may not act on that Partner’s behalf.

If the Partnership is required to withhold United States taxes on income with respect to units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, the General Partner may pay the tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to those units.

The General Partner will keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the “CEA”), and the CFTC’s rules and regulations under the CEA, or as are required by other regulatory bodies, exchanges, boards and authorities having jurisdiction. These books and records will be retained by the Partnership for not less than five years.

The Partnership’s books and records will be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner will send copies of the books and records to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of units will be retained by the Partnership for not less than six years.

Except as described in this Agreement or in the Prospectus, no person may receive, directly or indirectly, any advisory, management or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or “give-ups” to the General Partner or any Trading Advisor, and these prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership may not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker will not constitute commingling.

The General Partner must devote such time and resources to the Partnership’s business and affairs as it, in its sole discretion, deems necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and will not be required to refrain from any other activity or disgorge any profits from any that activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, those persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment deems advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described in this Agreement and in the Prospectus, the General Partner may not engage any Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform those services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement under which the Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement under which the Affiliate is to perform services for the Partnership may not exceed one year, and that agreement must be terminable without penalty upon 60 days’ prior written notice by the Partnership. Nothing contained in the preceding sentence prohibits the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

No person dealing with the General Partner is required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9. Audits; Reports to Limited Partners.

The Partnership’s books will be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership will use its best efforts to cause each Partner to receive: (a) within 120 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited those statements, and such other information as the CFTC and NFA may from time to time require (these annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 30 days after receipt of Schedule K-1’s from the funds in which the partnership invests such tax information relating to the Partnership as is necessary for the Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time may require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as are necessary or advisable in the General Partner’s sole discretion, such other information as the CFTC and NFA from time to time may require under the CEA to be given to participants in commodity pools.

In addition, if any of the following events occurs, notice of that event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, will be mailed to each Limited Partner within seven business days after the occurrence of the event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for that Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisors or any material change in the Advisory Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership’s fiscal year; (g) any material change in the Partnership’s trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) the notice must also advise Limited Partners that a “Special Redemption Date,” on a date specified in the notice (but in no event earlier than 15, nor later than 45, days after the mailing of the notice), will take place as of which Limited Partners may redeem their units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to the notice, the Partnership will liquidate all existing positions as promptly as reasonably practicable and will suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner will determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used in this Agreement, “material change in the Partnership’s trading policies” means any material change in those trading policies specified in Section 8(c).

The Net Asset Value of a Unit will be determined monthly by the General Partner, and the most recent Net Asset Value calculation will be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner has received a written request from that Partner.

In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, provided that: (i) notice of the increase is mailed to each Limited Partner at least five business days before the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) the notice must describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and (iii) Limited Partners redeeming units at the first Redemption Date following the notice will not be subject to the redemption charges described in Section 10(b).

10. Transfer; Redemption of Units.

(a) Transfer. A Limited Partner may transfer or assign his units only as provided in this Section 10(a). No transferee or assignee will become a substituted Limited Partner unless the General Partner first consents to the transfer or assignment in writing, which consent may be withheld solely to prevent or minimize potential adverse legal or tax consequences to the Partnership as a result of such transfer or assignment. Any transfer or assignment of units which is permitted under this Agreement will be effective as of the end of the month in which the transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer or assignment until it has received at least 15 days prior written notice of the transfer or assignment from the Limited Partner, which notice must set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of units to be transferred or assigned, and which notice must be signed by the Limited Partner. No transfer or assignment of units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all units held by the transferor or assignor are being transferred or assigned), would, by reason of the transfer or assignment, acquire units which do not meet the minimum initial subscription requirements, as described in the Prospectus; provided, however, that the foregoing restriction will not apply to transfers or assignment of units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner’s family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term “Affiliate” also includes any partnership, corporation, association or other legal entity for which that Limited Partner acts as an officer, director or partner). No transfer or assignment will be permitted unless the General Partner is satisfied that (i) the transfer or assignment would not be in violation of the Act or applicable federal, state or foreign securities laws, and (ii) notwithstanding the transfer or assignment, the Partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of units will be effective or recognized by the Partnership if the transfer or assignment would result in the termination of the Partnership for federal income tax purposes, or if the transfer is to a pension plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”) and, as a result of the transfer, the Partnership’s assets would be deemed to be pension plan assets within the meaning of ERISA or regulations issued by the United States Department of Labor (the “DOL”) under ERISA. No transferee or assignee of units who has not been admitted to the Partnership as a substituted Limited Partner will have any of the rights of Limited Partner, except that that person will receive that share of capital and profits and will have that right of redemption to which his transferor or assignor would otherwise have been entitled and will remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner will have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner will bear all costs (including any attorneys’ and accountants’ fees) related to the transfer or assignment of his units.

If the General Partner consents to the admission of a substituted Limited Partner under this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

(b) Optional Redemption. Except as set forth below and in accordance with the terms of this Agreement, a Limited Partner (or any assignee of a Limited Partner) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his units at the Net Asset Value, reduced as described below (any such withdrawal being referred to as a “Redemption”). The minimum amount of any redemption is 5 units (2 units for IRAs or qualified retirement plans), unless a Limited

Partner is redeeming his entire interest in the Partnership. Units may be redeemed at the option of a Limited Partner as of the end of any month. However, any Unit redeemed at or before the end of the sixth month following the closing at which the Unit was issued will be assessed a redemption charge equal to 3% of the Net Asset Value of a Unit on the date of redemption. Units redeemed after six months and within nine months will be assessed a redemption charge equal to 2% of the Net Asset Value on the date of redemption. The foregoing charges will be paid to the General Partner.

Redemption of a Limited Partner’s units will be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form has been received by the General Partner (“Redemption Date”); provided, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) have been paid or the Partnership has remaining property sufficient to pay them. As used in this Agreement, “Request for Redemption” means a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (Chicago time) at least ten (10) business days before the date on which the Redemption is to be effective.

A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

The General Partner is authorized to execute, file, record and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as are necessary or desirable to reflect any Redemption under this Section 10(b).

(c) Mandatory Redemption. The General Partner may, on written notice, require any Limited Partner that is a pension plan within the meaning of ERISA to redeem some or all of its units (a “Mandatory Redemption”) if the General Partner determines a Mandatory Redemption is necessary to insure that the Partnership’s assets will not be deemed to be pension plan assets within the meaning of ERISA or regulations issued by the DOL under ERISA. A Mandatory Redemption of a Limited Partner’s units will be effective as of the last day of the month in which the General Partner notifies the Limited Partner of the Mandatory Redemption (the “Mandatory Redemption Date”). The General Partner may adopt such procedures for Mandatory Redemptions as the General Partner determines are fair and equitable to all Limited Partners that are pension plans.

(d) Redemption Payments. Upon a Redemption or Mandatory Redemption, a Limited Partner (or any assignee of a Limited Partner) will receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value as of the Redemption Date or Mandatory Redemption Date, less any redemption charges and any amount owing by the Partner (and his assignee, if any) to the Partnership under Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom the Unit was sold, as well as all amounts owed by all assignees of the Unit, will be deducted from the Net Asset Value of the Unit upon Redemption. The Partnership’s general partner holds back a nominal amount at the time of certain redemptions, i.e., most redemptions which are not made at the close of a fiscal year, in order to ensure that regular expenses attributable to the withdrawn units will be funded. The amount held back by the Partnership’s general partner is equal to the greater of 2% of the net asset value per unit as of the close of business on the withdrawal date, or $100. The held back amount is intended to cover accrued, but unpaid management fees and other expenses payable by the Partnership and chargeable against net assets as of that date. Within 45 days of redemption the account of the limited partner who effected the withdrawal will be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the amount held back. After such charge, any positive balance remaining from the held-back amount will be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal.

The General Partner will endeavor to pay for units that have been redeemed within ten (10) business days after the Redemption Date or Mandatory Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which are due the Partnership from commodity brokers, banks or other persons), the Partnership may delay payment to Partners whose units are being redeemed of the proportionate part of the Net

Asset Value of the units represented by the sums which are the subject of the default or delay. Redemptions and Mandatory Redemptions will be made by check mailed to the Limited Partner. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to Redemptions.

11. Special Power Of Attorney.

Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead, (a) to execute, acknowledge, swear to, deliver, file and record on his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments to them; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver and file amended certificates or agreements of limited partnership or other instruments to reflect that admission. The Power of Attorney granted in this Agreement is irrevocable and deemed to be a power coupled with an interest and will survive the incapacity, death, dissolution, liquidation or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor to the General Partner acting in good faith under this Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by the attorney-in-fact under the Power of Attorney granted in this Section 11, this Agreement will control.

12. Withdrawal of Partners.

The Partnership will terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner (unless a new general partner(s) is elected under Section 15(c) and the remaining general partner(s) has elected to continue the business of the Partnership, which any remaining general partner(s) will have the right to do). The General Partner may not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners under Section 15(c) and elect to continue the business of the Partnership, the withdrawing General Partner must pay all reasonable expenses incurred by the Partnership in connection with its withdrawal. The General Partner will be paid the Net Asset Value of its interests in the Partnership valued as of the next succeeding Redemption Date.

The death, in competency, withdrawal, insolvency, bankruptcy, termination, liquidation or dissolution of a Limited Partner will not terminate or dissolve the Partnership, and the Limited Partner, his estate, custodian or personal representative will have no right to withdraw or value the Limited Partner’s interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of the Partner’s interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested in his estate to waive the furnishing of any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13. Reserved.

14. Standard of Liability; Indemnification.

(a) Standard of Liability. The General Partner and its Affiliates will not be liable to the Partnership, the Limited Partners or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless that act, omission, conduct or activity constitutes misconduct or negligence.

(b) Indemnification by the Partnership. The Partnership will indemnify, defend and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost or expense (including attorneys’ and accountants’ fees and expenses incurred in defense of any demands, claims or lawsuits) actually and reasonably incurred arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims or lawsuits initiated by a Limited Partner (or assignee of a Limited Partner), provided that (1) the General Partner has determined, in good faith, that the act, omission, activity or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity or conduct that was the basis for the loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer will be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the securities administrators of Alabama, Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate of the General Partner is a party defendant, that person may be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership may make advances to the General Partner or its Affiliates under this Section 14(b) only if: (1) the demand, claim, lawsuit or legal action relates to the performance of duties or services by those persons to the Partnership; (2) the demand, claim, lawsuit or legal action is not initiated by a Limited Partner; and (3) the advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification under this Agreement.

Nothing contained in this Section 14(b) will increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions. No rights to indemnification and payment of attorneys’ and accountants’ fees and expenses will be affected by the termination of the Partnership or the withdrawal, insolvency or dissolution of the General Partner.

The Partnership may not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

(c) Affiliate. As used in this Agreement, the term “Affiliate” of a person means: (i) any natural person, partnership, corporation, association or other legal entity directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of that person; (ii) any partnership, corporation, association or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by that person; (iii) any natural person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by, or under common control with, that person; or (iv) any officer, director or partner of that person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term “Affiliate” includes only those persons performing services for the Partnership.

(d) Indemnification by Partners. If the Partnership is made a party to any claim, demand, dispute or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of, or in connection with, any Partner’s (or assignee’s) obligations or liabilities unrelated to the Partnership’s business, the Partner (or assignees cumulatively) must indemnify, defend, hold harmless and reimburse the Partnership for that loss, liability, damage, cost and expense to which the Partnership becomes subject (including attorneys’ and accountants’ fees and expenses).

15. Amendments; Meetings.

(a) Amendments with Consent of the General Partner. If, at any time during the term of the Partnership, the General Partner deems it necessary or desirable to amend this Agreement, the amendment will be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken under this Section 15 that have been approved by the percentage of outstanding units prescribed above will be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner is authorized to amend this Agreement without the consent of any Limited Partner to: (i) change the name of the Partnership or cause the Partnership to transact business under another name; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions in this Agreement; (iii) make any amendment to this Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed in this Agreement to the maximum extent possible in the event of a change in the Code or the interpretations of the Code affecting those allocations; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state “Blue Sky” official, or other governmental official, or to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 of this Agreement; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940 (the “1940 Act”), the Investment Advisors Act of 1940, as amended (the “Advisors Act”), or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisors Act, if the General Partner reasonably believes that doing so is necessary. Any supplemental or amendatory agreement must be adhered to and have the same force and effect from and after its effective date as if it had originally been embodied in, and formed a part of, this Agreement; provided, however, that no supplemental or amendatory agreement may, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

(b) Meetings. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, will be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of units owned by each.

Upon receipt of a written request, signed by Limited Partners owning at least 10% of the units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote under this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after receipt, must call a meeting of the Partnership. The meeting must be held at least 30 but not more than 60 days after the mailing of the notice, and the notice must specify the date, a reasonable place and time, and the purpose of the meeting.

(c) Amendments and Actions Without Consent of the General Partner. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no amendment may, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, fees or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership under Section 12, or becomes insolvent, bankrupt or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days, prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; provided, however, that no such action may adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and provided further, that units owned by the General Partner and any Affiliate of the General Partner may not be voted on the matters described in clauses (iii) and (v) above. Any action which has been approved by the percentage of outstanding units prescribed above will be deemed to have been approved by all Limited Partners.

(d) Action Without Meeting. Notwithstanding contrary provisions of this Section 15 covering notices to, meetings of and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken is signed by Limited Partners owning units having not fewer than the minimum number of votes that would be necessary to authorize or take that action at a meeting of Limited Partners at which all outstanding units have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners must be given to those Limited Partners who have not consented in writing within seven business days after the taking of the action.

(e) Amendments to Certificate of Limited Partnership. If an amendment to this Agreement is made under this Section 15, the General Partner is authorized to execute, acknowledge, swear to, deliver, file, record and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as may be necessary or desirable to reflect such amendment.

16. Governing Law.

The validity and construction of this agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, including, specifically, the act (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws will not be governed by this Section 17.

17. Miscellaneous.

(a) Priority Among Limited Partners. Except as otherwise specifically set forth in this Agreement, no Limited Partner will be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

(b) Notices. All notices and requests to the General Partner under this Agreement (other than Requests for Redemption, and notices of assignment or transfer, of units) must be in writing and will be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604 (or such other address as the General Partner has notified the Limited Partners), upon the deposit of the notice in the United States mail. Requests for Redemption and notices of assignment or transfer of units will be effective upon timely receipt by the General Partner. Except as otherwise provided in this Agreement, all reports and notices under this Agreement must be in writing and must be sent by first-class mail to the last known address of the Limited Partner.

(c) Binding Effect. This Agreement will inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted in this Agreement, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee under this Agreement, the Partnership and the General Partner may rely upon the Partnership’s records as to who are Partners and assignees, and all Partners and assignees agree that their rights will be determined and that they will be bound thereby, including all rights which they may have under Section 15.

(d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GENERAL PARTNER:

PRICE ASSET MANAGEMENT, INC.,

By:	/S/ WALTER THOMAS PRICE III
Walter Thomas Price III, President, Chairman, Chief Executive Officer, Secretary and Sole Director

LIMITED PARTNERS:

By	Price Asset Management, Inc., as Attorney-In-Fact under Power of Attorney in each Limited Partner’s Subscription Agreement

By:	/S/ WALTER THOMAS PRICE III
Walter Thomas Price III, President, Chairman, Chief Executive Officer, Secretary and Sole Director

ANNEX A TO LIMITED PARTNERSHIP AGREEMENT

REQUEST FOR REDEMPTION OF UNITS IN

THE PRICE FUND I, L.P.

The undersigned, a limited partner of The Price Fund I, L.P. (the “Partnership”), hereby provides notice to Derivatives Portfolio Management, LLC, 400 Atrium Drive, Somerset, New Jersey 08873 (the “Redemption Agent”), and to Price Asset Management, Inc., 141 W. Jackson, Suite 1340-A, Chicago, IL 60604 (the “General Partner”) of its desire to withdraw or redeem all or a portion of the credit balance from its capital account.

1. Type of Withdrawal (check one):

[ ] Complete Withdrawal

[ ] Partial Withdrawal

If a Partial Withdrawal, specified below is either the percentage of the credit balance in the Capital Account that the limited partner wishes to withdraw or the dollar amount of capital which the limited partner wishes to have returned to him. (Any such withdrawals may only be in increments of a units’s Net Asset Value, as defined in the Partnership’s Agreement of Limited Partnership, as amended):

% OR $

You will receive a check for the redemption price of your units, mailed to the mailing address provided below. If you have been an investor in the partnership for less than 6 months following the closing at which your units were issued, the amount of the check will be reduced by a 3% redemption fee. If you have been an investor for more than 6 months and not more than 9 months, the amount of the check will be reduced by a 2% redemption fee.

The redemption price per unit will be the Net Asset Value per unit as of the close of business on the withdrawal date, minus an amount (the “Holdback”) equal to the greater of (1) 2% of the Net Asset Value per unit, or (2) $100, to cover accrued, but unpaid management fees and other expenses payable by the Partnership and chargeable against net assets as of that date. After the close of the fiscal year in which the withdrawal was effected, the account of the limited partner who effected the withdrawal shall be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the Holdback. After such charge, any positive balance remaining from the Holdback shall be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal.

2. Withdrawal Date: Last trading day of the month in which a request in good form is received by the general partner at least 10 business days in advance.

3. ACCOUNT INFORMATION

Name of Limited Partner(s)

(If units are co-owned, list the names of the co-owners)

Mailing Address

City                                                       State                                                           Zip Code

Daytime Phone No.

INDIVIDUAL SIGNATURE(S) (If units are co-owned, each owner must sign.)

Date
Date
Co-Owner (if applicable)

ENTITY SIGNATURE
Date
(Name of Entity)
By:
Authorized officer, partner, trustee or custodian
Title:

EXHIBIT B

SUBSCRIPTION INSTRUCTIONS

The Price Fund I, L.P.

Any person considering subscribing for the Units should carefully read and review a current Prospectus.

This Subscription Agreement accompanies the Prospectus dated March 31, 2006. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using  these  documents  you  should  confirm  with  Uhlmann  Price  Securities,  LLC  that  the  document date is current. Subscriptions using expired documents CANNOT be accepted.

SECTION

1.	Check box for new investment or additional investment. Enter the dollar amount being invested in Section 1.

2.	Indicate method of payment. If a brokerage account is to be debited for investment enter the investor’s brokerage account number and check the box,

3.	Check the appropriate box to indicate ownership type.

4.	Enter the name and the legal address of the investor (which is the residence or domicile address used for tax purposes) in Section 4A.

For joint accounts, Sections 4A and 4B must be completed and signed by both parties.

•	If this is an IRA account, please provide Tax ID of Custodian AND Social Security # of individual; both Custodian and individual must sign

•	Investors who are not individuals (Trusts, Corporations, Limited Partnerships, etc.) must furnish a copy of organizing or other documents evidencing authority of such entity to invest in the Fund.

•	Check withholding box if applicable

5.	If duplicate statements are needed, please check box and complete

6.	The Financial Advisor (if applicable) must fill out and sign in Section 6. Broker/dealers may also require the signature of an office manager.

Subscription Representations and Warranties, Subscription Agreement and Power of Attorney together with payment, and all required documents should be sent to either:

1)	the administration office of the selling firm, if firm procedures require, or

2)	to the custodian firm if one is required (sending document early in the month is best if it is to reach the Index Fund before month end), or

3)	to The Price Fund I, L.P., c/o Derivatives Portfolio Management, LLC, 400 Atrium Drive, Somerset, New Jersey 08873, Attn: Fund Administration or via facsimile to DPM at (732) 667-1122.

Subscriptions close on the last business day of each month and must be received by the Index Fund’s Administration Department AT LEAST (7) BUSINESS DAYS prior to the last business day of the month.

NOTE: The selling firm’s administration department may have an earlier cut-off for subscriptions.

Payment instructions:

BY CHECK:	BY WIRE:	BY BROKERAGE ACCOUNT:
The Price Fund I, L.P.	Mellon Bank	Check box under SECTION 2 of
c/o DPM, LLC	Pittsburgh, PA 15259	Subscription Agreement and
400 Atrium Drive	ABA #: 043-000-261	Supply Account number to debit.
Somerset, NJ 08873	f/f/c to The Price Fund I, L.P.
account: 011-3961

If Investors have specific questions about the subscription process, please contact Uhlmann Price Securities at (312) 264-4400, or your firm’s administration department.

EXHIBIT B

THE PRICE FUND I, L.P.

SUBSCRIPTION REPRESENTATIONS AND WARRANTIES

Investors Name(s):
Social Security #:	or Taxpayer ID #:

As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser’s shareholders, partners or beneficiaries), by executing and delivering Purchaser’s Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the clearing broker, any selling agent who solicited Purchaser’s subscription and the Partnership, as follows:

(PLEASE INITIAL EACH ITEM TO INDICATE YOUR ACKNOWLEDGEMENT OR REPRESENTATION)

             (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Minnesota residents are not required to represent that they are either of legal age or legally competent to execute the Subscription Agreement and Power of Attorney. Purchaser acknowledges that Purchaser has received a copy of the prospectus, including the Limited Partnership Agreement.

             (b) All information that Purchaser has furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

             (c) Unless (d) or (e) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another.

             (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

             (e) If Purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which Purchaser is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

             (f) Purchaser acknowledges receipt, not less than five (5) business days prior to signing the Subscription Agreement and Power of Attorney, of the Prospectus, describing among other things certain risk factors and restrictions on ownership and transfer of Units. I understand that the Partnership’s Limited Partnership Agreement imposes substantial restrictions on the transferability of Units and that my investment is not liquid except for limited redemption provisions, as set forth in the Prospectus and the Limited Partnership Agreement.

             (g) If the undersigned is acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Partnership for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Partnership does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Partnership has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Partnership’s advisors, the Partnership’s cash manager, the Partnership’s futures broker, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Partnership, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, the Partnership’s advisors, the Partnership’s cash manager, the Partnership’s futures broker, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

             (h) If the undersigned is acting on behalf of a trust (the “Subscriber Trust”), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

             (i) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Partnership. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles).

STATE SUITABILITY REQUIREMENTS

Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, “annual income” means annual gross income; and “taxable income” means annual taxable income for federal income tax purposes.)

State	Net Worth and Income Requirements
All States	minimum net worth of $150,000* or minimum net worth of $45,000* with minimum annual gross income of $45,000.

State
Alaska	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
Arizona	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
California	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
Iowa	minimum $225,000 net worth or $60,000 net worth and $60,000 taxable income
Kansas	minimum $225,000* net worth or $60,000* net worth and $60,000 annual income. It is recommended that Kansas investors not invest in the aggregate more than 10% of their net worth in the partnership and other managed futures programs.
Maine	minimum $200,000 net worth or $50,000 net worth and $50,000 annual income
Massachusetts	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
Michigan	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income during the preceding year and the expectation of $60,000 annual income during the current year
Missouri	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income. Missouri investors may not invest more than 10% of their net worth, exclusive of home, furnishings, and automobiles in the partnership.
Nebraska	minimum $225,000* net worth or $60,000* net worth and $60,000 annual income
New Hampshire	minimum $250,000 net worth or net worth of $125,000 and annual income of $50,000 exclusive of home, furnishings and automobiles.
New Jersey	minimum $250,000* net worth or $100,000* net worth and $60,000 taxable income
New Mexico	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
North Carolina	minimum $225,000 net worth or $60,000 net worth and $60,000 taxable income
Ohio	minimum $250,000 net worth or $70,000 net worth and $70,000 annual income, and in addition may not invest more than 10% of their net worth, exclusive of home, furnishings, and automobiles in the partnership.
Oklahoma	Oklahoma investors may not invest more than 10% of their net worth, exclusive of home, furnishings, and automobiles in the partnership.
Oregon	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
Pennsylvania	minimum $175,000 net worth or $100,000 net worth and $50,000 annual income (Pennsylvania investors may not invest more than 10% of their net worth, exclusive of home, furnishings, and automobiles in the partnership.)
Tennessee	minimum $225,000 net worth or $60,000 net worth and $60,000 annual income
Texas	minimum $225,000* net worth or $60,000* net worth and $60,000 annual income

*	Excluding home, home furnishings and automobiles.

EXHIBIT C

THE PRICE FUND I, L.P.

UNITS OF LIMITED PARTNERSHIP INTEREST

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

The Price Fund I, L.P.

c/o Derivatives Portfolio Management, LLC

400 Atrium Drive

Somerset, New Jersey 08873

Dear Sir/Madam:

1. Subscription for Units.    I/We hereby subscribe for the number of units of Limited Partnership Interest (“Units”) in The Price Fund I, L.P. (the “Fund”) set forth on the reverse side of this Subscription Agreement and Power of Attorney Signature Page, at net asset value per Unit as set forth in the prospectus of the Fund dated March 31, 2006 (the “Prospectus”). The minimum subscription is $5,000 ($2,000 for an IRA or qualified retirement plan). The undersigned’s check payable to “The Price Fund I, L.P.,” in the full amount of the undersigned’s subscription accompanies the Subscription Agreement and Power of Attorney Signature Page or payment has been transmitted by bank wire transfer to Mellon Bank, Pittsburgh, Pennsylvania, ABA Routing No. 043000261, for credit to The Price Fund I, L.P.; Account No. 011-3961. Subscriptions must be received at least 7 business days prior to month end as described in the Prospectus. The General Partner, in its sole and absolute discretion, may accept or reject this subscription in whole or in part. If this subscription is rejected, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. All Units are offered subject to prior sale.

2. Subscription and Execution.    If this subscription is accepted, I/we agree to contribute my/our subscription to the Partnership and to be bound by the terms of the Partnership’s Limited Partnership Agreement, attached as Exhibit A to the Prospectus. I/we agree to reimburse the Partnership and Price Asset Management, Inc. (the “General Partner”) for any expense or loss incurred as a result of the cancellation of my/our Units due to my/our failure to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, I/we shall be deemed to have executed the Limited Partnership Agreement.

3. Representations and Warranties of Subscriber.    I/We have received the Prospectus at least five (5) business days prior to the date of execution hereof. By submitting this Subscription Agreement and Power of Attorney I/we am/are making the representations and warranties set forth in “Exhibit B—Subscription Representations and Warranties” contained in the prospectus, including, without limitation, those representations and warranties relating to my/our net worth and annual income set forth therein.

4. Power of Attorney.    In connection with my/our acceptance of an interest in the Partnership, I/we do hereby irrevocably constitute and appoint the General Partner, its successors and assigns, as my/our true and lawful Attorney-in-Fact, with full power of substitution, in my/our name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, a copy of which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of such Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my/our subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me/us of an assignment of the whole or any portion of my/our interest in the Partnership.

5. Governing Law.    This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

C-1

READ AND COMPLETE REVERSE SIDE

Exhibit C

Signature Page

IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

Price Fund I, L.P.: INVESTOR INFORMATION

Subscription Agreement and Power of Attorney

1)	CHECK ONE ☐ INITIAL INVESTMENT ☐ ADDITIONAL INVESTMENT

Subscription Amount: $

(minimum $5,000 initial investment; $1,000 additional investment)

2)	Method of payment ☐ CHECK ☐ WIRE (Payable to: Price Fund I, L.P. )	☐ IF PAYMENT IS MADE FROM INVESTOR SECURITY ACCOUNT, ENTER THE BROKERAGE ACCOUNT NUMBER

ALL DOCUMENTS MUST BE ACCOMPANIED BY A STATE ISSUED PICTURE ID OR DRIVERS LICENSE

3)	Investor Tax Type (check one)

☐ Individual Ownership	☐ Revocable Trust/Grantor*
☐ Tenants in Common	☐ UGMA/UTM (Minor)
☐ Joint Tenants w/ Rights of Survivorship (JTWROS)	☐ Profit Sharing/Pension Plan*
☐ Community Property	☐ Defined Benefit Plan*
☐ Corporation*	☐ SEP ☐ IRA ☐ IRA ROLLOVER
☐ Partnership*	☐ Other (please specify)
☐ Limited Liability Company*

Account Ownership Information	(*APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION)

4A) Name & Address Primary Account Owner/Custodian/Trustee/Executor ☐ MR ☐ MRS ☐ MISS ☐ MS ☐ MR & MRS ☐ CUSTODIAN		4B) Name & Address Joint Owner/Trustee/Additional Executors/Other Fiduciary ☐ MR ☐ MRS ☐ MISS ☐ MS ☐ MR & MRS ☐ OTHER
Social Security Number* / / Taxpayer Identification Number*	Date of Birth	Social Security Number / / Taxpayer Identification Number	Date of Birth
Business Phone	Home Phone	Business Phone	Home Phone
Signature		Signature (Joint Tenant or Custodian when Applicable)

☐  Check Box if you are subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code

5) ☐ DUPLICATE STATEMENTS TO:	NAME	ADDRESS

Executing and delivering this Subscription Agreement and Power of Attorney Shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

6)	FINANCIAL ADVISOR (IF APPLICABLE) MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the Units, as set forth in the Prospectus dated March 31, 2006 accompanying this Subscription Agreement. I have also informed the investor of the unlikelihood of a secondary public trading market developing in the Units.

I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Rule 2810.

X X	X X
Financial Advisor Signature Date	Office Manager Signature Date

Selling Firm	F.A. Name

F.A. Phone	F.A. Fax

F.A. Email Address

F.A. Address: Street (P.O. Box not acceptable) (for confirmations)	City	State Zip Code
*	The Social Security or Taxpayer Identification Number for the primary account owner will be used by the partnership for tax reporting purposes.

C-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee
NASD Filing Fee
Printing and engraving	$75,000
Legal fees and expenses, excluding Blue Sky legal fees	50,000
Accounting fees and expenses	35,000
Annual escrow agent fees	2,000
Blue Sky fees and expenses, including Blue Sky legal fees	25,000
Total	$187,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 14(b) of the partnership’s limited partnership agreement (a form of which is annexed to the prospectus as Exhibit B) provides for indemnification by the partnership of the general partner and its affiliates (as that term is defined in the limited partnership agreement) for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the partnership by the general partner that the general partner determined in good faith to be in the best interests of the partnership and that was not the result of misconduct or negligence.

Section 7 of the selling group manager agreement with Uhlmann Price Securities, LLC provides for indemnification of the partnership, the general partner and its affiliates by Uhlmann Price Securities for any loss, claim, damage, liability, cost and expense incurred as a result of a breach by Uhlmann Price Securities of any of its representations or agreements in the selling group manager agreement, or as a result of misleading statements or material omissions in information provided by Uhlmann Price Securities for use in the registration statement or prospectus. That section also provides for the indemnification by the partnership of Uhlmann Price Securities and any selling agent appointed by Uhlmann Price Securities for any loss, claim, damage, liability, cost and expense incurred by Uhlmann Price Securities or the selling agent as a result of a breach by the partnership of any of its representations or agreements in the selling group manager agreement, or as a result of any other misleading statements or material omissions in the prospectus.

Section 12 of the customer agreement with Man Financial Inc provides for indemnification of Man Financial and its affiliates for liabilities, losses, damages, costs, or expenses for activities undertaken by Man Financial for the partnership’s account or arising as a result of the Partnership’s breach of its representations, warranties or obligations under the customer agreement.

Section 12 of the advisory agreement between the partnership and each of its trading advisors provides for indemnification of the partnership, general partner and their affiliates by the trading advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of a breach of any agreement or representation by the trading advisor in the advisory agreement relating to the offering of the units, or as a result of misleading statements or material omissions in information provided by the trading advisor for use in the registration statement or prospectus. That section also provides for the indemnification of the trading advisor by the partnership for any loss, claim, damage, liability, cost and expense incurred by the trading advisor as a result of a breach by the partnership of any of its representations or agreements in the advisory agreement relating to the offering, or as a result of any other misleading statements or material omissions in the prospectus.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

(a) Exhibits

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
1.01	Form of Amended Selling Group Manager Agreement among the Registrant, Price Asset Management, Inc. and Uhlmann Price Securities, LLC.*

1.02	Form of Amended Selected Selling Agent Agreement between Uhlmann Price Securities, LLC and selling agents.*

1.03	Form of Limited Partnership Agreement of the Registrant (included as Exhibit A to the prospectus).

1.04a	Opinion of Henderson & Lyman to the Registrant regarding the legality of units (including consent).*

1.04b	Opinion of Henderson & Lyman to the Registrant regarding certain federal income tax matters (including consent).*

1.05	Advisory Agreement, dated January 27, 2006 between Abraham Trading Co. and the Registrant.*

1.06	Advisory Agreement, dated as of January 27, 2006 between Brandywine Asset Management, Inc. and the Registrant.*

1.07	Advisory Agreement, dated as of January 17, 2003 between Clarke Capital Management, Inc. and the Registrant.*

1.08	Advisory Agreement, dated as of January 27, 2006 between NuWave Investment Corp. and the Registrant.*

1.09	Advisory Agreement, dated as of September 10, 2002 between Landmark Asset Management Corporation and the Registrant.*

1.10	Advisory Agreement, dated as of April 11, 2005 between Marathon Capital Growth Partners LLC and the Registrant.*

1.11	Advisory Agreement, dated as of January 17, 2003 between Smith Point Investments, Ltd. and the Registrant.*

1.12	Advisory Agreement, dated as of January 30, 2006 between Ascendia Capital Management LLC and the Registrant.*

1.13	Advisory Agreement, dated as of January 27, 2006 between Rohrs & Company LLC and the Registrant.*

1.14	Customer Agreement, dated as of October 1, 2001 between the Registrant and Man Financial Inc.*

1.15	Interest Memo, dated as of November 21, 2001, between Price Asset Management, Inc. and Man Financial Inc.*

1.16	Expense Agreement, dated as of May 9, 2001, between the Registrant and The Price Futures Group, Inc.*

1.17	Form of Subscription Representations and Warranties to be executed by each purchaser of units (included as Exhibit B to the prospectus).

1.18	Form of Subscription Agreement and Power of Attorney to be executed by each purchaser of units (included as Exhibit C to the prospectus).

23a.	Consent of Independent Registered Public Accounting Firm for the Registrant.*

23b.	Consent of Independent Registered Public Accounting Firm for Price Asset Management, Inc.*

*	Filed previously

(b) Financial Statements

Included in the Prospectus:

The Price Fund I, L.P.

Report of Independent Registered Public Accounting Firm

Statements of Financial Condition

Schedules of Investments

Statements of Operations

Statements of Changes in Partners’ Capital

Notes to the Financial Statements

Price Asset Management, Inc.

Report of Independent Registered Public Accounting Firm

Statement of Financial Condition

Notes to the Statement of Financial Condition

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “calculation of Registration Fee” table in the effective registration statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) To file a post-effective amendment to the registration statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout any continuous offering and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus as part of the Registration Statement in reliance upon Rule 430A and contained in a prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(7) Pursuant to Item 512(a) (5) (ii) of Regulation S-K, insofar as the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois, on the 5th day of April, 2006.

THE PRICE FUND I, L.P.

By:	PRICE ASSET MANAGEMENT, INC.
General Partner

By:	/S/ WALTER THOMAS PRICE III
Walter Thomas Price III, President,
Chairman, Chief Executive Officer,
Secretary and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ WALTER THOMAS PRICE III	President, Chairman, Chief Executive Officer, Secretary and Sole Director	April 5, 2006

/S/ ALLEN GOODMAN	Chief Financial and Principal Accounting Officer of General Partner	April 5, 2006